PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 23, 1999)

                                  $211,826,000
                                 (APPROXIMATE)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                    ASSET-BACKED CERTIFICATES, SERIES 1999-2
     DISTRIBUTIONS ARE PAYABLE ON THE 25TH DAY OF EACH MONTH, COMMENCING IN
                                 OCTOBER 1999.

                            ------------------------

               The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                                               ORIGINAL                                           ORIGINAL
                                              CERTIFICATE                                        CERTIFICATE
                                               PRINCIPAL    PASS-THROUGH                          PRINCIPAL       PASS-THROUGH
                                                BALANCE       RATE                               BALANCE(1)           RATE
CONSIDER CAREFULLY       Class AF-1           $80,584,000      7.68%        Class AV-1           $49,598,000       Adjustable
THE RISK FACTORS         Class AF-2           $30,000,000      7.91%        Class AV-2           $12,258,000       Adjustable
BEGINNING ON             Class MF-1           $ 7,417,000      8.22%        Class MV-1           $ 6,426,000       Adjustable
PAGE S-10 IN THIS        Class MF-2           $ 6,743,000      8.50%        Class MV-2           $ 5,021,000       Adjustable
PROSPECTUS               Class BF             $ 7,754,000      8.50%        Class BV             $ 6,025,000       Adjustable
SUPPLEMENT AND ON
PAGE 15 IN THE
PROSPECTUS.

The certificates
represent
obligations of the
trust only and do
not represent an
interest in or
obligation of Bear
Stearns Asset
Backed Securities,
Inc., EMC Mortgage
Corporation or any
of their
affiliates.

This prospectus
supplement may be
used to offer and
sell the offered
certificates only
if accompanied by
the prospectus.


The pass-through rates for the offered fixed rate certificates will be subject to increase after the related optional termination date and to an interest rate cap as described in this prospectus supplement under 'Description of the Certificates -- Distributions -- Distributions of Interest.'

The pass-through rates for the offered adjustable rate certificates will adjust monthly, will be subject to increase after the related optional termination date, and will be subject to an interest rate cap, in each case as described in this prospectus supplement under 'Description of the Certificates -- Distributions -- Distributions of Interest.'

THE CERTIFICATES

    The certificates represent interests in a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties, as described in this prospectus supplement.

    The Class MF-1, Class MF-2, Class BF, Class MV-1, Class MV-2 and Class BV certificates, which classes are sometimes called 'subordinated certificates,' are subordinated to the other classes of offered certificates in the related certificate group (which other classes of offered certificates are sometimes called 'senior certificates'). Subordination provides a form of credit enhancement for the senior certificates. In addition, among the subordinated certificates, certificates with lower priority are subordinated to classes with higher priority as described in this prospectus supplement.

    Delinquencies and losses realized upon liquidation of mortgage loans in the pool may adversely affect the yield to investors in the certificates, and the investors in the subordinated certificates in particular.

OPTIONAL TERMINATION

    The master servicer will have the option to purchase the assets of a loan group on any distribution date on which the principal balance of the related mortgage loans and any related foreclosed real estate owned by the trust fund as of such date has declined to or below 10% of the principal balance of those mortgage loans as of September 1, 1999.

    If the trust fund includes foreclosed real estate owned by the trust fund, then the proceeds from the exercise of the right of optional termination may not be sufficient to pay certificateholders what they would otherwise be entitled to be paid.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We expect that the offered certificates will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company, Cedelbank and the Euroclear System on or about October 19, 1999. The offered certificates will be offered in Europe and the United States of America.

                            BEAR, STEARNS & CO. INC.

October 15, 1999

                               TABLE OF CONTENTS

        PROSPECTUS SUPPLEMENT
                                        PAGE
                                       ------

Summary..............................     S-4
Risk Factors.........................    S-10
The Mortgage Pool....................    S-17
Servicing of the Mortgage Loans......    S-37
Description of the Certificates......    S-43
Yield, Prepayment and Maturity
  Considerations.....................    S-60
Use of Proceeds......................    S-70
Federal Income Tax Consequences......    S-70
State Taxes..........................    S-72
ERISA Considerations.................    S-72
Method of Distribution...............    S-75
Legal Matters........................    S-75
Ratings..............................    S-75
Index of Defined Terms...............    S-76
Annex I: Global Clearance, Settlement
  and Tax Documentation Procedures...     A-1

             PROSPECTUS


Prospectus Supplement................       3
Reports to Holders...................       3
Available Information................       3
Incorporation of Certain Documents by
  Reference..........................       4
Summary of Terms.....................       5
Risk Factors.........................      15
Description of the Securities........      18
The Trust Funds......................      21
Enhancement..........................      27
Servicing of Loans...................      29
The Agreements.......................      35
Certain Legal Aspects of Loans.......      42
The Depositor........................      50
Use of Proceeds......................      50
Certain Federal Income Tax
  Considerations.....................      50
State Tax Considerations.............      71
ERISA Considerations.................      71
Legal Investment.....................      74
Plan of Distribution.................      74
Legal Matters........................      74
Glossary of Terms....................      75

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                            ------------------------
     We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption 'Index of Defined Terms' beginning on page S-76 in this prospectus supplement. You can find a listing of the pages where certain capitalized terms used in the accompanying prospectus are defined under the caption 'Glossary of Terms' beginning on page 75 in the accompanying prospectus. Any capitalized terms that are used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                                    SUMMARY

  THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

  CERTAIN STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS
  AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS 'MAY,' 'WILL,' 'SHOULD,' 'EXPECTS,' 'BELIEVES,' 'ANTICIPATES,' 'ESTIMATES,' OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

THE CERTIFICATES

Asset-Backed Certificates, Series 1999-2, represent an undivided beneficial ownership interest in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

See 'Description of the Certificates -- General' in this prospectus supplement.

ORIGINATORS

ContiMortgage Corporation, with respect to approximately 69.17% of the mortgage loans, Amresco Residential Mortgage Corporation, with respect to approximately 20.92% of the mortgage loans, and 5 other originators, with respect to approximately 9.91% of the mortgage loans.

DEPOSITOR

Bear Stearns Asset Backed Securities, Inc., a Delaware corporation and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

See 'The Depositor' in the prospectus.

SELLER AND MASTER SERVICER

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and Bear, Stearns & Co. Inc.

See 'Servicing of the Mortgage Loans' in this prospectus supplement.

TRUSTEE

Bankers Trust Company of California, N.A., a national banking association.

See 'Description of the Certificates -- The Trustee' in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the seller, the master servicer, the depositor and the trustee, under which the trust fund will be formed.

CUT-OFF DATE

The opening of business on September 1, 1999.

CLOSING DATE

On or about October 19, 1999.

THE MORTGAGE LOANS

The aggregate principal balance of the mortgage loans as of the cut-off date is $215,191,726.08. The mortgage loans will be divided into two separate groups based on whether the interest rate on the related mortgage loans is fixed or adjustable. Each group of mortgage loans is referred to as a 'loan group.' The fixed rate loan group will consist solely of fixed rate mortgage loans that are secured by first and second liens on mortgaged properties. The adjustable rate loan group will consist solely of adjustable rate mortgage loans that are secured by first liens on mortgaged properties. The adjustable rate mortgage loans will be allocated to one of two subgroups of the adjustable rate loan group based on whether or not the principal balance conforms to the requirements of Freddie Mac and Fannie Mae.

FIXED RATE LOAN GROUP

The following table summarizes the characteristics of the mortgage loans in the fixed rate loan group as of the cut-off date:

Number of Mortgage Loans.....                     1,848
Aggregate Principal
  Balance....................           $134,858,778.35
Average Principal Balance....                $72,975.53
Range of Principal
  Balances...................  $9,725.83 to $464,684.20
Range of Mortgage Rates......         6.625% to 16.590%
Weighted Average Mortgage
  Rate.......................                    9.764%
Weighted Average Combined
  Loan-to-Value Ratio........                    80.35%
Weighted Average Scheduled
  Remaining Term
  to Maturity................                275 months
Range of Scheduled Remaining
  Term to Maturity...........   55 months to 359 months
Type of Mortgaged Properties
    Single-family detached
      dwellings..............                    85.62%
    Planned unit
      developments...........                     3.56%
    2-4 family dwellings.....                     5.26%
    Condominiums.............                     1.98%
    Manufactured housing
      (treated as real
      property)..............                     3.57%
Owner-occupied...............                    94.22%
First liens..................                    95.24%
Second liens.................                     4.76%
State Concentrations
    Michigan.................                     9.37%
    Ohio.....................                     9.07%
    Pennsylvania.............                     9.03%
Balloon loans................                    29.04%
30+ days delinquent..........                    10.35%

ADJUSTABLE RATE LOAN GROUP

The following table summarizes the characteristics of the mortgage loans in both subgroups of the adjustable rate loan group as of the cut-off date:

Number of Mortgage Loans.....                       693
Aggregate Principal
  Balance....................            $80,332,947.73
Average Principal Balance....               $115,920.56
Range of Principal
  Balances................... $19,441.88 to $577,632.50
Mortgage Interest Rates
    Current Weighted Average
      Mortgage Rate..........                    9.852%
    Range of Current Mortgage
      Rates..................         5.500% to 13.750%
    Weighted Average Maximum
      Mortgage Rate..........                   16.334%
    Range of Maximum Mortgage
      Rates..................          12.50% to 20.75%
    Weighted Average Minimum
      Mortgage Rate..........                    9.716%
    Range of Minimum Mortgage
      Rates..................         0.500% to 13.750%
Weighted Average
  Loan-to-Value Ratio........                    81.19%
Weighted Average Scheduled
  Remaining Term
  to Maturity................                353 months
Range of Scheduled Remaining
  Term to Maturity...........  334 months to 359 months
Type of Mortgaged Properties
    Single-family detached
      dwellings..............                    82.10%
    Planned unit
      developments...........                     7.39%
    Condominiums.............                     2.66%
    2-4 family dwellings.....                     5.08%
    Manufactured housing
      (treated as real
      property)..............                     2.77%
Owner-occupied...............                    94.01%
First liens..................                      100%
State Concentrations
    California...............                    28.63%
30+ days delinquent..........                    11.36%

The following table summarizes the characteristics of the mortgage loans in the conforming balance subgroup of the adjustable rate loan group as of the cut-off date:

Number of Mortgage Loans.....                       644
Aggregate Principal
  Balance....................            $64,413,997.43
Average Principal Balance....               $100,021.74
Range of Principal
  Balances................... $19,441.88 to $287,720.45
Mortgage Interest Rates
    Current Weighted Average
      Mortgage Rate..........                    9.947%
    Range of Current Mortgage
      Rates..................         5.500% to 13.750%
    Weighted Average Maximum
      Mortgage Rate..........                   16.428%
    Range of Maximum Mortgage
      Rates..................        12.500% to 20.750%
    Weighted Average Minimum
      Mortgage Rate..........                    9.837%
    Range of Minimum Mortgage
      Rates..................         0.500% to 13.750%
Weighted Average
  Loan-to-Value Ratio........                    82.04%
Weighted Average Scheduled
  Remaining Term
  to Maturity................                353 months
Range of Scheduled Remaining
  Term to Maturity...........  334 months to 359 months
Type of Mortgaged Properties
    Single-family detached
      dwellings..............                    82.37%
    Planned unit
      developments...........                     4.52%
    Condominiums.............                     3.32%
    2-4 family dwellings.....                     6.33%
    Manufactured housing
      (treated as real
      property)..............                     3.46%
Owner-occupied...............                    93.13%
First liens..................                      100%
State Concentrations
    California...............                    22.69%
30+ days delinquent..........                    13.18%

The following table summarizes the characteristics of the mortgage loans in the non-conforming balance subgroup of the adjustable rate loan group as of the cut-off date:

Number of Mortgage Loans....                          49
Aggregate Principal
  Balance...................              $15,918,950.30
Average Principal Balance...                 $324,876.54
Range of Principal
  Balances..................  $241,250.02 to $577,632.50
Mortgage Interest Rates
    Current Weighted Average
      Mortgage Rate.........                      9.469%
    Range of Current
      Mortgage Rates........           6.750% to 12.450%
    Weighted Average Maximum
      Mortgage Rate.........                     15.952%
    Range of Maximum
      Mortgage Rates........          12.750% to 18.450%

    Weighted Average Minimum
      Mortgage Rate.........                      9.228%
    Range of Minimum
      Mortgage Rates........           5.250% to 12.450%
Weighted Average
  Loan-to-Value Ratio.......                      77.74%
Weighted Average Scheduled
  Remaining Term
  to Maturity...............                  351 months
Range of Scheduled Remaining
  Term to Maturity..........    343 months to 356 months
Type of Mortgaged Properties
    Single-family detached
      dwellings.............                      80.99%
    Planned unit
      developments..........                      19.01%
Owner-occupied..............                      97.56%
First liens.................                        100%
State Concentrations........
    California..............                      52.62%
30+ days delinquent.........                       4.00%

As described in this prospectus supplement under 'The Mortgage Pool,' the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described herein.

Approximately 93.39% of the mortgage loans in the adjustable rate loan group are mortgage loans that initially have a fixed rate of interest for two, three or five years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan.

See 'The Mortgage Pool' in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

GENERAL

The certificates are being issued in two certificate groups. The certificates listed below under the column entitled 'offered fixed rate certificates' will represent interests in the fixed rate loan group. The certificates listed below under the column entitled 'offered adjustable rate certificates' will represent interests in the adjustable rate loan group.

The trust will also issue the Class PF, Class PV, Class BF-IO and Class BV-IO Certificates and a class of residual certificates designated as the Class R Certificates, none of which are offered by this prospectus supplement.

The last scheduled distribution dates for the offered certificates are as follows:

                                             LAST SCHEDULED
                                              DISTRIBUTION
               CLASS                              DATE
               -----                              ----
Offered Fixed Rate Certificates
 Class AF-1.........................         October 25, 2029
 Class AF-2.........................         October 25, 2029
 Class MF-1.........................         October 25, 2029
 Class MF-2.........................         October 25, 2029
 Class BF...........................         October 25, 2029
Offered Adjustable Rate Certificates
 Class AV-1.........................         October 25, 2029
 Class AV-2.........................         October 25, 2029
 Class MV-1.........................         October 25, 2029
 Class MV-2.........................         October 25, 2029
 Class BV...........................         October 25, 2029

RECORD DATE

For each class of the offered fixed rate certificates and the first distribution date, the closing date and for any distribution date thereafter for the offered fixed rate certificates, the last business day of the month preceding the month of a distribution date. For each class of the offered adjustable rate certificates, as long as they are in book-entry form, the business day preceding the applicable distribution date.

DENOMINATIONS

$25,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF CERTIFICATES

The certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Cedelbank or the Euroclear System, in Europe.

See 'Description of Certificates -- Book-Entry Certificates' in this prospectus supplement.

PASS-THROUGH RATES

The pass-through rates for the offered fixed rate certificates are the respective per annum fixed rates as set forth and described on the cover of this prospectus supplement. On any distribution date, the pass-through rates for the offered fixed rate certificates will be subject to an interest rate cap equal to the weighted average of the adjusted net mortgage rates on the fixed rate mortgage loans. This interest rate cap is called the 'fixed net rate cap.'

The pass-through rates for the offered adjustable rate certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each class of offered adjustable rate certificates will be equal to the least of:

  LIBOR plus the pass-through margin for that class,

  15.82% per annum, and

  a maximum per annum rate referred to as the 'adjustable rate available funds cap,' calculated as described under 'Description of the

Certificates -- Distributions -- Distributions of Interest' in this prospectus supplement.

See 'Description of the Certificates -- Distributions -- Distributions of Interest' and ' -- Calculation of One-Month LIBOR' in this prospectus supplement.

If on any distribution date, the pass-through rate for a class of offered fixed rate certificates is based on the fixed net rate cap, or the pass-through rate for a class of offered adjustable rate certificates is based on the adjustable rate available funds cap, the holders of those certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate for that class not been calculated based on the fixed net rate cap or the adjustable rate available funds cap, as applicable. The amount by which the interest payment on the offered adjustable rate certificates has been reduced by operation of the adjustable rate available funds cap will be paid on future distribution dates to the extent that money is available to make those payments.

See 'Description of the Certificates -- Distributions' in this prospectus supplement.

DISTRIBUTION DATES

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in October 1999 to the appropriate holders of record. If the 25th day of a month is not a business day, then the distributions will be made on the next business day after the 25th day of the month.

INTEREST PAYMENTS

On each distribution date holders of the offered certificates will be entitled to receive:

  the interest that has accrued on such certificates at the related pass-through rate during the related accrual period, and any interest due on a prior distribution date that was not paid.

The 'accrual period' for the fixed rate certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs. The 'accrual period' for the adjustable rate certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the fixed rate certificates will be based on a 360-day year that consists of twelve 30-day months. Calculations of interest on the adjustable rate certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

There are certain circumstances that could reduce the amount of interest paid to you.

See 'Description of the Certificates -- Distributions -- Distributions of Interest' in this prospectus supplement.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions:

  will generally include principal payments on the mortgage loans in the related loan group or subgroup, as applicable, and until certain overcollateralization levels have been reached, will include excess interest payments on the mortgage loans.

You should review the priority of payments described under 'Description of the Certificates -- Distributions' in this prospectus supplement.

See 'Description of the Certificates -- Distributions' and
' -- Overcollateralization and Crosscollateralization Provisions' in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancements provide limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

SUBORDINATION

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. Among the fixed rate certificates, the Class AF-1 and Class AF-2 Certificates constitute the 'senior certificates,' and the Class MF-1, Class MF-2, Class BF and Class BF-IO Certificates constitute the 'subordinated certificates.' Among the adjustable rate certificates, the Class AV-1 and Class AV-2 Certificates constitute the 'senior certificates,' and the Class MV-1, Class MV-2, Class BV and Class BV-IO Certificates constitute the 'subordinated certificates.'

The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. Within the classes of subordinated certificates of a certificate group, certificates that have a class M-1 designation will have payment priority over certificates of the same certificate group that have a class M-2 designation and any class B designation;

  certificates that have a class M-2 designation will have payment priority over certificates of the same certificate group that have any class B designation; and

  the Class BF and Class BV Certificates will have payment priority over the Class BF-IO and Class BV-IO Certificates, respectively.

Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses among subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. Realized losses would then be allocated to the next most junior class of subordinated certificates, until the principal balance of each class of subordinated certificates was reduced to zero. Realized losses will not be applied to the senior certificates.

See 'Description of the Certificates -- Distributions' in this prospectus supplement.

OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION

Each group of mortgage loans is expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate of the mortgage loans in each loan group is expected to be higher than the weighted average pass-through rate on the related certificates. Any interest payments received in respect of the mortgage loans of a loan group in excess of the amount that is needed to pay interest on the certificates of the related certificate group and related trust fund expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, the aggregate principal balance of the mortgage loans in each loan group exceed the aggregate principal balance of the certificates in the related certificate group by approximately 1.75% in the case of the fixed rate loan group and 1.25% in the case of the adjustable rate loan group.

In addition, the principal payment rules require that, under certain circumstances, excess interest generated by one loan group be used to cover shortfalls and to create overcollateralization with respect to the other loan group; this is called 'cross-collateralization.'

See 'Description of the Certificates -- Overcollateralization and
Cross-Collateralization Provisions' in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the master servicer fails to make any such advances, the trustee may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See 'Servicing of the Mortgage Loans' in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets in a loan group after the principal balance of the related mortgage loans and any related foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans in such loan group as of September 1, 1999. Such a purchase by the master servicer will result in the early retirement of all certificates in the related certificate group.

See 'Description of the Certificates -- Optional Termination' in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The certificates offered by this prospectus supplement and the Class PF, Class PV, Class BF-IO and Class BV-IO Certificates will represent beneficial ownership of REMIC 'regular interests' in the upper tier REMIC identified in the pooling and servicing agreement.

The residual certificates will represent the beneficial ownership of the sole class of 'residual interest' in each REMIC. Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

The adjustable rate certificates will also represent the beneficial interest in the right to receive payments from the adjustable rate carryover reserve fund under the pooling and servicing agreement.

See 'Federal Income Tax Consequences' in this prospectus supplement and 'Certain Federal Income Tax Considerations' in the prospectus for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

None of the classes of offered certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See 'Legal Investment' in the prospectus.

ERISA CONSIDERATIONS

The Class AF-1, Class AF-2, Class AV-1 and Class AV-2 Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

RATINGS

The classes of certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody's Investors Service, Inc. and Fitch IBCA, Inc.

         Moody's   Fitch
 Class    Rating   Rating
 -----    ------   ------
AF-1       Aaa      AAA
AF-2       Aaa      AAA
AV-1       Aaa      AAA
AV-2       Aaa      AAA
MF-1       Aa2       AA
MV-1       Aa2       AA
MF-2        A2       A
MV-2        A2       A
BF         Baa3    BBB -
BV         Baa3    BBB -

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See 'Ratings' in this prospectus supplement and 'Risk Factors -- Ratings are not Recommendations' in the prospectus.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE SENIOR
CERTIFICATES                                When certain classes of certificates provide credit
                                            enhancement for other classes of certificates it is
                                            sometimes referred to as 'subordination.' For purposes
                                            of this prospectus supplement, 'related subordinated
                                            classes' means:

                                              with respect to the senior certificates of a
                                              certificate group, the certificates of the same
                                              certificate group that have a Class M or Class B
                                              designation,

                                              with respect to the certificates that have a
                                              Class M-1 designation, the certificates of the same
                                              certificate group that have a Class M-2 designation
                                              or any Class B designation,

                                              with respect to the certificates that have a Class M-2
                                              designation, the certificates of the same certificate
                                              group that have any Class B designation; and

                                              with respect to the Class BF and Class BV Certificates,
                                              the Class BF-IO and Class BV-IO Certificates,
                                              respectively.

                                            Credit enhancement will be provided for the
                                            certificates, first, by the right of the holders of the
                                            certificates to receive certain payments of principal
                                            prior to the related subordinated classes and, second,
                                            by the allocation of realized losses to the related
                                            subordinated classes. This form of credit enhancement is
                                            provided by using collections on the mortgage loans
                                            otherwise payable to the holders of the related
                                            subordinated classes to pay amounts due on the more
                                            senior classes. Such collections are the sole source of
                                            funds from which such credit enhancement is provided.
                                            Realized losses are allocated to the subordinated
                                            certificates, beginning with the subordinated
                                            certificates with the lowest payment priority, until the
                                            principal amount of that subordinated class has been
                                            reduced to zero. This means that with respect to the
                                            certificates offered by this prospectus supplement,
                                            realized losses on the mortgage loans of a particular
                                            loan group would first be allocated to the Class BF or
                                            Class BV Certificates, as applicable, until the
                                            principal balance of such Class BF or Class BV
                                            Certificates was reduced to zero. Subsequent realized
                                            losses would be allocated to the next most junior class
                                            of subordinated certificates, until the principal
                                            balance of that class of subordinated certificates was
                                            reduced to zero. Accordingly, if the aggregate principal
                                            balance of the related subordinated classes were to be
                                            reduced to zero, delinquencies and defaults on the
                                            mortgage loans would reduce the amount of funds
                                            available for monthly distributions to holders of the
                                            remaining certificates.

                                            You should fully consider the risks of investing in a
                                            subordinated certificate, including the risk that you
                                            may not fully recover your initial investment as a
                                            result of realized losses.

                                            See 'Description of the Certificates' in this prospectus
                                            supplement.

CREDIT ENHANCEMENT MAY BE INADEQUATE TO
COVER LOSSES                                Each group of mortgage loans is expected to generate
                                            more interest than is needed to pay interest on the
                                            related classes of certificates because the weighted
                                            average interest rate on the related mortgage loans is
                                            expected to be higher than the weighted average
                                            pass-through rate on the related classes of
                                            certificates. If the related mortgage loans generate
                                            more interest than is needed to pay interest on the
                                            related certificates and trust fund expenses, such
                                            'excess interest' will be used to make additional
                                            principal payments on the related certificates, which
                                            will reduce the total principal balance of those
                                            certificates below the aggregate principal balance of
                                            the related mortgage loans, thereby creating
                                            'overcollateralization.' Overcollateralization is
                                            intended to provide limited protection to
                                            certificateholders by absorbing the related
                                            certificates' share of losses from liquidated mortgage
                                            loans. However, we cannot assure you that enough excess
                                            interest will be generated on the mortgage loans of
                                            either loan group to establish or maintain the required
                                            levels of overcollateralization for the related
                                            certificate group.

                                            The excess interest available on any distribution date
                                            will be affected by the actual amount of interest
                                            received, advanced or recovered in respect of the
                                            mortgage loans during the preceding month. Such amount
                                            will be influenced by changes in the weighted average of
                                            the mortgage rates resulting from prepayments and
                                            liquidations of the related mortgage loans as well as
                                            from adjustments of the mortgage rates on adjustable
                                            rate mortgage loans. Because the index used to determine
                                            the mortgage rates on the adjustable rate mortgage loans
                                            is different from the index used to determine the
                                            pass-through rates on the offered adjustable rate
                                            certificates, it is possible that the pass-through rates
                                            on those certificates may be higher than the interest
                                            rates on the related mortgage loans. In that event, it
                                            may be necessary to apply all or a portion of the
                                            available interest collections to make required payments
                                            of interest on the offered adjustable rate certificates.
                                            As a result, excess interest may be unavailable for any
                                            other purpose.

                                            If the protection afforded by overcollateralization and
                                            cross-collateralization is insufficient, then you could
                                            experience a loss on your investment.

ADJUSTMENTS OF THE MORTGAGE RATES MAY
LIMIT THE PASS-THROUGH RATES ON THE
ADJUSTABLE RATE CERTIFICATES                The pass-through rate on each class of offered
                                            adjustable rate certificates adjusts monthly and is
                                            generally based on one-month LIBOR. The mortgage rates
                                            on the adjustable rate mortgage loans adjust
                                            semi-annually based on six-month LIBOR. In addition, a
                                            substantial majority of the adjustable rate mortgage
                                            loans do not have their first adjustment dates for two,
                                            three or five years after origination. Because six-month
                                            LIBOR may respond to different economic and market
                                            factors than one-month LIBOR, there is not necessarily a
                                            correlation in movement between those indices. For
                                            example, it is possible

                                            that the interest rates on some mortgage loans may
                                            decline while the pass-through rates on the related
                                            certificates are stable or rising. In addition, although
                                            it is possible that both the mortgage rates and
                                            certificate pass-through rates may decline or increase
                                            during the same period, because of the difference
                                            between interest rate adjustment periods and
                                            pass-through rate adjustment periods, mortgage rates may
                                            decline or increase more slowly than the related
                                            certificate pass-through rates.

                                            This absence of a correlation between movement in the
                                            mortgage rates and the certificate pass-through rates
                                            may reduce the interest payable on the adjustable rate
                                            certificates because of the imposition of a pass-through
                                            rate cap called the 'adjustable rate available funds
                                            cap.'

                                            If on any distribution date the pass-through rate for a
                                            class of offered adjustable rate certificates is based
                                            on the adjustable rate available funds cap, the holders
                                            of those certificates will receive a smaller amount of
                                            interest than they would have received on that
                                            distribution date had the pass-through rate for that
                                            class not been calculated based on the adjustable rate
                                            available funds cap. Although it is intended that the
                                            amount by which a certificateholder's interest payment
                                            has been reduced by operation of the adjustable rate
                                            available funds cap will be paid to that
                                            certificateholder on future distribution dates, we
                                            cannot assure you that excess funds will be available to
                                            make any such payments.
DEFAULTS ON SECOND LIEN MORTGAGE LOANS
COULD RESULT IN PAYMENT DELAYS OR LOSSES    Approximately 4.76% of the cut-off date principal
                                            balance of the mortgage loans in the fixed rate loan
                                            group will be secured by second mortgages on residential
                                            properties. In the case of liquidations, mortgage loans
                                            secured by second mortgages are entitled to proceeds
                                            that remain from the sale of the related mortgaged
                                            property after any related first lien mortgage loan and
                                            prior statutory liens have been repaid in full and any
                                            related foreclosure costs have been paid. If those
                                            proceeds are insufficient to satisfy the mortgage loans
                                            secured by second mortgages and prior liens and costs in
                                            the aggregate, the trust fund and, accordingly, holders
                                            of the offered fixed rate certificates will bear:

                                              the risk of delay in distributions while any deficiency
                                              judgment against the borrower is sought, and

                                              the risk of loss if the deficiency judgment cannot be
                                              obtained or is not realized upon.

                                            See 'Certain Legal Aspects of the Loans' in the
                                            prospectus.
BALLOON LOANS MAY HAVE HIGH RATES OF
DEFAULT                                     With respect to approximately 29.04% of the cut-off date
                                            principal balance of the mortgage loans in the fixed
                                            rate loan group, borrowers make monthly payments of
                                            principal that are less than sufficient to amortize
                                            those mortgage loans by their maturity. These loans are
                                            commonly called 'balloon loans.' As a result of these
                                            lower monthly payments, a borrower generally will be
                                            required to pay a large remaining principal balance upon

                                            the maturity of a balloon loan. The ability of a
                                            borrower to make that payment may depend on its ability
                                            to obtain refinancing of the balance due on the mortgage
                                            loan. In addition, an increase in prevailing market
                                            interest rates over the loan rate on the mortgage loan
                                            at origination may reduce the borrower's ability to
                                            obtain refinancing and to pay the principal balance of
                                            the mortgage loan at its maturity.
DEFAULTS COULD CAUSE PAYMENT DELAYS AND
LOSSES                                      There could be substantial delays in the liquidation of
                                            defaulted mortgage loans and corresponding delays in
                                            your receiving your portion of the proceeds of
                                            liquidation. These delays could last up to several
                                            years. Furthermore, an action to obtain a deficiency
                                            judgment is regulated by statutes and rules, and the
                                            amount of a deficiency judgment may be limited by law.
                                            In the event of a default by a borrower, these
                                            restrictions may impede the ability of the master
                                            servicer to foreclose on or to sell the mortgaged
                                            property or to obtain a deficiency judgment. In
                                            addition, liquidation expenses such as legal and
                                            appraisal fees, real estate taxes and maintenance and
                                            preservation expenses, will reduce the amount of
                                            security for the mortgage loans and, in turn, reduce the
                                            proceeds payable to certificateholders.

                                            In the event that:

                                              the mortgaged properties fail to provide adequate
                                              security for the related mortgage loans, and

                                              the protection provided by the subordination of certain
                                              classes and the availability of overcollateralization
                                              are insufficient to cover any shortfall,

                                            you could lose all or a portion of the money you paid
                                            for your certificates.
YOUR YIELD COULD BE ADVERSELY AFFECTED BY
THE UNPREDICTABILITY OF PREPAYMENTS         No one can accurately predict the level of prepayments
                                            that the trust fund will experience. The trust fund's
                                            prepayment experience may be affected by many factors,
                                            including:

                                              general economic conditions,

                                              the level of prevailing interest rates,

                                              the availability of alternative financing, and
                                              homeowner mobility.

                                            Substantially all of the mortgage loans contain
                                            due-on-sale provisions, and the master servicer intends
                                            to enforce those provisions unless doing so is not
                                            permitted by applicable law or the master servicer, in a
                                            manner consistent with reasonable commercial practice,
                                            permits the purchaser of the mortgaged property in
                                            question to assume the related mortgage loan. In
                                            addition approximately 74.22% of the mortgage loans by
                                            cut-off date principal balance impose a prepayment
                                            charge in connection with voluntary prepayments made
                                            within up to five years after origination.

                                            See 'The Mortgage Pool' and 'Yield, Prepayment and
                                            Maturity Considerations' in this prospectus supplement
                                            and 'Certain

                                            Legal Aspects of the Loans -- Due-on-Sale Clauses in
                                            Mortgage Loans' in the prospectus for a description of
                                            certain provisions of the mortgage loans that may affect
                                            the prepayment experience on the mortgage loans.

                                            The weighted average life of the certificates will be
                                            sensitive to the rate and timing of principal payments,
                                            including prepayments, on the mortgage loans, which may
                                            fluctuate significantly from time to time.

                                            You should note that:

                                             if you purchase your certificates at a discount and
                                             principal is repaid on the related mortgage loans slower
                                             than you anticipate, then your yield may be lower than
                                             you anticipate;

                                             if you purchase your certificates at a premium and
                                             principal is repaid on the related mortgage loans faster
                                             than you anticipate, then your yield may be lower than
                                             you anticipate;

                                             if you purchase an adjustable rate certificate, your
                                             yield will also be sensitive to the level of one-month
                                             LIBOR, the timing of adjustment of the pass-through
                                             rate on your certificate as it relates to the timing of
                                             adjustment of the interest rates on the adjustable rate
                                             mortgage loans, the level of the mortgage index and
                                             other limitations on the pass-through rate of your
                                             certificate, as described further in this prospectus
                                             supplement; and

                                             you bear the reinvestment risks resulting from a faster
                                             or slower rate of principal payments than you expected.

                                            See 'Yield, Prepayment and Maturity Considerations' in
                                            this prospectus supplement.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY
RESULT IN LOSSES                            Approximately 6.76% of the cut-off date principal
                                            balance of the mortgage loans in the fixed rate loan
                                            group and 2.38% of the cut-off date principal balance of
                                            the mortgage loans in the adjustable rate loan group are
                                            subject to the Home Ownership and Equity Protection Act
                                            of 1994, which amended the Truth in Lending Act as it
                                            applies to certain mortgages. This act requires some
                                            additional disclosures, specifies the timing of those
                                            disclosures and limits or prohibits inclusion of
                                            specific provisions in mortgages subject to the act, any
                                            violation of which could limit the ability of the
                                            servicer to collect on these mortgage loans.

                                            The act also provides that any purchaser or assignee of
                                            a mortgage covered by the act is subject to all of the
                                            claims and defenses which the borrower could assert
                                            against the original lender. The maximum damages that
                                            may be recovered under the act from an assignee is the
                                            remaining amount of indebtedness plus the total amount
                                            paid by the borrower in connection with the mortgage
                                            loan.

                                            The trust fund could be subject to all of the claims and
                                            defenses which the borrower could assert against the
                                            originator. Any violation of the act which would result
                                            in this type of liability would be a breach of the
                                            seller's representations and

                                            warranties and the seller would be obligated to cure or
                                            repurchase for the mortgage loan in question, which
                                            could accelerate the timing of principal distributions
                                            with respect to the related loan group and may thereby
                                            affect the yields and weighted average lives of your
                                            certificates. If the seller fails to cure or repurchase,
                                            you may suffer a loss.

A REDUCTION IN CERTIFICATE RATING COULD
HAVE AN ADVERSE EFFECT ON THE VALUE OF
YOUR CERTIFICATES                           The ratings of the certificates will depend primarily on
                                            an assessment by the rating agencies of the related
                                            mortgage loans, the amount of overcollateralization and
                                            the subordination afforded by certain classes of
                                            certificates. The rating by each of the rating agencies
                                            of the certificates is not a recommendation to purchase,
                                            hold or sell the certificates because that rating does
                                            not address the market price of the certificates or
                                            suitability for a particular investor.

                                            The rating agencies may suspend, reduce or withdraw the
                                            ratings on the certificates at any time. Any reduction
                                            in, or suspension or withdrawal of, the ratings assigned
                                            to the certificates would probably reduce the market
                                            value of the certificates and may affect your ability to
                                            sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR INSOLVENCY
OF CERTAIN PARTIES                          EMC Mortgage Corporation will treat its transfer of the
                                            mortgage loans to the depositor as a sale of the
                                            mortgage loans. However, if EMC Mortgage Corporation
                                            becomes bankrupt, the trustee in bankruptcy may argue
                                            that the mortgage loans were not sold but were only
                                            pledged to secure a loan to EMC Mortgage Corporation. If
                                            that argument is made, you could experience delays or
                                            reduction in payments on the certificates. If that
                                            argument is successful, the bankruptcy trustee could
                                            elect to sell the mortgage loans and pay down the
                                            certificates early. Thus, you could lose the right to
                                            future payments of interest, and might suffer
                                            reinvestment loss in a lower interest rate environment.

                                            In addition, if the master servicer becomes bankrupt, a
                                            bankruptcy trustee or receiver may have the power to
                                            prevent the trustee from appointing a successor master
                                            servicer. Any related delays in servicing could result
                                            in increased delinquencies or losses on the mortgage
                                            loans.
DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT ON
THE MORTGAGE LOANS DUE TO GEOGRAPHIC
CONCENTRATION OF MORTGAGED PROPERTIES       Approximately 9.37%, 9.07% and 9.03% of the fixed rate
                                            mortgage loans as of the cut-off date are secured by
                                            mortgaged properties that are located in the states of
                                            Michigan, Ohio and Pennsylvania, respectively.
                                            Approximately 28.63% of the adjustable rate mortgage
                                            loans as of the cut-off date are secured by mortgaged
                                            properties that are located in the State of California.
                                            Property in California may be more susceptible than
                                            homes located in other parts of the country to certain
                                            types of

                                            uninsurable hazards, such as earthquakes, floods,
                                            mudslides and other natural disasters. In addition,

                                             economic conditions in the specified states, which may
                                             or may not affect real property values, may affect the
                                             ability of borrowers to repay their loans on time;

                                             declines in the residential real estate market in the
                                             specified states may reduce the values of properties
                                             located in those states, which would result in an
                                             increase in the loan-to-value ratios; and

                                             any increase in the market value of properties located
                                             in the specified states would reduce the loan-to-value
                                             ratios and could, therefore, make alternative sources
                                             of financing available to the borrowers at lower
                                             interest rates, which could result in an increased rate
                                             of prepayment of the mortgage loans.
YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES                                The underwriter intends to make a secondary market in
                                            the offered certificates, but the underwriter has no
                                            obligation to do so. We cannot assure you that a
                                            secondary market will develop or, if it develops, that
                                            it will continue. Consequently, you may not be able to
                                            sell your certificates readily or at prices that will
                                            enable you to realize your desired yield. The market
                                            values of the certificates are likely to fluctuate, and
                                            such fluctuations may be significant and could result in
                                            significant losses to you.

                                            The secondary markets for asset backed securities have
                                            experienced periods of illiquidity and can be expected
                                            to do so in the future. Illiquidity can have a severely
                                            adverse effect on the prices of certificates that are
                                            especially sensitive to prepayment, credit or interest
                                            rate risk, or that have been structured to meet the
                                            investment requirements of limited categories of
                                            investors.
YOUR CERTIFICATES COULD BE ADVERSELY
AFFECTED BY THE ABSENCE OF YEAR 2000
COMPLIANCE                                  The master servicer has made and will continue to make
                                            investments to identify, modify or replace any computer
                                            systems that are not year 2000 compliant and to address
                                            other related issues associated with the change of the
                                            millennium. If computer problems arise out of a failure
                                            of those efforts to be completed on time, or if the
                                            computer systems of the master servicer or the trustee
                                            are not fully year 2000 compliant, the resulting
                                            disruptions in the collection or distribution of
                                            receipts on the mortgage loans could materially and
                                            adversely affect your certificates.

                               THE MORTGAGE POOL

GENERAL

     Information with respect to the conventional, sub-prime mortgage loans (the 'Mortgage Loans') expected to be included in the pool of mortgage loans (the 'Mortgage Pool') included in the trust fund (the 'Trust Fund') is set forth below. Prior to October 19, 1999 (the 'Closing Date'), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on (a) the aggregate principal balance of the related group of Mortgage Loans as of September 1, 1999 (such date, the 'Cut-off Date,' and such aggregate principal balance, a 'Cut-off Date Principal Balance'), or (b) the aggregate principal balance of all of the Mortgage Loans in the Mortgage Loans in the Mortgage Pool as of the Cut-off Date (the 'Cut-off Date Pool Principal Balance').

     All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the 'Mortgage Notes') secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the 'Mortgaged Properties') which are located in 48 states and the District of Columbia. Each Mortgage Loan in the Trust Fund will be assigned to one of two mortgage loan groups each of which constitutes a separate sub-trust ('Fixed Rate Loan Group' and 'Adjustable Rate Loan Group,' and each a 'Loan Group'), comprised of Mortgage Loans that bear interest at fixed rates, in the case of the Fixed Rate Loan Group (such Mortgage Loans, the 'Fixed Rate Mortgage Loans'), and adjustable rates, in the case of the Adjustable Rate Loan Group (such Mortgage Loans, the 'Adjustable Rate Mortgage Loans'). The Adjustable Rate Loan Group will be further divided into two subgroups (each a 'Subgroup'): 'Subgroup 1' will consist of Adjustable Rate Mortgage Loans with original principal balances conforming to the requirements of Freddie Mac and Fannie Mae; and 'Subgroup 2' will consist of Adjustable Rate Mortgage Loans with original principal balances that do not conform to those requirements.

     All of the Mortgage Loans to be included in the Trust Fund will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due as of a specified day of each month (each, a 'Due Date'). The Due Dates occur throughout the month. The Mortgage Loans to be included in the Trust Fund have been purchased either by Bear Stearns Mortgage Capital Corp. and sold in a privately negotiated transaction to EMC Mortgage Corporation or by EMC Mortgage Corporation directly in privately negotiated transactions from ContiMortgage Corporation ('Conti'), Amresco Residential Mortgage Corporation ('Amresco'), and 5 other originators. The Mortgage Loans were originated substantially in accordance with the underwriting criteria for subprime ('B&C') quality Mortgage Loans described herein under ' -- Underwriting Guidelines.' Subprime mortgage loans are generally mortgage loans made to borrowers with prior credit difficulties.

     Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ('Scheduled Payments') either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The Mortgage Notes generally provide for a grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 3.56%, 2.01%, 51.46%, 0.22% and 17.52% of the Mortgage Loans in the Fixed Rate Loan Group and approximately 1.39%, 44.55%, 20.94%, 0.00% and 6.40% of the Mortgage Loans in the Adjustable Rate Loan Group (by Cut-off Date Principal Balance) provide for the payment by the borrower of a prepayment charge on full prepayments typically made within one, two, three, four and five years, respectively, from the date of execution of the related Mortgage Note.

     The Cut-off Date Pool Principal Balance is $215,191,726.08, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Mortgage Loans to be transferred by the Depositor to the Trust Fund on the Closing Date will consist of 2,541 Mortgage Loans, of which approximately 62.67% are fixed rate mortgage loans and approximately 37.33% are adjustable rate mortgage loans.

     Adjustable Rate Mortgage Loans. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note (each such date, an 'Adjustment Date') to equal the sum, generally rounded to the nearest 0.125%, of (i) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Trustee, as holder of the related Mortgage Note, based on comparable information, in substantially all cases as most recently announced as of a date which is 30 or 45 days prior to such Adjustment Date (the 'Mortgage Index'), and (ii) a fixed percentage amount specified in the related Mortgage Note (the 'Gross Margin'); provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than 1.000% on any Adjustment Date (the 'Periodic Rate Cap'), with the exception of the initial Adjustment Date for certain of the 2/28 Mortgage Loans, 3/27 Mortgage Loans and 5/25 Mortgage Loans (each defined below), which are subject to a different initial Periodic Rate Cap, which is set forth in the Mortgage Note. Substantially all of the Mortgage Loans in the Adjustable Rate Loan Group were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index and the related Gross Margin. Approximately 78.18% of the Mortgage Loans in the Adjustable Rate Loan Group have fixed Mortgage Rates for approximately 24 months after origination thereof (the '2/28 Mortgage Loans'), approximately 15.03% of the Mortgage Loans in the Adjustable Rate Loan Group have fixed Mortgage Rates for approximately
36 months after origination thereof (the '3/27 Mortgage Loans') and approximately 0.18% of the Mortgage Loans in the Adjustable Rate Loan Group have fixed Mortgage Rates for approximately 60 months after origination thereof (the '5/25 Mortgage Loans'), in each case before becoming subject to the semi-annual adjustment described in the preceding sentences. Each of the Mortgage Loans in the Adjustable Rate Loan Group will provide that over the life of each such Mortgage Loan the Mortgage Rate will in no event be more than a specified rate (the 'Maximum Mortgage Rate') or less than a specified rate (the 'Minimum Mortgage Rate'), if any, set forth in the Mortgage Note. Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

     Loan-to-Value Ratio and Combined Loan-to-Value Ratio. The 'Loan-to-Value Ratio' of a Mortgage Loan is equal to (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related Mortgaged Property. The 'Combined Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of (1) the sum of (a) the original principal balance of the Mortgage Loan and (b) the outstanding principal balance at the date of origination of the Mortgage Loan of any senior mortgage loan(s) to (2) the Collateral Value of the related Mortgaged Property. The 'Collateral Value' of a Mortgaged Property is the lesser of
(x) the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and
(y) the sales price of that Mortgaged Property at the time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans.

MORTGAGE LOANS

     The following information sets forth in tabular format certain information, as of the Cut-off Date, about the Mortgage Loans. Other than with respect to rates of interest, percentages are approximate and are stated by Stated Principal Balance of the related Loan Group as of the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                             FIXED RATE LOAN GROUP

                       MORTGAGE RATES FOR THE
                       MORTGAGE LOANS IN THE
                      FIXED RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
         RANGE OF              NUMBER OF       BALANCE        LOAN
      MORTGAGE RATES        MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
 6.501% -  7.000%..........         7      $    752,769.68     0.56%
 7.001% -  7.500%..........        41         5,052,844.90     3.75
 7.501% -  8.000%..........       147        12,607,016.12     9.35
 8.001% -  8.500%..........       181        15,644,017.47    11.60
 8.501% -  9.000%..........       118        11,428,118.03     8.47
 9.001% -  9.500%..........       137        11,952,166.64     8.86
 9.501% - 10.000%..........       291        22,863,888.59    16.95
10.001% - 10.500%..........       256        18,659,443.13    13.84
10.501% - 11.000%..........       210        13,087,364.35     9.70
11.001% - 11.500%..........       155         8,020,885.74     5.95
11.501% - 12.000%..........       135         7,173,303.77     5.32
12.001% - 12.500%..........        62         3,152,655.07     2.34
12.501% - 13.000%..........        44         1,909,062.03     1.42
13.001% - 13.500%..........        18           697,088.39     0.52
13.501% - 14.000%..........        26         1,050,015.98     0.78
14.001%....................        20           808,138.46     0.60
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate Loan Group was approximately 9.764% per annum.

               COMBINED LOAN-TO-VALUE RATIOS FOR THE
                       MORTGAGE LOANS IN THE
                      FIXED RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
     RANGE OF COMBINED         NUMBER OF       BALANCE        LOAN
   LOAN-TO-VALUE RATIOS     MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
 5.01% - 10.00%............         1      $     14,855.75     0.01%
15.01% - 20.00%............         5            70,581.35     0.05
20.01% - 25.00%............         3           116,611.36     0.09
25.01% - 30.00%............         7           236,760.95     0.18
30.01% - 35.00%............         9           364,461.96     0.27
35.01% - 40.00%............         9           439,495.87     0.33
40.01% - 45.00%............        19           639,081.30     0.47
45.01% - 50.00%............        28         1,128,909.75     0.84
50.01% - 55.00%............        36         2,554,130.05     1.89
55.01% - 60.00%............        56         2,708,318.06     2.01
60.01% - 65.00%............        82         4,890,531.17     3.63
65.01% - 70.00%............       127         8,585,329.43     6.37
70.01% - 75.00%............       196        13,354,509.36     9.90
75.01% - 80.00%............       382        31,147,258.19    23.10
80.01% - 85.00%............       294        21,468,162.54    15.92
85.01% - 90.00%............       547        43,775,053.84    32.46
90.01% - 95.00%............        33         2,886,018.80     2.14
95.01%.....................        14           478,708.62     0.35
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

------------

(1) As of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans in the Fixed Rate Loan Group was approximately 80.35%.


              MORTGAGE LOAN PRINCIPAL BALANCE FOR THE
                       MORTGAGE LOANS IN THE
                      FIXED RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
         RANGE OF                             PRINCIPAL        OF
       MORTGAGE LOAN           NUMBER OF       BALANCE        LOAN
    PRINCIPAL BALANCES      MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
$      0.00 - $ 25,000.00...       189     $  3,656,974.16     2.71%
$ 25,000.01 - $ 50,000.00...       487       18,149,239.52    13.46
$ 50,000.01 - $ 75,000.00...       544       33,603,875.75    24.92
$ 75,000.01 - $100,000.00...       272       23,430,375.82    17.37
$100,000.01 - $125,000.00...       143       15,984,206.60    11.85
$125,000.01 - $150,000.00...        79       10,757,348.90     7.98
$150,000.01 - $175,000.00...        34        5,504,562.00     4.08
$175,000.01 - $200,000.00...        35        6,527,004.04     4.84
$200,000.01 - $225,000.00...        24        5,091,386.43     3.78
$225,000.01 - $250,000.00...        11        2,608,814.30     1.93
$250,000.01 - $275,000.00...         8        2,099,577.61     1.56
$275,000.01 - $300,000.00...         7        2,013,890.05     1.49
$300,000.01 - $325,000.00...         4        1,261,940.18     0.94
$325,000.01 - $350,000.00...         4        1,315,948.15     0.98
$350,000.01 - $375,000.00...         2          712,468.08     0.53
$375,000.01 - $400,000.00...         1          388,698.60     0.29
$400,000.01 - $425,000.00...         2          839,802.76     0.62
$425,000.01 - $450,000.00...         1          447,981.20     0.33
$450,000.00................          1          464,684.20     0.34
                                 -----     ---------------   ------
   Total...................      1,848     $134,858,778.35   100.00%
                                 -----     ---------------   ------
                                 -----     ---------------   ------

------------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in the Fixed Rate Loan Group was approximately $72,975.53.

                             FIXED RATE LOAN GROUP

                       STATE DISTRIBUTIONS OF
         MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS IN THE
                       FIXED RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                               NUMBER OF       BALANCE        LOAN
           STATE            MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
Arizona....................        34      $  1,633,381.46     1.21%
Arkansas...................        17           890,931.32     0.66
California.................        81         8,750,507.42     6.49
Colorado...................        20         2,009,337.10     1.49
Connecticut................        16         1,815,077.44     1.35
Delaware...................         1           125,771.82     0.09
District of Columbia.......         8           733,782.04     0.54
Florida....................       103         6,425,375.17     4.76
Georgia....................        75         5,273,355.49     3.91
Hawaii.....................        36         6,280,874.31     4.66
Idaho......................         4           359,076.62     0.27
Illinois...................       102         7,126,323.17     5.28
Indiana....................       116         6,622,370.08     4.91
Iowa.......................        16           895,286.42     0.66
Kansas.....................         9           439,377.51     0.33
Kentucky...................        38         1,975,197.44     1.46
Louisiana..................        23         1,266,044.30     0.94
Maine......................         1            42,484.79     0.03
Maryland...................        54         4,380,614.38     3.25
Massachusetts..............        27         2,598,547.84     1.93
Michigan...................       184        12,630,201.45     9.37
Minnesota..................        13         1,182,445.78     0.88
Mississippi................        10           743,340.62     0.55
Missouri...................        37         2,444,145.18     1.81
Montana....................         1            30,467.41     0.02
Nebraska...................         9           560,918.94     0.42
Nevada.....................         9           832,351.40     0.62
New Hampshire..............        10           627,246.99     0.47
New Jersey.................        28         3,142,785.99     2.33
New Mexico.................        15           758,304.95     0.56
New York...................        57         4,401,503.37     3.26
North Carolina.............       105         6,960,839.71     5.16
Ohio.......................       167        12,231,357.91     9.07
Oklahoma...................        11           544,260.93     0.40
Oregon.....................        15         1,127,635.36     0.84
Pennsylvania...............       181        12,175,074.04     9.03
Rhode Island...............         6           477,111.42     0.35
South Carolina.............        35         2,153,873.58     1.60
South Dakota...............         2           139,315.36     0.10
Tennessee..................        34         2,194,530.30     1.63
Texas......................        63         4,801,661.14     3.56
Utah.......................        14         1,145,260.07     0.85
Vermont....................         1            54,408.35     0.04
Virginia...................        21         1,115,953.96     0.83
Washington.................        10         1,125,396.88     0.83
West Virginia..............        14           697,562.07     0.52
Wisconsin..................        14           814,135.26     0.60
Wyoming....................         1           102,973.81     0.08
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

                TYPE OF MORTGAGED PROPERTIES FOR THE
                       MORTGAGE LOANS IN THE
                       FIXED RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                               NUMBER OF       BALANCE        LOAN
       PROPERTY TYPE        MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
3-4 Family.................        18      $  1,496,841.53     1.11%
Condominium................        33         2,676,257.31     1.98
Manufactured Housing.......        83         4,817,907.29     3.57
PUD........................        46         4,800,635.43     3.56
Single Family Detached.....     1,593       115,466,695.73    85.62
Two Family.................        75         5,600,441.06     4.15
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------


                      OCCUPANCY TYPES FOR THE
                       MORTGAGE LOANS IN THE
                      FIXED RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                               NUMBER OF       BALANCE        LOAN
      OCCUPANCY TYPE        MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
Investor...................       129      $  7,799,191.51     5.78%
Owner......................     1,719       127,059,586.84    94.22
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

------------

(1) Based upon representations of the related mortgagors at the time of origination.

            REMAINING MONTHS TO STATED MATURITY FOR THE
                       MORTGAGE LOANS IN THE
                      FIXED RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                               NUMBER OF       BALANCE        LOAN
  REMAINING TERM (MONTHS)   MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
  0 -  60..................         3      $     53,787.77     0.04%
 61 - 120..................        57         1,941,195.27     1.44
121 - 180..................       797        51,551,203.40    38.23
181 - 240..................       126         7,255,096.16     5.38
241 - 300..................        22         1,573,917.97     1.17
301........................       843        72,483,577.78    53.75
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

------------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity was approximately 275 months.

                        LOAN PURPOSE FOR THE
                       MORTGAGE LOANS IN THE
                       FIXED RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                               NUMBER OF       BALANCE        LOAN
LOAN PURPOSE                MORTGAGE LOANS   OUTSTANDING     GROUP
--------------------------------------------------------------------
Refinance-Cash Out.........     1,487      $103,074,296.07    76.43%
Purchase...................       131        11,828,807.12     8.77
Refinance Rate/Term........       230        19,955,675.16    14.80
                                -----      ---------------   ------
   Total...................     1,848      $134,858,778.35   100.00%
                                -----      ---------------   ------
                                -----      ---------------   ------

                           ADJUSTABLE RATE LOAN GROUP

                       MORTGAGE RATES FOR THE
                       MORTGAGE LOANS IN THE
                   ADJUSTABLE RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
          RANGE OF              NUMBER OF      BALANCE        LOAN
       MORTGAGE RATES        MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------

 0.001% -  6.500%...........        2       $   115,803.97     0.14%
 6.501% -  7.000%...........        2           441,010.28     0.55
 7.001% -  7.500%...........        2           183,076.49     0.23
 7.501% -  8.000%...........       13         1,668,810.93     2.08
 8.001% -  8.500%...........       25         4,849,195.66     6.04
 8.501% -  9.000%...........       73        10,660,100.94    13.27
 9.001% -  9.500%...........      110        14,846,109.65    18.48
 9.501% - 10.000%...........      150        18,112,098.96    22.55
10.001% - 10.500%...........      102        11,456,564.54    14.26
10.501% - 11.000%...........       91         8,315,699.90    10.35
11.001% - 11.500%...........       55         4,581,145.94     5.70
11.501% - 12.000%...........       41         3,016,140.89     3.75
12.001% - 12.500%...........       15         1,530,375.93     1.91
12.501% - 13.000%...........        9           440,252.52     0.55
13.001% - 13.500%...........        2            78,106.97     0.10
13.501% - 14.000%...........        1            38,454.16     0.05
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Adjustable Rate Loan Group was approximately 9.852% per annum.

                         GROSS MARGINS FOR
                       MORTGAGE LOANS IN THE
                   ADJUSTABLE RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
          RANGE OF              NUMBER OF      BALANCE        LOAN
       GROSS MARGINS         MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------

0.001% -  4.000%............        2       $   189,790.87     0.24%
4.001% -  5.000%............       36         6,462,014.16     8.04
5.001% -  6.000%............      222        27,822,719.37    34.63
6.001% -  7.000%............      289        33,598,337.35    41.82
7.001% -  8.000%............      121        10,489,104.41    13.06
8.001% -  9.000%............       21         1,665,813.99     2.07
9.001% - 10.000%............        2           105,167.58     0.13
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

------------

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in the Adjustable Rate Loan Group was approximately 6.244%.

                       MAXIMUM RATES FOR THE
                       MORTGAGE LOANS IN THE
                   ADJUSTABLE RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
          RANGE OF              NUMBER OF      BALANCE        LOAN
       MAXIMUM RATES         MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------

12.001% - 13.000%...........        4       $   658,160.46     0.82%
13.001% - 14.000%...........        6           764,064.05     0.95
14.001% - 15.000%...........       54         7,793,482.13     9.70
15.001% - 16.000%...........      205        27,386,683.15    34.09
16.001% - 17.000%...........      207        24,381,986.74    30.35
17.001% - 18.000%...........      136        13,194,737.85    16.43
18.001% - 19.000%...........       62         5,152,358.04     6.41
19.001% - 20.000%...........       16           884,914.18     1.10
20.001% - 21.000%...........        3           116,561.13     0.15
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

------------

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in the Adjustable Rate Loan Group was approximately 16.334% per annum.

                           ADJUSTABLE RATE LOAN GROUP

              MORTGAGE LOAN PRINCIPAL BALANCES FOR THE
                       MORTGAGE LOANS IN THE
                   ADJUSTABLE RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
          RANGE OF                            PRINCIPAL        OF
       MORTGAGE LOAN            NUMBER OF      BALANCE        LOAN
     PRINCIPAL BALANCES      MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------
$      0.01 - $ 25,000.00...       15       $   318,331.11     0.40%
$ 25,000.01 - $ 50,000.00...       91         3,642,019.92     4.53
$ 50,000.01 - $ 75,000.00...      163        10,292,806.97    12.81
$ 75,000.01 - $100,000.00...      101         8,688,183.60    10.82
$100,000.01 - $125,000.00...       94        10,575,697.27    13.16
$125,000.01 - $150,000.00...       62         8,298,905.26    10.33
$150,000.01 - $175,000.00...       40         6,509,422.97     8.10
$175,000.01 - $200,000.00...       34         6,266,648.34     7.80
$200,000.01 - $225,000.00...       24         5,050,676.09     6.29
$225,000.01 - $250,000.00...       25         5,883,935.33     7.32
$250,000.01 - $275,000.00...       10         2,649,827.73     3.30
$275,000.01 - $300,000.00...       10         2,855,728.88     3.55
$300,000.01 - $325,000.00...        2           630,708.70     0.79
$325,000.01 - $350,000.00...        5         1,673,548.97     2.08
$350,000.01 - $375,000.00...        5         1,798,635.95     2.24
$375,000.01 - $400,000.00...        5         1,930,109.28     2.40
$400,000.01 - $425,000.00...        3         1,240,824.15     1.54
$450,000....................        4         2,026,937.21     2.52
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

------------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in the Adjustable Rate Loan Group was approximately $115,920.56.

                     MINIMUM MORTGAGE RATES FOR
                       MORTGAGE LOANS IN THE
                   ADJUSTABLE RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
          RANGE OF                            PRINCIPAL        OF
      MINIMUM INTEREST          NUMBER OF      BALANCE        LOAN
           RATES             MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------
 0.000% -  5.000%...........        1       $   113,302.53     0.14%
 5.001% -  6.000%...........        9         1,641,666.55     2.04
 6.001% -  7.000%...........        5           590,589.14     0.74
 7.001% -  8.000%...........       16         2,171,715.25     2.70
 8.001% -  9.000%...........      105        16,539,864.58    20.59
 9.001% - 10.000%...........      248        31,415,076.37    39.11
10.001% - 11.000%...........      189        18,322,848.80    22.81
11.001% - 12.000%...........       93         7,450,694.93     9.27
12.001% - 13.000%...........       24         1,970,628.45     2.45
13.001% - 14.000%...........        3           116,561.13     0.15
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

------------

(1) As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in the Adjustable Rate Loan Group was approximately 9.716% per annum.

                           ADJUSTABLE RATE LOAN GROUP

                    LOAN-TO-VALUE RATIO FOR THE
                       MORTGAGE LOANS IN THE
                   ADJUSTABLE RATE LOAN GROUP(1)
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
          RANGE OF                            PRINCIPAL        OF
       LOAN-TO-VALUE            NUMBER OF      BALANCE        LOAN
           RATIOS            MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------
10.01% -  20.00%............        1       $    19,450.57     0.02%
20.01% -  30.00%............        2            44,910.69     0.06
30.01% -  40.00%............        2           857,830.67     1.07
40.01% -  50.00%............        5           273,557.57     0.34
50.01% -  60.00%............       10         1,314,418.46     1.64
60.01% -  70.00%............       68         6,760,497.56     8.42
70.01% -  80.00%............      217        24,641,581.56    30.67
80.01% -  90.00%............      380        45,123,492.00    56.17
90.01% - 100.00%............        8         1,297,208.65     1.61
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in the Adjustable Rate Loan Group was approximately 81.19%.


             STATE DISTRIBUTION OF MORTGAGED PROPERTIES
                   FOR THE MORTGAGE LOANS IN THE
                     ADJUSTABLE RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
                                NUMBER OF      BALANCE        LOAN
           STATE             MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------
Alabama.....................        1       $   126,040.22     0.16%
Arizona.....................       11         1,281,146.02     1.59
Arkansas....................        3           227,068.18     0.28
California..................      127        22,995,306.68    28.63
Colorado....................       12         1,489,580.40     1.85
Connecticut.................        6           672,263.20     0.84
Delaware....................        2           212,737.38     0.26
District of Columbia........        2           345,509.09     0.43
Florida.....................       40         4,264,896.21     5.31
Georgia.....................       10         1,244,246.28     1.55
Hawaii......................        5         1,274,781.35     1.59
Idaho.......................       13         1,131,092.91     1.41
Illinois....................       38         4,337,361.97     5.40
Indiana.....................       26         1,639,285.41     2.04
Iowa........................        5           453,685.43     0.56
Kansas......................        4           325,960.04     0.41
Kentucky....................        8           542,290.72     0.68
Louisiana...................        3           235,679.18     0.29
Maine.......................        3           291,488.03     0.36
Maryland....................       15         1,532,131.01     1.91
Massachusetts...............       10         1,417,744.97     1.76
Michigan....................       48         4,415,485.01     5.50
Minnesota...................        7           743,492.55     0.93
Mississippi.................        4           360,439.44     0.45
Missouri....................       16         1,225,857.40     1.53
Montana.....................        3           276,222.78     0.34
Nebraska....................        2           173,785.84     0.22
Nevada......................        9         1,279,683.50     1.59
New Hampshire...............        1            93,520.61     0.12
New Jersey..................        5           735,455.31     0.92
New Mexico..................       13         1,208,602.37     1.50
New York....................        7           906,155.04     1.13
North Carolina..............        8           611,369.08     0.76
Ohio........................       44         3,190,833.72     3.97
Oklahoma....................        9           680,271.18     0.85
Oregon......................       31         4,255,270.63     5.30
Pennsylvania................       36         2,575,136.00     3.21
Rhode Island................        2           128,018.63     0.16
South Carolina..............        2           151,938.11     0.19
South Dakota................        1            54,234.54     0.07
Tennessee...................        2           164,690.49     0.21
Texas.......................       19         2,127,254.37     2.65
Utah........................       28         3,558,210.38     4.43
Virginia....................        5           544,102.45     0.68
Washington..................       21         3,124,065.61     3.89
West Virginia...............        3           268,347.78     0.33
Wisconsin...................       22         1,364,120.90     1.70
Wyoming.....................        1            76,089.33     0.09
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

                           ADJUSTABLE RATE LOAN GROUP

                 INITIAL FIXED RATE PERIOD FOR THE
                       MORTGAGE LOANS IN THE
                     ADJUSTABLE RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
     INITIAL FIXED RATE         NUMBER OF      BALANCE        LOAN
     PERIOD -- (MONTHS)      MORTGAGE LOANS  OUTSTANDING     GROUP
--------------------------------------------------------------------
 6..........................       34       $ 4,999,866.42     6.22%
12..........................        1           152,399.33     0.19
23..........................        1            30,934.84     0.04
24..........................      552        62,804,741.05    78.18
25..........................        1           126,040.22     0.16
36..........................      102        12,076,597.63    15.03
60..........................        2           142,368.24     0.18
                                  ---       --------------   ------
   Total....................      693       $80,332,947.73   100.00%
                                  ---       --------------   ------
                                  ---       --------------   ------

                    NEXT ADJUSTMENT DATE FOR THE
             2/28, 3/27 AND 5/25 MORTGAGE LOANS IN THE
                     ADJUSTABLE RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
          NEXT                  NUMBER OF      BALANCE        LOAN
     ADJUSTMENT DATE         MORTGAGE LOANS  OUTSTANDING      GROUP
--------------------------------------------------------------------
January-00..................        1       $    93,494.67     0.12%
February-00.................        2           139,797.78     0.17
March-00....................        1            44,527.19     0.06
April-00....................        5           938,210.26     1.17
May-00......................        3           372,825.94     0.46
June-00.....................        7         1,015,050.37     1.26
July-00.....................        7         1,424,923.27     1.77
August-00...................       11         1,200,191.65     1.49
September-00................       13         1,782,539.80     2.22
October-00..................       16         1,672,432.31     2.08
November-00.................       16         2,773,119.30     3.45
December-00.................       42         6,678,265.24     8.31
January-01..................       71         8,651,757.64    10.77
February-01.................       61         6,563,763.01     8.17
March-01....................      100        10,881,023.98    13.54
April-01....................      150        15,000,119.05    18.67
May-01......................       28         2,268,314.84     2.82
June-01.....................       10           631,385.54     0.79
July-01.....................        6           456,447.38     0.57
August-01...................        2           216,551.83     0.27
September-01................        1           108,443.72     0.13
October-01..................        2           493,107.69     0.61
November-01.................        6         1,036,610.44     1.29
December-01.................        5           437,264.48     0.54
January-02..................       10         1,269,419.26     1.58
February-02.................       13         1,156,008.96     1.44
March-02....................       18         1,967,811.48     2.45
April-02....................       42         4,959,648.95     6.17
May-02......................        4           468,499.13     0.58
June-02.....................        1           179,783.52     0.22
January-04..................        2           142,368.24     0.18
                                  ---       --------------    -----
   Total....................      656       $75,023,706.92    93.39%
                                  ---       --------------    -----
                                  ---       --------------    -----

                   NEXT ADJUSTMENT DATE FOR THE
           NON-2/28, 3/27 AND 5/25 MORTGAGE LOANS IN THE
                    ADJUSTABLE RATE LOAN GROUP
--------------------------------------------------------------------
                                              AGGREGATE      PERCENT
                                              PRINCIPAL        OF
          NEXT                  NUMBER OF      BALANCE        LOAN
     ADJUSTMENT DATE         MORTGAGE LOANS  OUTSTANDING      GROUP
--------------------------------------------------------------------
10/01/99.................         5         $  742,155.22    0.92%
11/01/99.................         4            781,680.94    0.97
12/01/99.................         5            533,324.83    0.66
01/01/00.................        11          1,744,720.18    2.17
02/01/00.................         3            758,772.21    0.94
03/01/00.................         8            717,652.59    0.89
03/01/01.................         1             30,934.84    0.04
                                 --         -------------    ----
   Total.................        37         $5,309,240.81    6.61%
                                 --         -------------    ----
                                 --         -------------    ----





                 TYPE OF MORTGAGED PROPERTIES FOR THE
                         MORTGAGE LOANS IN THE
                      ADJUSTABLE RATE LOAN GROUP
-----------------------------------------------------------------------
                                                 AGGREGATE      PERCENT
                                                 PRINCIPAL        OF
                              NUMBER OF           BALANCE        LOAN
      PROPERTY TYPE        MORTGAGE LOANS       OUTSTANDING     GROUP
-----------------------------------------------------------------------
3-4 Family................          11         $ 1,699,400.47     2.12%
Condominium...............          18           2,140,013.90     2.66
Manufactured Housing......          27           2,228,869.62     2.77
PUD.......................          33           5,938,592.39     7.39
Single Family Detached....         573          65,948,062.64    82.09
Two Family................          31           2,378,008.71     2.96
                                   ---         --------------   ------
   Total..................         693         $80,332,947.73   100.00%
                                   ---         --------------   ------
                                   ---         --------------   ------

                        OCCUPANCY TYPES FOR THE
                         MORTGAGE LOANS IN THE
                     ADJUSTABLE RATE LOAN GROUP(1)
-----------------------------------------------------------------------
                                                 AGGREGATE      PERCENT
                                                 PRINCIPAL        OF
                              NUMBER OF           BALANCE        LOAN
      OCCUPANCY TYPE       MORTGAGE LOANS       OUTSTANDING     GROUP
-----------------------------------------------------------------------
Investor..................          50         $ 4,815,756.02     5.99%
Owner.....................         643          75,517,191.71    94.01
                                   ---         --------------   ------
   Total..................         693         $80,332,947.73   100.00%
                                   ---         --------------   ------
                                   ---         --------------   ------

------------

(1) Based upon representation of the related mortgagors at the time of origination.

              REMAINING MONTHS TO STATED MATURITY FOR THE
                         MORTGAGE LOANS IN THE
                     ADJUSTABLE RATE LOAN GROUP(1)
-----------------------------------------------------------------------
                                                 AGGREGATE      PERCENT
                                                 PRINCIPAL        OF
                              NUMBER OF           BALANCE        LOAN
 REMAINING TERM (MONTHS)   MORTGAGE LOANS       OUTSTANDING     GROUP
-----------------------------------------------------------------------
301+......................         693         $80,332,947.73   100.00%
                                   ---         --------------   ------
   Total..................         693         $80,332,947.73   100.00%
                                   ---         --------------   ------
                                   ---         --------------   ------

------------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity was approximately 353 months.

                         LOAN PURPOSE FOR THE
                         MORTGAGE LOANS IN THE
                      ADJUSTABLE RATE LOAN GROUP
-----------------------------------------------------------------------
                                                 AGGREGATE      PERCENT
                                                 PRINCIPAL        OF
                              NUMBER OF           BALANCE        LOAN
       LOAN PURPOSE        MORTGAGE LOANS       OUTSTANDING     GROUP
-----------------------------------------------------------------------
Refinance - Cash Out......         371         $44,707,635.54    55.65%
Purchase..................         225          25,052,042.28    31.19
Refinance - Rate/Term.....          97          10,573,269.91    13.16
                                   ---         --------------   ------
   Total..................         693         $80,332,947.73   100.00%
                                   ---         --------------   ------
                                   ---         --------------   ------

                                   SUBGROUP 1

                      MORTGAGE RATES FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
         RANGE OF             NUMBER OF      BALANCE         OF
      MORTGAGE RATES       MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------

 0.001% -  6.500%.........        2       $   115,803.97      0.18%
 6.501% -  7.000%.........        1            81,373.53      0.13
 7.001% -  7.500%.........        2           183,076.49      0.28
 7.501% -  8.000%.........       12         1,280,738.06      1.99
 8.001% -  8.500%.........       17         1,756,324.83      2.73
 8.501% -  9.000%.........       67         8,873,293.62     13.78
 9.001% -  9.500%.........      102        12,392,959.16     19.24
 9.501% - 10.000%.........      136        13,613,057.86     21.13
10.001% - 10.500%.........       95         9,349,810.77     14.52
10.501% - 11.000%.........       89         7,799,611.28     12.11
11.001% - 11.500%.........       54         4,287,325.92      6.66
11.501% - 12.000%.........       41         3,016,140.89      4.68
12.001% - 12.500%.........       14         1,107,667.40      1.72
12.501% - 13.000%.........        9           440,252.52      0.68
13.001% - 13.500%.........        2            78,106.97      0.12
13.501% - 14.000%.........        1            38,454.16      0.06
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Subgroup was approximately 9.947% per annum.

                         GROSS MARGINS FOR
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
         RANGE OF             NUMBER OF      BALANCE         OF
      GROSS MARGINS        MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
0.001% -  4.000%..........        2       $   189,790.87      0.29%
4.001% -  5.000%..........       29         4,002,550.83      6.21
5.001% -  6.000%..........      199        20,589,612.10     31.96
6.001% -  7.000%..........      272        28,292,860.10     43.92
7.001% -  8.000%..........      119         9,568,201.96     14.85
8.001% -  9.000%..........       21         1,665,813.99      2.59
9.001% - 10.000%..........        2           105,167.58      0.16
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in the Subgroup was approximately 6.331%.

                       MAXIMUM RATES FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
         RANGE OF             NUMBER OF      BALANCE         OF
      MAXIMUM RATES        MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------

12.001% - 13.000%.........        3       $   298,523.71      0.46%
13.001% - 14.000%.........        6           764,064.05      1.19
14.001% - 15.000%.........       47         5,270,739.50      8.18
15.001% - 16.000%.........      185        20,917,049.79     32.47
16.001% - 17.000%.........      193        19,865,656.96     30.84
17.001% - 18.000%.........      130        11,566,838.60     17.96
18.001% - 19.000%.........       61         4,729,649.51      7.34
19.001% - 20.000%.........       16           884,914.18      1.37
20.001% - 21.000%.........        3           116,561.13      0.18
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in the Subgroup was approximately 16.428% per annum.

                                   SUBGROUP 1

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
         RANGE OF                           PRINCIPAL      PERCENT
      MORTGAGE LOAN           NUMBER OF      BALANCE         OF
    PRINCIPAL BALANCES     MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
$      0.01 - $ 25,000.00...       15       $   318,331.11      0.49%
$ 25,000.01 - $ 50,000.00...       91       3,642,019.92      5.65
$ 50,000.01 - $ 75,000.00...      163      10,292,806.97     15.98
$ 75,000.01 - $100,000.00...      101       8,688,183.60     13.49
$100,000.01 - $125,000.00...       94      10,575,697.27     16.42
$125,000.01 - $150,000.00...       62       8,298,905.26     12.88
$150,000.01 - $175,000.00...       40       6,509,422.97     10.11
$175,000.01 - $200,000.00...       34       6,266,648.34      9.73
$200,000.01 - $225,000.00...       24       5,050,676.09      7.84
$225,000.01 - $250,000.00...       16       3,686,416.25      5.72
$250,000.01 - $275,000.00...        2         521,327.98      0.81
$275,000.01 - $300,000.00...        2         563,561.67      0.87
                                  ---     --------------    ------
   Total..................        644     $64,413,997.43    100.00%
                                  ---     --------------    ------
                                  ---     --------------    ------

------------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in the Subgroup was approximately $100,021.74.

                    MINIMUM MORTGAGE RATES FOR
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
         RANGE OF                           PRINCIPAL      PERCENT
     MINIMUM INTEREST         NUMBER OF      BALANCE         OF
          RATES            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
 0.000% -  5.000%.........        1       $   113,302.53      0.18%
 5.001% -  6.000%.........        6           705,680.21      1.10
 6.001% -  7.000%.........        5           590,589.14      0.92
 7.001% -  8.000%.........       15         1,783,642.38      2.77
 8.001% -  9.000%.........       90        11,142,570.56     17.30
 9.001% - 10.000%.........      227        24,783,249.25     38.47
10.001% - 11.000%.........      182        16,473,607.40     25.57
11.001% - 12.000%.........       92         7,156,874.91     11.11
12.001% - 13.000%.........       23         1,547,919.92      2.40
13.001% - 14.000%.........        3           116,561.13      0.18
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in the Subgroup was approximately 9.837% per annum.

                                   SUBGROUP 1

                    LOAN-TO-VALUE RATIO FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
         RANGE OF                           PRINCIPAL      PERCENT
      LOAN-TO-VALUE           NUMBER OF      BALANCE         OF
          RATIOS           MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
10.01% -  20.00%..........        1       $    19,450.57      0.03%
20.01% -  30.00%..........        2            44,910.69      0.07
40.01% -  50.00%..........        5           273,557.57      0.42
50.01% -  60.00%..........        9           926,345.59      1.44
60.01% -  70.00%..........       64         5,258,637.07      8.16
70.01% -  80.00%..........      201        19,327,964.61     30.01
80.01% -  90.00%..........      355        37,572,671.33     58.33
90.01% - 100.00%..........        7           990,460.00      1.54
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in the Subgroup was approximately 82.04%.





            STATE DISTRIBUTION OF MORTGAGED PROPERTIES
                   FOR THE MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
                              NUMBER OF      BALANCE         OF
          STATE            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
Alabama...................        1       $   126,040.22      0.20%
Arizona...................       11         1,281,146.02      1.99
Arkansas..................        3           227,068.18      0.35
California................      101        14,618,681.57     22.69
Colorado..................       12         1,489,580.40      2.31
Connecticut...............        6           672,263.20      1.04
Delaware..................        2           212,737.38      0.33
District of Columbia......        1            62,833.46      0.10
Florida...................       39         3,918,656.92      6.08
Georgia...................        9           746,052.36      1.16
Hawaii....................        4           821,136.68      1.27
Idaho.....................       13         1,131,092.91      1.76
Illinois..................       36         3,387,637.77      5.26
Indiana...................       26         1,639,285.41      2.54
Iowa......................        5           453,685.43      0.70
Kansas....................        4           325,960.04      0.51
Kentucky..................        8           542,290.72      0.84
Louisiana.................        3           235,679.18      0.37
Maine.....................        3           291,488.03      0.45
Maryland..................       14         1,289,079.50      2.00
Massachusetts.............        8           811,971.90      1.26
Michigan..................       47         4,149,202.60      6.44
Minnesota.................        7           743,492.55      1.15
Mississippi...............        4           360,439.44      0.56
Missouri..................       15           977,429.69      1.52
Montana...................        3           276,222.78      0.43
Nebraska..................        2           173,785.84      0.27
Nevada....................        8           945,468.65      1.47
New Hampshire.............        1            93,520.61      0.15
New Jersey................        5           735,455.31      1.14
New Mexico................       12           941,328.76      1.46
New York..................        7           906,155.04      1.41
North Carolina............        8           611,369.08      0.95
Ohio......................       44         3,190,833.72      4.95
Oklahoma..................        9           680,271.18      1.06
Oregon....................       30         3,992,581.97      6.20
Pennsylvania..............       35         2,159,050.02      3.35
Rhode Island..............        2           128,018.63      0.20
South Carolina............        2           151,938.11      0.24
South Dakota..............        1            54,234.54      0.08
Tennessee.................        2           164,690.49      0.26
Texas.....................       18         1,800,329.58      2.79
Utah......................       24         2,358,395.86      3.66
Virginia..................        5           544,102.45      0.84
Washington................       18         2,282,755.24      3.54
West Virginia.............        3           268,347.78      0.42
Wisconsin.................       22         1,364,120.90      2.12
Wyoming...................        1            76,089.33      0.12
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

                                   SUBGROUP 1

                 INITIAL FIXED RATE PERIOD FOR THE
                       MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
    INITIAL FIXED RATE        NUMBER OF      BALANCE         OF
    PERIOD -- (MONTHS)     MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------

 6........................       29       $ 3,106,878.07      4.82%
12........................        1           152,399.33      0.24
23........................        1            30,934.84      0.05
24........................      518        51,585,244.19     80.08
25........................        1           126,040.22      0.20
36........................       92         9,270,132.54     14.39
60........................        2           142,368.24      0.22
                                ---       --------------    ------
   Total..................      644       $64,413,997.43    100.00%
                                ---       --------------    ------
                                ---       --------------    ------

                   NEXT ADJUSTMENT DATE FOR THE
             2/28, 3/27 AND 5/25 MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
     NEXT ADJUSTABLE          NUMBER OF      BALANCE          OF
           DATE            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
January-00................        1       $    93,494.67     0.15%
February-00...............        2           139,797.78     0.22
March-00..................        1            44,527.19     0.07
April-00..................        4           360,577.76     0.56
May-00....................        3           372,825.94     0.58
June-00...................        6           728,810.97     1.13
July-00...................        4           537,664.66     0.83
August-00.................       11         1,200,191.65     1.86
September-00..............       12         1,428,581.58     2.22
October-00................       15         1,430,297.57     2.22
November-00...............       11         1,135,114.81     1.76
December-00...............       36         4,625,407.39     7.18
January-01................       64         6,051,510.57     9.39
February-01...............       60         6,141,054.48     9.53
March-01..................       96         9,770,397.79    15.17
April-01..................      146        13,952,289.79    21.66
May-01....................       28         2,268,314.84     3.52
June-01...................       10           631,385.54     0.98
July-01...................        6           456,447.38     0.71
August-01.................        2           216,551.83     0.34
September-01..............        1           108,443.72     0.17
October-01................        1           113,302.53     0.18
November-01...............        3           188,055.62     0.29
December-01...............        5           437,264.48     0.68
January-02................       10         1,269,419.26     1.97
February-02...............       13         1,156,008.96     1.79
March-02..................       16         1,454,622.11     2.26
April-02..................       38         3,894,733.21     6.05
May-02....................        4           468,499.13     0.73
June-02...................        1           179,783.52     0.28
January-04................        2           142,368.24     0.22
                                ---       --------------    -----
   Total..................      612       $60,997,744.97    94.70%
                                ---       --------------    -----
                                ---       --------------    -----

                   NEXT ADJUSTMENT DATE FOR THE
          NON-2/28, 3/27 AND 5/25 MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
     NEXT ADJUSTABLE          NUMBER OF      BALANCE          OF
           DATE            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
10/01/99...............         4         $  354,496.31     0.55%
11/01/99...............         3            409,589.24     0.64
12/01/99...............         5            533,324.83     0.83
01/01/00...............         9          1,109,676.36     1.72
02/01/00...............         2            260,578.29     0.40
03/01/00...............         8            717,652.59     1.11
03/01/01...............         1             30,934.84     0.05
                               --         -------------     ----
   Total...............        32         $3,416,252.46     5.30%
                               --         -------------     ----
                               --         -------------     ----




                 TYPE OF MORTGAGED PROPERTIES FOR THE
                        MORTGAGE LOANS IN THE
                               SUBGROUP
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                          NUMBER OF             BALANCE         OF
     PROPERTY TYPE       MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------
3-4 Family..............          11         $ 1,699,400.47      2.64%
Condominium.............          18           2,140,013.90      3.32
Manufactured Housing....          27           2,228,869.62      3.46
PUD.....................          25           2,911,746.96      4.52
Single Family
 Detached...............         532          53,055,957.77     82.37
Two Family..............          31           2,378,008.71      3.69
                                 ---         --------------    ------
   Total................         644         $64,413,997.43    100.00%
                                 ---         --------------    ------
                                 ---         --------------    ------

                       OCCUPANCY TYPES FOR THE
                        MORTGAGE LOANS IN THE
                             SUBGROUP(1)
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                          NUMBER OF             BALANCE         OF
     OCCUPANCY TYPE      MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------

Investor................          49         $ 4,428,097.11      6.87%
Owner...................         595          59,985,900.32     93.13
                                 ---         --------------    ------
   Total................         644         $64,413,997.43    100.00%
                                 ---         --------------    ------
                                 ---         --------------    ------

------------

(1) Based upon representation of the related mortgagors at the time of origination.

             REMAINING MONTHS TO STATED MATURITY FOR THE
                        MORTGAGE LOANS IN THE
                             SUBGROUP(1)
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                          NUMBER OF             BALANCE         OF
REMAINING TERM (MONTHS)  MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------
301+....................         644         $64,413,997.43    100.00%
                                 ---         --------------    ------
   Total................         644         $64,413,997.43    100.00%
                                 ---         --------------    ------
                                 ---         --------------    ------

------------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity was approximately 353 months.

                         LOAN PURPOSE FOR THE
                        MORTGAGE LOANS IN THE
                               SUBGROUP
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                          NUMBER OF             BALANCE         OF
      LOAN PURPOSE       MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------

Refinance - Cash Out....         337         $33,427,531.38     51.89%
Purchase................         214          21,576,532.51     33.50
Refinance - Rate/Term...          93           9,409,933.54     14.61
                                 ---         --------------    ------
   Total................         644         $64,413,997.43    100.00%
                                 ---         --------------    ------
                                 ---         --------------    ------

                                   SUBGROUP 2

                      MORTGAGE RATES FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
         RANGE OF             NUMBER OF      BALANCE          OF
      MORTGAGE RATES       MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
 6.501% -  7.000%.........        1       $   359,636.75      2.26%
 7.501% -  8.000%.........        1           388,072.87      2.44
 8.001% -  8.500%.........        8         3,092,870.83     19.43
 8.501% -  9.000%.........        6         1,786,807.32     11.22
 9.001% -  9.500%.........        8         2,453,150.49     15.41
 9.501% - 10.000%.........       14         4,499,041.10     28.26
10.001% - 10.500%.........        7         2,106,753.77     13.23
10.501% - 11.000%.........        2           516,088.62      3.24
11.001% - 11.500%.........        1           293,820.02      1.85
12.001% - 12.500%.........        1           422,708.53      2.66
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans in the Subgroup was approximately 9.469% per annum.

                         GROSS MARGINS FOR
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
         RANGE OF             NUMBER OF      BALANCE          OF
      GROSS MARGINS        MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
4.001% - 5.000%...........        7       $ 2,459,463.33     15.45%
5.001% - 6.000%...........       23         7,233,107.27     45.44
6.001% - 7.000%...........       17         5,305,477.25     33.33
7.001% - 8.000%...........        2           920,902.45      5.78
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans in the Subgroup was approximately 5.891%.

                       MAXIMUM RATES FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
         RANGE OF             NUMBER OF      BALANCE          OF
      MAXIMUM RATES        MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
12.001% - 13.000%.........        1       $   359,636.75      2.26%
14.001% - 15.000%.........        7         2,522,742.63     15.85
15.001% - 16.000%.........       20         6,469,633.36     40.64
16.001% - 17.000%.........       14         4,516,329.78     28.37
17.001% - 18.000%.........        6         1,627,899.25     10.23
18.001% - 19.000%.........        1           422,708.53      2.66
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Maximum Rate of the Mortgage Loans in the Subgroup was approximately 15.952% per annum.

                                   SUBGROUP 2

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
         RANGE OF                           PRINCIPAL      PERCENT
      MORTGAGE LOAN           NUMBER OF      BALANCE          OF
    PRINCIPAL BALANCES     MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
$225,000.01 - $250,000.00...      9      $  2,197,519.08     13.80%
$250,000.01 - $275,000.00...      8         2,128,499.75     13.37
$275,000.01 - $300,000.00...      8         2,292,167.21     14.40
$300,000.01 - $325,000.00...      2           630,708.70      3.96
$325,000.01 - $350,000.00...      5         1,673,548.97     10.51
$350,000.01 - $375,000.00...      5         1,798,635.95     11.30
$375,000.01 - $400,000.00...      5         1,930,109.28     12.12
$400,000.01 - $425,000.00...      3         1,240,824.15      7.79
$450,000..................        4         2,026,937.21     12.73
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

------------

(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans in the Subgroup was approximately $324,876.54.

                    MINIMUM MORTGAGE RATES FOR
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
         RANGE OF                           PRINCIPAL      PERCENT
     MINIMUM INTEREST         NUMBER OF      BALANCE          OF
          RATES            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
 5.001% -  6.000%.........        3       $   935,986.34      5.88%
 7.001% -  8.000%.........        1           388,072.87      2.44
 8.001% -  9.000%.........       15         5,397,294.02     33.90
 9.001% - 10.000%.........       21         6,631,827.12     41.66
10.001% - 11.000%.........        7         1,849,241.40     11.62
11.001% - 12.000%.........        1           293,820.02      1.85
12.001% - 13.000%.........        1           422,708.53      2.66
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in the Subgroup was approximately 9.228% per annum.

                                   SUBGROUP 2

                    LOAN-TO-VALUE RATIO FOR THE
                       MORTGAGE LOANS IN THE
                            SUBGROUP(1)
-------------------------------------------------------------------
                                            AGGREGATE
         RANGE OF                           PRINCIPAL      PERCENT
      LOAN-TO-VALUE           NUMBER OF      BALANCE          OF
          RATIOS           MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
30.01% -  40.00%..........        2       $   857,830.67      5.39%
50.01% -  60.00%..........        1           388,072.87      2.44
60.01% -  70.00%..........        4         1,501,860.49      9.43
70.01% -  80.00%..........       16         5,313,616.95     33.38
80.01% -  90.00%..........       25         7,550,820.67     47.43
90.01% - 100.00%..........        1           306,748.65      1.93
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio of the Mortgage Loans in the Subgroup was approximately 77.74%.

            STATE DISTRIBUTION OF MORTGAGED PROPERTIES
                   FOR THE MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
                              NUMBER OF      BALANCE          OF
          STATE            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
California................       26       $ 8,376,625.11     52.62%
District of Columbia......        1           282,675.63      1.78
Florida...................        1           346,239.29      2.18
Georgia...................        1           498,193.92      3.13
Hawaii....................        1           453,644.67      2.85
Illinois..................        2           949,724.20      5.97
Maryland..................        1           243,051.51      1.53
Massachusetts.............        2           605,773.07      3.81
Michigan..................        1           266,282.41      1.67
Missouri..................        1           248,427.71      1.56
Nevada....................        1           334,214.85      2.10
New Mexico................        1           267,273.61      1.68
Oregon....................        1           262,688.66      1.65
Pennsylvania..............        1           416,085.98      2.61
Texas.....................        1           326,924.79      2.05
Utah......................        4         1,199,814.52      7.54
Washington................        3           841,310.37      5.28
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

                                   SUBGROUP 2

                 INITIAL FIXED RATE PERIOD FOR THE
                       MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
    INITIAL FIXED RATE        NUMBER OF      BALANCE         OF
    PERIOD -- (MONTHS)     MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------

 6........................        5       $ 1,892,988.35     11.89%
24........................       34        11,219,496.86     70.48
36........................       10         2,806,465.09     17.63
                                 --       --------------    ------
   Total..................       49       $15,918,950.30    100.00%
                                 --       --------------    ------
                                 --       --------------    ------

                   NEXT ADJUSTMENT DATE FOR THE
             2/28, 3/27 AND 5/25 MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
     NEXT ADJUSTABLE          NUMBER OF      BALANCE          OF
           DATE            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
April-00..................        1       $   577,632.50     3.63%
June-00...................        1           286,239.40     1.80
July-00...................        3           887,258.61     5.57
September-00..............        1           353,958.22     2.22
October-00................        1           242,134.74     1.52
November-00...............        5         1,638,004.49    10.29
December-00...............        6         2,052,857.85    12.90
January-01................        7         2,600,247.07    16.33
February-01...............        1           422,708.53     2.66
March-01..................        4         1,110,626.19     6.98
April-01..................        4         1,047,829.26     6.58
October-01................        1           379,805.16     2.39
November-01...............        3           848,554.82     5.33
March-02..................        2           513,189.37     3.22
April-02..................        4         1,064,915.74     6.69
                                 --       --------------    -----
   Total..................       44       $14,025,961.95    88.11%
                                 --       --------------    -----
                                 --       --------------    -----

                   NEXT ADJUSTMENT DATE FOR THE
          NON-2/28, 3/27 AND 5/25 MORTGAGE LOANS IN THE
                             SUBGROUP
-------------------------------------------------------------------
                                            AGGREGATE
                                            PRINCIPAL      PERCENT
     NEXT ADJUSTABLE          NUMBER OF      BALANCE          OF
           DATE            MORTGAGE LOANS  OUTSTANDING     SUBGROUP
-------------------------------------------------------------------
10/01/99...............        1          $  387,658.91     2.44%
11/01/99...............        1             372,091.70     2.34
01/01/00...............        2             635,043.82     3.99
02/01/00...............        1             498,193.92     3.13
                               --         -------------    -----
   Total...............        5          $1,892,988.35    11.89%
                               --         -------------    -----
                               --         -------------    -----

                 TYPE OF MORTGAGED PROPERTIES FOR THE
                        MORTGAGE LOANS IN THE
                               SUBGROUP
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                            NUMBER OF           BALANCE          OF
     PROPERTY TYPE       MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------

PUD.....................          8          $ 3,026,845.43     19.01%
Single Family
 Detached...............         41           12,892,104.87     80.99
                                 --          --------------    ------
   Total................         49          $15,918,950.30    100.00%
                                 --          --------------    ------
                                 --          --------------    ------

                       OCCUPANCY TYPES FOR THE
                        MORTGAGE LOANS IN THE
                             SUBGROUP(1)
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                            NUMBER OF           BALANCE         OF
     OCCUPANCY TYPE      MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------

Investor................          1          $   387,658.91      2.44%
Owner...................         48           15,531,291.39     97.56
                                 --          --------------    ------
   Total................         49          $15,918,950.30    100.00%
                                 --          --------------    ------
                                 --          --------------    ------

------------

(1) Based upon representation of the related mortgagors at the time of origination.









             REMAINING MONTHS TO STATED MATURITY FOR THE
                        MORTGAGE LOANS IN THE
                             SUBGROUP(1)
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                         NUMBER OF              BALANCE         OF
REMAINING TERM (MONTHS)  MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------

301+....................         49          $15,918,950.30    100.00%
                                 --          --------------    ------
   Total................         49          $15,918,950.30    100.00%
                                 --          --------------    ------
                                 --          --------------    ------

------------

(1) As of the Cut-off Date, the weighted average remaining months to scheduled maturity was approximately 351 months.

                         LOAN PURPOSE FOR THE
                        MORTGAGE LOANS IN THE
                               SUBGROUP
----------------------------------------------------------------------
                                               AGGREGATE
                                               PRINCIPAL      PERCENT
                            NUMBER OF           BALANCE         OF
      LOAN PURPOSE       MORTGAGE LOANS       OUTSTANDING     SUBGROUP
----------------------------------------------------------------------

Refinance - Cash Out....         34          $11,280,104.16     70.86%
Purchase................         11            3,475,509.77     21.83
Refinance - Rate/Term...          4            1,163,336.37      7.31
                                 --          --------------    ------
   Total................         49          $15,918,950.30    100.00%
                                 --          --------------    ------
                                 --          --------------    ------

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

     Pursuant to the pooling and servicing agreement dated as of September 1, 1999 (the 'Pooling and Servicing Agreement'), among the Depositor, EMC Mortgage Corporation, as seller (in such capacity, the 'Seller') and as master servicer (in such capacity, the 'Master Servicer'), and Bankers Trust Company of California, N.A., as trustee (the 'Trustee'), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date, exclusive of principal due and interest accruing prior to the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver on the Closing Date the following documents (collectively constituting the 'Trustee's Mortgage File') with respect to each Mortgage Loan:

          (a) the original Mortgage Note, endorsed by the originator of the Mortgage Loan, without recourse in the following form: 'Pay to the order of without recourse,' with all intervening endorsements that show a complete chain of endorsement from the originator to the Seller;

          (b) the original recorded Mortgage;

          (c) a duly executed assignment of the Mortgage to 'Bankers Trust Company of California, N.A., as trustee under the Pooling and Servicing Agreement dated as of September 1, 1999, Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 1999-2, without recourse;' in recordable form, as described in the Pooling and Servicing Agreement;

          (d) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage; and

          (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the Closing Date.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee shall complete such assignment as provided in subparagraph (c) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee will be authorized to appoint a custodian to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     In addition, the Seller will make representations and warranties in the Pooling and Servicing Agreement as of the Cut-off Date in respect of the Mortgage Loans. The Depositor will file the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission (the 'SEC') in a report on Form 8-K within 15 days of the Closing Date.

     After the Closing Date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any Mortgage Loan is breached and such breach materially and adversely affects the interests of the holders of the Certificates in such Mortgage Loan, the Trustee is required to notify the Seller in writing. If the Seller cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the Trustee, the Seller is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the Stated Principal Balance as of the date of repurchase thereof plus accrued and unpaid interest thereon at the Mortgage Rate to the first day of the month following the month of repurchase. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a 'Replacement Mortgage Loan'); however, such substitution is only permitted within two years after the Closing Date. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan, the amount of any shortfall to be deposited by the Seller in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date, if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan, if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan, if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index and Periodic Rate Cap as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan, have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

      be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

      have a Combined Loan-to-Value Ratio or Loan-to-Value Ratio, as applicable, no higher than that of the Deleted Mortgage Loan,

      have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

      not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

      provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

      constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied, and comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     With respect to any repurchase or substitution of a Mortgage Loan that is not in default or as to which a default is not imminent, the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose the status of its REMIC elections or otherwise subject the Trust Fund to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document or for a breach of representation or warranty by the Seller with respect to a Mortgage Loan. The Master Servicer or a holder of a Residual Certificate will be obligated to pay any prohibited transaction taxes. The Master Servicer will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from a holder of a Residual Certificate.

UNDERWRITING GUIDELINES

     Approximately 69.17% and 20.92% of the Mortgage Loans were purchased from Conti and Amresco, respectively. The remaining Mortgage Loans were purchased from 5 different originators (together with Conti and Amresco, the 'Originators' and, each an 'Originator'). Set forth below is a description of the underwriting procedures (the 'Underwriting Guidelines') generally applied by the two largest Originators.

     The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability.

On a case-by-case basis, the related Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will represent such underwriting exceptions.

     The Underwriting Guidelines are less restrictive than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines, or under an underwriting exception thereto, generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     Under the Underwriting Guidelines, the related Originator reviews and verifies the loan applicant's sources of income (except under the Stated Income Documentation program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (x) an appraisal of the mortgaged property (which conforms to Freddie Mac and Fannie Mae standards generally) by qualified independent appraisers who are approved by the related Originator and (y) a review of such appraisal, which review may be conducted by the related Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. In cases where the mortgage loan is originated as part of the Originator's customer retention program, the Originator may rely on an appraisal conducted not more than 18 months prior to the origination of the new mortgage loan. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest credit grading category (80% under the Limited Documentation program and 75% under the Stated Income Documentation program), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. In the course of their pre-funding audit, the related Originator generally reverifies the income of the mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under the Stated Income Documentation program). If the loan-to-value ratio is greater than a predetermined level, the related Originator generally verifies the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

     The Mortgage Loans were originated consistent with and generally conform to 'Full Documentation,' 'Limited Documentation,' or 'Stated Income Documentation' residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate of such loan. The

Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the related Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans is $350,000. Mortgage loans may, however, be originated generally up to $500,000, provided the loan-to-value ratio is less than the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one- to four-family loans to have loan-to-value ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgaged loan, the mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a 'lease option purchase,' the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

     The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 months. Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

     The Underwriting Guidelines require title insurance or an attorney's opinion of title on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

NO RECOURSE TO THE DEPOSITOR OR THE SELLER

     As described above under ' -- Assignment of the Mortgage Loans; Repurchase,' the Depositor will cause the Mortgage Loans to be assigned to the Trustee, without recourse. However, the Seller will be obligated to repurchase or substitute for any Mortgage Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Mortgage Loans as described above under ' -- Assignment of the Mortgage Loans; Repurchase.' These obligations to purchase or substitute constitute the sole remedy available to the Certificateholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

THE MASTER SERVICER

     EMC Mortgage Corporation ('EMC'), a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from 'investment grade' to varying degrees of 'non-investment grade' up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property, a 'REO Property'). EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

     The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation ('RTC'), from private investors and, most recently, from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories; (x) performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (y) non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

     EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of June 30, 1999, EMC was servicing approximately $3.17 billion of mortgage loans and REO Property.

     The principal executive offices of EMC are located at 909 Hidden Ridge Drive, Irving, Texas 75038. Its telephone number is (972) 444-2800.

LOAN SERVICING

     EMC has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to, collecting, aggregating and remitting mortgage loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by EMC. The statement details the payment activity since the prior month's statement and specifies the payment due. Notice of changes in the applicable loan rate are provided by EMC to the mortgagor by separate notification.

     EMC will pay or cause to be paid certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities as Master Servicer under the Pooling and Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers. EMC will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers under certain limited circumstances.

COLLECTION PROCEDURES

     EMC, as Master Servicer, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (a) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan, other than prepayment charges except in limited circumstances, and (b) to the extent not inconsistent with the coverage of such Mortgage Loan by an insurance policy, guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any applicable insurance policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     When a mortgagor fails to make a payment, EMC attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. EMC generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, within 30 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by EMC, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, EMC determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by EMC. After foreclosure, EMC may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, EMC's business judgment, changes in the servicing portfolio and applicable laws and regulations.

DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                   AS OF JUNE 30, 1997                   AS OF JUNE 30, 1998
                           -----------------------------------   -----------------------------------
                                                       % BY                                  % BY
                           NO. OF     PRINCIPAL      PRINCIPAL   NO. OF     PRINCIPAL      PRINCIPAL
                           LOANS      BALANCE(2)      BALANCE    LOANS      BALANCE(2)      BALANCE
                           -----      ----------      -------    -----      ----------      -------
Current loans............  13,756   $1,040,738,898     66.51%    24,159   $1,869,900,359     70.72%
Period of delinquency(3)
    30-59 days...........   1,123       63,591,591      4.06      2,877      187,511,932      7.09
    60-89 days...........     405       24,783,972      1.58      1,091       71,415,699      2.70
    90 days or more......   1,186       71,235,486      4.55      2,041      143,439,906      5.42
Foreclosure/
  bankruptcies(4)........   2,919      276,595,987     17.68      4,091      305,592,230     11.56
Real estate owned........     831       87,923,377      5.62        783       66,294,610      2.51
                           ------   --------------    ------     ------   --------------    ------
Total portfolio..........  20,220   $1,564,869,311    100.00%    35,042   $2,644,154,736    100.00%

                                   AS OF JUNE 30, 1999
                           -----------------------------------
                                                       % BY
                           NO. OF     PRINCIPAL      PRINCIPAL
                           LOANS      BALANCE(2)      BALANCE
                           -----      ----------      -------
Current loans............  30,514   $2,172,839,680     68.56%
Period of delinquency(3)
    30-59 days...........   4,450      292,369,887      9.22
    60-89 days...........   1,404       90,314,938      2.85
    90 days or more......   1,576      116,479,156      3.67
Foreclosure/
  bankruptcies(4)........   5,318      408,881,121     12.90
Real estate owned........   1,170       88,642,865      2.80
                           ------   --------------    ------
Total portfolio..........  44,432   $3,169,527,647    100.00%

------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the REO Properties, the Principal Balance is at the time of foreclosure.

(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and Principal Balance shown in the period of delinquency.

                            ------------------------

     Since the Mortgage Loans were originated by various Originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the Mortgage Loans. In addition, a variety of factors, including the appreciation of real estate values, historically have limited the loss and delinquency experience on subprime mortgage loans. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or downturn in the real estate markets in which the Mortgaged Properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees with respect to the Trust Fund are payable out of the interest payments on each Mortgage Loan. The expense fees will be 0.51% per annum of the Stated Principal Balance of each Mortgage Loan. The expense fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities (the 'Master Servicing Fee') and (b) fees payable to the Trustee in respect of its activities as trustee (the 'Trustee Fee'). The Master Servicing Fee will be 0.50% per annum of the Stated Principal Balance of each Mortgage Loan. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under ' -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The Master Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

     For any Mortgage Loan, the 'Net Mortgage Rate' is the Mortgage Rate thereon minus 0.50% and the 'Adjusted Net Mortgage Rate' is the Mortgage Rate thereon minus 0.51%.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments (as defined below) received during a month are not distributed until the 25th day of the following month, and accordingly an interest shortfall (a 'Prepayment Interest Shortfall') would result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Offered Certificates on any Distribution Date, the amount of the Master Servicing Fee otherwise payable to the Master Servicer for such month (the 'Compensating Interest') shall, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Offered Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer will be reflected in the distributions to holders of the Offered Certificates entitled thereto made on the Distribution Date on which the Principal Prepayment received would be distributed.

ADVANCES

     Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due during the related Due Period and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the applicable Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property is an REO Property, such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an 'Advance,' and the date of any such Advance, as described herein, a 'Master Servicer Advance Date').

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain an insurance policy on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located with an insurer which is licensed to do business in the state where the Mortgaged Property is located. All amounts collected by the Master Servicer under any hazard insurance policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of the Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (a) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (b) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by an insurance policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the

Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon.

     The proceeds from any liquidation of a Mortgage Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Mortgaged Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Mortgage Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Mortgage Loan; and fourth, as a recovery of principal of such Mortgage Loan.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the Pooling and Servicing Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the related subservicer.

     The Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

      the Master Servicer has proposed a successor to the Trustee and the Trustee has consented thereto, such consent not to be withheld unreasonably the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac the Trustee has received written confirmation from each Rating Agency that the appointment of such successor will not cause that Rating Agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Offered Certificates.

     In addition, the Master Servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates Series 1999-2 (the 'Certificates') will consist of: (a) the following fixed rate certificates (the 'Fixed Rate Certificates'): Class AF-1 and Class AF-2 Certificates (collectively, the 'Class A Fixed Rate Certificates'), Class MF-1 Certificates (the 'Class MF-1 Certificates'), Class MF-2 Certificates (the 'Class MF-2 Certificates' and together with the Class MF-1 Certificates, the 'Mezzanine Fixed Rate Certificates'), Class BF Certificates (the 'Class BF Certificates' and together with the Mezzanine Fixed Rate Certificates, the 'Subordinated Offered Fixed Rate Certificates'); Class BF-IO Certificates (the 'Class BF-IO Certificates'); and Class PF Certificates (the 'Class PF Certificates'); (b) the following adjustable rate certificates (the 'Adjustable Rate Certificates'): Class AV-1 and Class AV-2 Certificates (collectively, the 'Class A Adjustable Rate Certificates' and, together with the Class A Fixed Rate Certificates, the 'Class A Certificates'), Class MV-1 Certificates (the
'Class MV-1 Certificates' and together with the Class MF-1 Certificates, the 'Class M-1 Certificates'), Class MV-2 Certificates (the 'Class MV-2 Certificates' and together with the Class MV-1 Certificates, the 'Mezzanine Adjustable Rate Certificates;' the Class MV-2 Certificates together with the Class MF-2 Certificates, the 'Class M-2 Certificates'); Class BV Certificates (the 'Class BV Certificates' and together with the Mezzanine Adjustable Rate Certificates, the 'Subordinated Offered Adjustable Rate Certificates;' and together with the Class BF Certificates, the 'Class B Certificates');
Class BV-IO Certificates (the 'Class BV-IO Certificates' and together with the Class BF-IO Certificates, the 'Class B-IO Certificates'); and Class PV Certificates (the 'Class PV Certificates' and collectively with the Class PF Certificates, the 'Class P Certificates'); and (c) Class R Certificates (the 'Residual Certificates'). The Mezzanine Fixed Rate Certificates and the Mezzanine Adjustable Rate Certificates are referred to collectively as the 'Mezzanine Certificates.' The Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates are referred to collectively as the 'Subordinated Offered Certificates.' As used herein, a 'Certificate Group' is either the Fixed Rate Certificates or the Adjustable Rate Certificates, as the context requires.

     The Class B-IO Certificates are interest-only Certificates issued with a notional principal balance as provided in the Pooling and Servicing Agreement. Each class of Class P Certificates will have a Certificate Principal Balance of $100, will not bear interest and will be entitled to all prepayment charges collected by the Master Servicer with respect to the Mortgage Loans in the related Loan Group. Only the Fixed Rate Certificates other than the Class BF-IO and Class PF Certificates (the 'Offered Fixed Rate Certificates') and the Adjustable Rate Certificates other than the Class BV-IO and Class PV Certificates (the 'Offered Adjustable Rate Certificates' and collectively with the Offered Fixed Rate Certificates, the 'Offered Certificates') are offered hereby. Distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of the Fixed Rate Mortgage Loans. Distributions on the Adjustable Rate Certificates, as a Certificate Group, will be based primarily on amounts available for distribution in respect of the Adjustable Rate Mortgage Loans. In addition, principal distributions on the Class AV-1 Certificates will be based primarily on the principal collections from Subgroup 1, and principal distributions on the Class AV-2 Certificates will be based primarily on the principal collections from Subgroup 2.

     The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Offered Certificates ('Certificate Owners') may elect to hold their Offered Certificates through the Depository Trust Company ('DTC') in the United States, or Cedelbank ('CEDEL') or the Euroclear System ('Euroclear'), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Offered Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear, as a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see 'Certain Federal Income Tax Considerations -- Tax Treatment of Foreign Investors' in the Prospectus and 'Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Considerations -- Tax Treatment of Foreign Investors' and
' -- Miscellaneous Tax Aspects -- Backup Withholding' in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if

     (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor,

     (b) the Depositor at its sole option, elects to terminate a book-entry system through DTC or

     (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such Class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibilty for any aspect of the records relating to or payments made on account of beneficial ownership interests in Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC has advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ('Systems') that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed its participants and other members of the financial community (the 'Industry') that is has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ('Depositary Services'), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEPOSITS TO THE CERTIFICATE ACCOUNT

     The Master Servicer will establish and initially maintain an account (the 'Certificate Account') for the benefit of the Trustee on behalf of the Certificateholders. The Certificate Account must be either maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agencies, an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the Federal Deposit Insurance Corporation (the 'FDIC') or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')),

      an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, or an account or accounts otherwise acceptable to each Rating Agency.

     On a daily basis within one Business Day after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it on or subsequent to the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Principal Balance):

          1. all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          2. all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-Off Date) on the Mortgage Loans, net of the related Master Servicing Fee;

          3. all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ('Insurance Proceeds'), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, 'Liquidation Proceeds');

          4. all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls;

          5. all prepayment charges collected by the Master Servicer during the related Due Period;

          6. any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

          7. all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

          8. all Advances.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Master Servicer Advance Date for the following purposes:

          (a) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under 'Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans') and, as additional servicing compensation, assumption fees, late payment charges and net earnings on or investment income with respect to funds in or credited to the Certificate Account;

          (b) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (b) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (c) to reimburse the Master Servicer for any Advances or servicing expenses and advances previously made that the Master Servicer has determined to be nonrecoverable;

          (d) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (e) to pay the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (e) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

          (f) to pay to the Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by the Seller or the Master

     Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (g) to reimburse the Seller, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement (including in the case of the Master Servicer, the Extra Master Servicing Fee);

          (h) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

          (i) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, not later than 1:00 p.m. Pacific Time on the Master Servicer Advance Date preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the amount of Interest Funds and Principal Funds for each Loan Group together with all prepayment charges collected or paid by the Master Servicer, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account, as described below.

     The 'Interest Funds' with respect to each Loan Group are equal to the sum, without duplication, of all scheduled interest collected during the related Due Period less the related Master Servicing Fee,

      all Advances relating to interest,

      all Compensating Interest and

      Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in such Loan Group.

     The 'Principal Funds' with respect to each Loan Group or Subgroup are equal to the sum, without duplication, of the scheduled principal collected during the related Due Period or advanced on or before the related Master Servicer Advance Date,

      prepayments collected in the related Due Period,

      the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Master Servicer,

      the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan and all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal reimbursed during the related Due Period, in each case with respect to the Mortgage Loans in such Loan Group.

     A 'Due Period' with respect to any Distribution Date is the calendar month preceding the calendar month in which such Distribution Date occurs.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     The Trustee will establish and maintain a distribution account (the 'Distribution Account') on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein
(x) the aggregate amount remitted by the Master Servicer to the Trustee and
(y) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

     The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under ' -- Distributions' and may from time to time make withdrawals from the Distribution Account to pay itself the Trustee Fee for the related Distribution Date;

      to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

      to withdraw any amount deposited in the Distribution Account and not required to be deposited therein; and

      to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in October 1999 (each, a 'Distribution Date'), to the persons in whose names such Certificates are registered at the close of business on the related record date (each a 'Record Date'). The Record Date for the Fixed Rate Certificates for the first Distribution Date will be the Closing Date. For any other Distribution Date, the Record Date for the Fixed Rate Certificates will be the last Business Day of the month preceding the month in which that Distribution Date occurs. The Record Date for the Adjustable Rate Certificates for any Distribution Date will be the Business Day preceding the applicable Distribution Date; provided, however, that if the Adjustable Rate Certificates are no longer Book-Entry Certificates, the Record Date will be the same as for the Fixed Rate Certificates.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The 'Percentage Interest' evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.

     Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Offered Fixed Rate Certificates is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; and the interest distributable with respect to the Offered Adjustable Rate Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the 'Accrual Period' for the related Class of Offered Certificates.

     All calculations of interest on the Offered Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Offered Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     On each Distribution Date, the Interest Funds, net of the Trustee Fee, for that Distribution Date with respect to each Loan Group are required to be distributed on the Certificates in the related Certificate Group in the following order of priority, until such net Interest Funds have been fully distributed:

          (i) to each Class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount for such Class; provided, however, that if the net Interest Funds for a Certificate Group are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount, the net Interest Funds for such Certificate Group will be distributed pro rata among each Class of the Class A Certificates in that Certificate Group based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for such Class of the Class A Certificates of such Certificate Group to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates of such Certificate Group;

          (ii) to the Class M-1 Certificates, the Current Interest for such
     Class;

          (iii) to the Class M-2 Certificates, the Current Interest for such Class;

          (iv) to the Class B Certificates, the Current Interest for such Class; and

          (v) any remainder to be distributed as described below under ' -- Overcollateralization and Crosscollateralization Provisions.'

     'Current Interest,' with respect to each Class of the Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     'Interest Carry Forward Amount,' with respect to each Class of the Offered Certificates and each Distribution Date, is the sum of (1) the excess of
(A) Current Interest for such Class with respect to prior Distribution Dates over (B) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate.

     The 'Pass-Through Rate' per annum for each Class of Offered Fixed Rate Certificates is the respective per annum fixed rate as set forth and described on the cover of this Prospectus Supplement. On any Distribution Date after the Optional Termination Date for the Fixed Rate Loan Group the Pass-Through Rate for the Offered Fixed Rate Certificates will increase by 0.50% per annum. On any Distribution Date (including after the Optional Termination Date for the Fixed Rate Loan Group), the Pass-Through Rate for the Offered Fixed Rate Certificates will be subject to an interest rate cap equal to the weighted average Adjusted Net Mortgage Rates on the Fixed Rate Mortgage Loans in effect on the related Due Date (such weighted average rate, the 'Fixed Net Rate Cap').

     The 'Pass-Through Rate' per annum for each Class of Offered Adjustable Rate Certificates will be equal to the least of the London interbank offered rate for one month United States dollar deposits ('One-Month LIBOR') calculated as described below under ' -- Calculation of One-Month LIBOR' plus the Pass-Through Margin (as defined below) for such Class,

      15.82% per annum, and

      the Adjustable Rate Available Funds Cap for the Offered Adjustable Rate Certificates.

     The 'Adjustable Rate Available Funds Cap' for the Offered Adjustable Rate Certificates for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Adjustable Rate Mortgage Loans based on the Adjusted Net Mortgage Rates in effect on the related Due Dates divided by (y) the Certificate Principal Balance of the Offered Adjustable Rate Certificates (adjusted to an effective rate reflecting the accrual of interest calculated on the basis of a 360-day year and the actual number of days elapsed).

     The 'Pass-Through Margin' for each Class of Offered Adjustable Rate Certificates is as follows: for any Distribution Date on or prior to the Optional Termination Date for the Adjustable Rate Loan Group: Class AV-1, 0.35%; Class AV-2, 0.50%; Class MV-1, 0.70%; Class MV-2, 1.35%; and Class BV, 3.50%;
and for any Distribution Date after the Optional Termination Date for the Adjustable Rate Loan Group: Class AV-1, 0.70%; Class AV-2, 1.00%; Class MV-1, 1.05%; Class MV-2, 2.025%; and Class BV, 5.25%.

     The 'Adjustable Rate Certificate Carryover' for a Class of Offered Adjustable Rate Certificates on any Distribution Date on which the Pass-Through Rate for such Class is based upon the Adjustable Rate Available Funds Cap is the excess of (x) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Adjustable Rate

Available Funds Cap over (y) the amount of interest such Class received on such Distribution Date based on the Adjustable Rate Available Funds Cap, up to but not exceeding 15.82% per annum, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Adjustable Available Funds Cap).

     Distributions of Principal. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Loan Group is required to be distributed to the Certificates in the related Certificate Group in the following order of priority until such Principal Distribution Amount has been fully distributed:

          (A) For each Distribution Date prior to the related Stepdown Date or on which a Trigger Event for that Loan Group is in effect:

             1. to the Class A Certificates, until the Certificate Principal Balances thereof are reduced to zero; provided that the Principal Distribution Amount for each Loan Group is required to be distributed as set forth below;

             2. to the Class M-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

             3. to the Class M-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

             4. to the Class B Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

             5. any remainder to be distributed as described under ' -- Overcollateralization and Crosscollateralization Provisions' below.

          (B) For each Distribution Date on or after the related Stepdown Date and so long as a Trigger Event is not in effect for that Loan Group:

             1. to the Class A Certificates, the applicable Class A Principal Distribution Amount; provided that the Class A Principal Distribution Amount for each Loan Group is required to be distributed as set forth below;

             2. to the Class M-1 Certificates, the applicable Class M-1 Principal Distribution Amount;

             3. to the Class M-2 Certificates, the applicable Class M-2 Principal Distribution Amount;

             4. to the Class B Certificates, the applicable Class B Principal Distribution Amount; and

             5. any remainder to be distributed as described under ' -- Overcollateralization and Crosscollateralization Provisions' below.

     The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Fixed Rate Loan Group is required to be distributed concurrently to the Class AF-1 and Class AF-2 Certificates pro rata in accordance with their respective Certificate Principal Balances.

     The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, for the Adjustable Rate Loan Group is required to be distributed concurrently to the Class AV-1 and Class AV-2 Certificates on the basis of the applicable Principal Percentage until the Certificate Principal Balance of either Class is reduced to zero and thereafter to the remaining Class until the Certificate Principal Balance thereof is reduced to zero. As to either Class of Class A Adjustable Rate Certificates and any Distribution Date, the 'Principal Percentage' will equal the percentage equivalent of a fraction, the numerator of which is the Principal Funds for the related Subgroup and the denominator of which is the aggregate Principal Funds for both Subgroups.

     'Principal Distribution Amount,' with respect to each Distribution Date and a Loan Group, is the sum of (x) the Principal Funds for such Distribution Date for such Loan Group and (y) any Extra Principal Distribution Amount for such Distribution Date for the related Certificate Group.

     'Class A Principal Distribution Amount,' for a Loan Group is the excess of
(A) the Certificate Principal Balance of the Class A Certificates for such Certificate Group immediately prior to such Distribution Date over (B) the lesser of (I) 60.00% for the Fixed Rate Loan Group and 47.00% for the Adjustable Rate Loan Group, of the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period and (II) the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period less the OC Floor for the related Loan Group.

     'Class M-1 Principal Distribution Amount,' for a Loan Group is the excess of (x) the sum for such Loan Group of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) 71.00% for the Fixed Rate Loan Group and 63.00% for the Adjustable Rate Loan Group of the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period less the OC Floor for the related Loan Group.

     'Class M-2 Principal Distribution Amount,' for a Loan Group is the excess of (x) the sum for such Loan Group of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) 81.00% for the Fixed Rate Loan Group and 75.50% for the Adjustable Rate Loan Group, of the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period less the OC Floor for the related Loan Group.

     'Class B Principal Distribution Amount,' for a Loan Group is the excess of
(x) of the sum for such Loan Group of (A) the Certificate Principal Balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for such Distribution Date) and (D) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) 92.50% for the Fixed Rate Loan Group and 90.50% for the Adjustable Rate Loan Group, of the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period and (B) the Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period less the OC Floor for the related Loan Group, provided, however, that after the Certificate Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for such Certificate Group are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for the related Loan Group.

     'Extra Principal Distribution Amount,' for a Loan Group and with respect to any Distribution Date, is the lesser of (a) the excess, if any, of the Specified Overcollateralization Amount for such Loan Group and Distribution Date over the Overcollateralization Amount (after giving effect to distributions of principal on the related Certificate Group other than any Extra Principal Distribution Amount) for such Loan Group and Distribution Date and (b) the Excess Cashflow for such Loan Group and Distribution Date and any Remainder Excess Cashflow from the other Loan Group for such Distribution Date available therefor in the priority set forth herein.

     'Excess Cashflow,' for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the net Interest Funds and Principal Funds for such Loan Group and Distribution Date over required distributions of interest and principal (excluding any Extra Principal Distribution Amount) on the Offered Certificates in the related Certificate Group on such Distribution Date.

     'OC Floor' equals 0.50%, in the case of the Fixed Rate Loan Group, and 1.00% in the case of the Adjustable Rate Loan Group, of the Stated Principal Balances of the Mortgage Loans included in the related Loan Group as of the Cut-off Date.

     'Remainder Excess Cashflow,' for a Loan Group and with respect to any Distribution Date, is the excess, if any, of the Excess Cashflow for such Loan Group and Distribution Date over the portion thereof, if any, applied to the Offered Certificates in the related Certificate Group pursuant to clauses (1) through (7) under the third paragraph under ' -- Overcollateralization and Crosscollateralization Provisions' below.

     'Specified Overcollateralization Amount' means, with respect to each Loan Group prior to the Stepdown Date for the related Certificate Group, an amount equal to 3.75% for the Fixed Rate Loan Group and 4.75% for the Adjustable Rate Loan Group of the Cut-off Date Principal Balance of the Mortgage Loans in the related Loan Group, and with respect to each Loan Group on and after the Stepdown Date for the related Certificate Group, an amount equal to 7.50% for the Fixed Rate Loan Group and 9.50% for the Adjustable Rate Loan Group of the Stated Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Due Period, subject to a minimum amount equal to the applicable OC Floor; provided, however, that, if on any Distribution Date, a Trigger Event for a Certificate Group has occurred, the Specified Overcollateralization Amount shall not be reduced to the applicable percentage of the then current Stated Principal Balance of the Mortgage Loans in the related Loan Group until the Distribution Date on which a Trigger Event for such Certificate Group no longer exists.

     'Overcollateralization Amount,' with respect to any Distribution Date and Loan Group, is the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period over (b) the Certificate Principal Balances of the Offered Certificates in the related Certificate Group as of such date (after taking into account the payment of principal on such Certificates on such Distribution
Date).

     'Stepdown Date,' with respect to each Certificate Group, is the later to occur of (i) the Distribution Date in October 25, 2002 or (ii) the first Distribution Date on which the Senior Enhancement Percentage for the related Loan Group (calculated for this purpose only after taking into account distributions of principal on the related Mortgage Loans on such Distribution Date, but prior to any applications of Principal Funds to the related Certificates) is greater than or equal to the Specified Senior Enhancement Percentage for such Loan Group.

     'Specified Senior Enhancement Percentage' with respect to the Fixed Rate Loan Group, 40.00% and with respect to the Adjustable Rate Loan Group, 53.00%.

     'Senior Enhancement Percentage' with respect to a Loan Group and for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate of the Certificate Principal Balances of the related Subordinated Offered Certificates and (ii) the related Overcollateralization Amount in each case after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date by (y) the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group as of the last day of the related Due Period.

     A 'Trigger Event,' with respect to each Certificate Group and a Distribution Date after the Stepdown Date, exists if the product of (i) two times for the Fixed Rate Loan Group and 2.5 times for the Adjustable Rate Loan Group and (ii) the quotient (expressed as a percentage) of (A) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent for each Loan Group (including Mortgage Loans in foreclosure and REO Properties) and
(B) the Stated Principal Balance of that Loan Group as of the preceding Master Servicer Advance Date equals or exceeds the Required Percentage. A 'Required Percentage,' with respect to each Certificate Group and a Distribution Date after the Stepdown Date is equal to the quotient (expressed as a percentage) of
(x) the excess of (I) the Stated Principal Balances of such Loan Group over
(II) the Certificate Principal Balance of the most senior Class of Certificates of such Certificate Group outstanding as of the preceding Master Servicer Advance Date and (y) the Stated Principal Balance of such Loan Group.

OVERCOLLATERALIZATION AND CROSSCOLLATERALIZATION PROVISIONS

     As set forth below, the Excess Cashflow for a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the related Certificate Group whenever the Overcollateralization Amount for such Loan Group is less than the related Specified Overcollateralization Amount. In addition, any Remainder Excess Cashflow with respect to a Loan Group will be required to be applied as an Extra Principal Distribution Amount with respect to the Certificate Group related to the other Loan Group whenever the Overcollateralization Amount for such other Loan Group is less than the related Specified Overcollateralization Amount. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a Certificate Group exceed the Stated Principal Balances of the Mortgage Loans in the related Loan Group, the Certificate Principal Balances of the Subordinated Offered Certificates (but not the Class A Certificates) of such Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess. Any such reduction is an 'Applied Realized Loss Amount.'

     If the Certificate Principal Balance of a Class of Subordinated Offered Certificates is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Excess Cashflow from the related Loan Group and Remainder Excess Cashflow from the other Loan Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such Certificates in order of seniority.

     On each Distribution Date, the Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

          (1) the Extra Principal Distribution Amount for such Loan Group;

          (2) to the related Class M-1 Certificates, any Interest Carry Forward Amount for such Class;

          (3) to the related Class M-1 Certificates, any Unpaid Realized Loss Amount for such Class;

          (4) to the related Class M-2 Certificates, any Interest Carry Forward Amount for such Class;

          (5) to the related Class M-2 Certificates, any Unpaid Realized Loss Amount for such Class;

          (6) to the related Class B Certificates, any Interest Carry Forward Amount for such Class; and

          (7) to the related Class B Certificates, the Unpaid Realized Loss Amount for such Class.

     On each Distribution Date, the Remainder Excess Cashflow with respect to a Loan Group will be required to be distributed as follows:

          (a) for distribution to the Certificates in the other Certificate Group to the extent that any of the amounts listed in clauses (1) through
     (7) in the immediately preceding paragraph with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth above;

          (b) in the case of the Adjustable Rate Loan Group, to the Offered Adjustable Rate Certificates, on a pro rata basis, the Adjustable Rate Certificate Carryover (to be treated as paid from and to the extent of funds on deposit in the Adjustable Rate Carryover Reserve Fund, after giving effect to distributions pursuant to clause (c) below);

          (c) to the Class B-IO Certificates of such Certificate Group, first, in the case of the Adjustable Rate Certificates, for deposit in the Adjustable Rate Carryover Reserve Fund (for distribution (if any) pursuant to clause (b) above) in an amount equal to the Adjustable Rate Carryover Reserve Fund Deposit, and second for distribution to the Class B-IO Certificates of each Certificate Group, in each case as provided in the Pooling and Servicing Agreement;

          (d) if such Distribution Date is on or after the expiration of the latest term of any prepayment charge on any Mortgage Loan in the related Loan Group, to the related Class P Certificates until the Certificate Principal Balance thereof is reduced to zero;

          (e) to pay the Master Servicer an extra master servicing fee as provided in the Pooling and Servicing Agreement (the 'Extra Master Servicing Fee'); and

          (f) to the Residual Certificates, any remaining amount.

     'Applied Realized Loss Amount,' with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, means the sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such Class.

     'Realized Loss' is the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     'Unpaid Realized Loss Amount,' with respect to any Class of the Subordinated Offered Certificates and as to any Distribution Date, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a Class of Subordinated Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

     With respect to a Certificate Group and any Distribution Date, the excess, if any, of (a) the Overcollateralization Amount on such Distribution Date over
(b) the Specified Overcollateralization Amount is the 'Excess Overcollateralization Amount' with respect to such Distribution Date. If, on any Distribution Date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the related Overcollateralization Amount is or would be greater than the related Specified Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Certificates in the related Certificate Group on such Distribution Date will (to the extent not otherwise required to be applied to the other Certificate Group) instead be distributed to the holders of the related Class B-IO Certificates, to the Master Servicer as an Extra Master Servicing Fee and to the holders of the Residual Certificates (in each case as provided in the Pooling and Servicing Agreement) until the applicable Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Certificates in the related Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group, and of reducing the related Overcollateralization Amount to the applicable Specified Overcollateralization Amount.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Adjustable Rate Certificates (each such date, an 'Interest Determination Date'), the Trustee will determine One-Month LIBOR for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.

     The 'Reference Bank Rate' with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all Adjustable Rate Certificates for such Accrual Period. As used in this section, 'LIBOR Business Day' means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and 'Reference Banks' means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London,

      which have been designated as such by the Trustee and

      which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Adjustable Rate Certificates for the related Accrual Period for the Offered Adjustable Rate Certificates shall (in the absence of manifest error) be final and binding.

ADJUSTABLE RATE CARRYOVER RESERVE FUND

     The Pooling and Servicing Agreement also establishes an account (the 'Adjustable Rate Carryover Reserve Fund'), which is held in trust by the Trustee on behalf of the Offered Adjustable Rate Certificateholders. The Adjustable Rate Carryover Reserve Fund will not be an asset of any REMIC. Holders of the Offered Adjustable Rate Certificates will be entitled to receive payments from the Adjustable Rate Carryover Reserve Fund in an amount equal to any Adjustable Rate Certificate Carryover for such Certificates as described herein under ' -- Overcollateralization and Crosscollateralization Provisions.' The amount required to be deposited in the

Adjustable Rate Carryover Reserve Fund on any Distribution Date (the 'Adjustable Rate Carryover Reserve Fund Deposit') will equal the greater of (x) any Adjustable Rate Certificate Carryover for such Distribution Date and (y) an amount such that when added to other amounts already on deposit in the Adjustable Rate Carryover Reserve Fund, the aggregate amount on deposit therein is equal to $10,000 (such amount on deposit therein being subject to increase or decrease under certain circumstances, as provided in the Pooling and Servicing Agreement). Any investment earnings on amounts on deposit in the Adjustable Rate Carryover Reserve Fund will be paid to (and for the benefit of) the holders of the Class BV-IO Certificates and will not be available to pay any Adjustable Rate Certificate Carryover.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer and the Depositor a statement generally setting forth, among other information:

           1. the amount of the related distribution to holders of the Offered Certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and
     (C) Extra Principal Distribution Amount;

           2. the amount of such distribution to holders of the Offered Certificates allocable to interest;

           3. the Interest Carry Forward Amounts for each Class of Offered Certificates (if any);

           4. the Certificate Principal Balance of the Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

           5. the Pool Stated Principal Balance for the following Distribution Date;

           6. the amount of the Master Servicing Fee paid to or retained by the Master Servicer for the related Due Period;

           7. the Pass-Through Rate for each Class of Offered Adjustable Rate Certificates for such Distribution Date;

           8. the amount of Advances included in the distribution on such Distribution Date;

           9. the number and aggregate principal amounts of the Mortgage Loans in each Loan Group (A) delinquent (exclusive of related Mortgage Loans in foreclosure) (1) 30-59 days, (2) 60-89 days and (3) 90 or more days, and
     (B) in foreclosure and delinquent (1) 30-59 days, (2) 60-89 days and
     (3) 90 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

          10. with respect to any Mortgage Loan in each Loan Group that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

          11. with respect to each Loan Group, whether a Trigger Event exists;

          12. the total number and principal balance of any REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date; and

          13. any Adjustable Rate Certificate Carryover paid and all remaining Adjustable Rate Certificate Carryover remaining on each Class of the Offered Adjustable Rate Certificates on such Distribution Date.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee, without the consent of Certificateholders,

      to cure any ambiguity,

      to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of Certificates. The Pooling and Servicing Agreement may also be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on any class of Certificates. In addition, the Pooling and Servicing Agreement may be amended without the consent of Certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the Trust Fund's REMIC elections, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualifications.

     In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Seller and the Trustee and the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may

     (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate;

     (b) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (a) above, without the consent of the holders of Certificates of such Class evidencing, as to such Class, percentage interests aggregating 66%; or

     (c) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such Class.

     The Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment will not cause the Trust Fund's REMIC elections to fail to qualify.

OPTIONAL TERMINATION

     The Master Servicer will have the right to purchase all remaining Mortgage Loans and REO Properties in each Loan Group and thereby effect early retirement of all the Certificates of the related Certificate Group, subject to the Stated Principal Balance of the Mortgage Loans and REO Properties in such Loan Group at the time of repurchase being less than or equal to 10% of Cut-off Date Principal Balance of such Loan Group (each, an 'Optional Termination Date'). In the event such option is exercised by the Master Servicer, the repurchase will be made at a price equal to the sum of (x) 100% of the Stated Principal Balance of each Mortgage Loan in such Loan Group (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Master Servicing Fee, (y) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in such Loan Group, and (z) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances for such Loan Group, in each case previously incurred by the Master Servicer in the performance of its servicing obligations. Proceeds from such purchase will be distributed to the Certificateholders in the related Certificate Group in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates on a Certificate Group is entitled if, with respect to the related Loan Group, the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties of a Loan Group will result in an early retirement of the Certificates in the related Certificate Group.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 91 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

EVENTS OF DEFAULT

     Events of Default (each an 'Event of Default') will consist of:

      any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

      any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein;

      any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

      insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

     As of any date of determination, (x) holders of the Offered Certificates will be allocated 95% of all Voting Rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and (y) holders of the Class B-IO Certificates and the Residual Certificates will be allocated all of the remaining Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective percentage interests.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. In the event that the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     Bankers Trust Company of California, N.A. will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Bear Stearns Asset Backed Securities, Inc., Series 1999-2A or at such other addresses as the Trustee may designate from time to time.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The weighted average life of, and the yield to maturity on each Class of Offered Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. In addition, approximately 3.56%, 2.01%, 51.46%, 0.22% and 17.52% of the Mortgage Loans in the Fixed Rate Loan Group and approximately 1.39%, 44.55%, 20.94%, 0.00% and 6.40% of the Mortgage Loans in the Adjustable Rate Loan Group (by Cut-off Date Principal Balance) provide for the payment by the borrower of a prepayment charge on full prepayments typically made within one, two, three, four and five years, respectively, from the date of the execution of the related Mortgage Note. These penalties, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

     The weighted average life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors, the overcollateralization level of the assets in the Loan Group at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Offered Certificates);

      the delinquency and default experience of the Mortgage Loans,

      the level of One-Month LIBOR and the Mortgage Index for the Adjustable Rate Mortgage Loans, and

      the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates and to the Master Servicer as an Extra Master Servicing Fee (in each case as provided in the Pooling and Servicing Agreement) when required overcollateralization levels have been met.

     To the extent that greater amounts of Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a Class of Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Cashflow distributed at any time or in the aggregate. See 'Description of the Certificates -- Overcollateralization and Crosscollateralization Provisions' herein.

     The yields to maturity of the Subordinated Offered Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans in the related Loan Group. If an Applied Realized Loss Amount is allocated to a Class of Subordinated Offered Certificates, that Class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future Distribution Dates to the extent Excess Cashflow and Remainder Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

     The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans in the related Loan Group could result in an actual yield to such investor that is lower than the anticipated yield.

     The effective yield to the holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the 25th day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the related Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     All of the Mortgage Loans in the Fixed Rate Loan Group are fixed rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

     Mortgage Loans with higher Mortgage Rates may prepay faster than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate prepayment of Fixed Rate Mortgage Loans may reduce the Fixed Net Rate Cap. If the Pass-Through Rate on a Class of Offered Fixed Rate Certificates is limited by the Fixed Net Rate Cap, no amounts will be distributable on the applicable Distribution Date or on any future Distribution Date in respect of the foregone interest amounts.

     All of the Mortgage Loans in the Adjustable Rate Loan Group are adjustable rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate.

     The prepayment experience on the Class AV-1 and Class AV-2 Certificates will reflect the prepayment experience of the Mortgage Loans in the related Subgroup while the prepayment experience on the other Classes of Adjustable Rate Certificates will reflect the prepayment experience of the Mortgage Loans in both Subgroups. The Mortgage Loans in each Subgroup may have different prepayment experience because of the different original principal balances of those Mortgage Loans. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

     Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the related Offered Adjustable Rate Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Adjustable Rate Certificates. The Mortgage Rate applicable to all or substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Adjustable Rate Available Funds Cap on the related Offered Adjustable Rate Certificates. In addition, a substantial portion of the Mortgage Loans in the Adjustable Rate Loan Group have Mortgage Rates which will not adjust for a substantial period of time after origination. The rate of prepayment on those Adjustable Rate Mortgage Loans may increase as those Mortgage Loans approach their first Adjustment Dates. Even if current interest rates on alternative mortgage loans are only slightly higher or lower than the rates on those Mortgage Loans, the borrowers may attempt to refinance their Mortgage Loans to avoid increases in their monthly payments. See 'The Mortgage Pool' herein.

     Although amounts deposited in the Adjustable Rate Carryover Reserve Fund will be available to pay any Adjustable Rate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Offered Adjustable Rate Certificates do not address the likelihood of the payment of any such amount.

     The 'Last Scheduled Distribution Date' for each Class of the Offered Certificates is the Distribution Date in the month following the latest maturing mortgage loan plus one month. The actual final Distribution Date with respect to each Class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

      Excess Cashflow and any Remainder Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein and the Master Servicer may purchase all the Mortgage Loans in a Loan Group when the outstanding Stated Principal Balances thereof has declined to 10% or less of the Cut-off Date Principal Balance of such Loan Group.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The models used in this Prospectus Supplement (each, a 'Prepayment Model') are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans ('PPC'). 100% of PPC assumes prepayment rates of 5% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.8182% per annum in each month thereafter up to and including the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% PPC assumes a constant prepayment rate of 25% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans ('CPR'). 28% CPR assumes a constant prepayment rate of 28% per annum.

     As used in the following tables 100% PPC assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 100% of PPC; 125% PPC assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 125% of PPC; 150% PPC assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 150% of PPC; and the other percentages of PPC identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentages of PPC.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

     The following tables have been prepared on the basis of the following assumptions (collectively, the 'Modeling Assumptions'):

      the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans prepay at the indicated percentage of the applicable Prepayment Model;

      distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in October 1999, in accordance with the payment priorities defined herein;

      no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;

      scheduled payments are assumed to be received on the first day of each month commencing in October 1999, and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in September 1999, and include 30 days' interest thereon;

      the level of the six-month LIBOR Mortgage Index remains constant at 6.01625% per annum and the level of One-Month LIBOR remains constant at 5.4225% per annum;

      the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the related Optional Termination Date;

      the Closing Date for the Certificates is October 19, 1999;

      the Trustee Fee is 0.0%.

      the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

      except as indicated with respect to the weighted average lives, no optional termination is exercised with respect to either Loan Group on the respective Optional Termination Date; and

      each Loan Group or Subgroup consists of Mortgage Loans having the approximate characteristics described below:

                             FIXED RATE LOAN GROUP

                                                   ORIGINAL      REMAINING
                                                 AMORTIZATION   AMORTIZATION   REMAINING TERM
   CURRENT                            NET            TERM           TERM        TO MATURITY
   BALANCE       MORTGAGE RATE   MORTGAGE RATE   (IN MONTHS)    (IN MONTHS)     (IN MONTHS)
   -------       -------------   -------------   -----------    -----------     -----------
$39,165,504.64...    9.960%         9.460%           360            354             174
$ 1,835,404.79...    9.888%         9.388%           114            109             109
$12,545,277.01...    9.629%         9.129%           180            173             173
$ 7,195,587.54...    9.681%         9.181%           239            234             234
$ 1,633,426.59...   10.388%         9.888%           298            291             291
$72,483,577.78...    9.672%         9.172%           360            354             354

                    ADJUSTABLE RATE LOAN GROUP -- SUBGROUP 1

                                                                                                                 NUMBER OF
                                         ORIGINAL      REMAINING                                                MONTHS UNTIL
                              NET      AMORTIZATION   AMORTIZATION                       INITIAL      RESET      NEXT RATE
   CURRENT       MORTGAGE   MORTGAGE       TERM           TERM       GROSS    PERIODIC   PERIODIC    CHANGE      ADJUSTMENT
   BALANCE         RATE       RATE     (IN MONTHS)    (IN MONTHS)    MARGIN     CAP        CAP      FREQUENCY       DATE
   -------         ----       ----     -----------    -----------    ------     ---        ---      ---------       ----
$ 3,663,137.26..  9.711%     9.211%        360            350        6.138%    1.068%     1.042%        6             4
$ 4,628,652.56..  9.837%     9.337%        360            346        6.270%    1.026%     1.742%        6            10
$29,184,717.45..  9.993%     9.493%        360            353        6.268%    1.049%     1.805%        6            16
$17,633,433.10..  9.944%     9.444%        360            355        6.573%    1.014%     2.823%        6            19
$ 4,618,672.96.. 10.099%     9.599%        360            353        6.315%    1.153%     2.494%        6            29
$ 4,543,015.86..  9.803%     9.303%        360            355        6.038%    1.154%     2.538%        6            31
$   142,368.24.. 10.127%     9.627%        360            352        6.004%    1.000%     1.000%        6            52

                    ADJUSTABLE RATE LOAN GROUP -- SUBGROUP 2

                                                                                                                NUMBER OF
                                        ORIGINAL      REMAINING                                                MONTHS UNTIL
                             NET      AMORTIZATION   AMORTIZATION                       INITIAL      RESET      NEXT RATE
   CURRENT      MORTGAGE   MORTGAGE       TERM           TERM       GROSS    PERIODIC   PERIODIC    CHANGE      ADJUSTMENT
   BALANCE        RATE       RATE     (IN MONTHS)    (IN MONTHS)    MARGIN     CAP        CAP      FREQUENCY       DATE
   -------        ----       ----     -----------    -----------    ------     ---        ---      ---------       ----
$1,892,988.35..  9.452%     8.952%        360            351        6.056%    1.000%     1.000%        6             3
$2,105,088.73..  9.229%     8.729%        360            345        5.988%    1.000%     1.608%        6             9
$8,066,578.87..  9.519%     9.019%        360            352        5.779%    1.080%     1.436%        6            16
$1,047,829.26..  9.291%     8.791%        360            356        6.281%    1.000%     3.000%        6            19
$1,741,549.35..  9.517%     9.017%        360            351        5.890%    1.471%     2.771%        6            27
$1,064,915.74..  9.685%     9.185%        360            355        5.870%    1.371%     1.886%        6            31

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                       CLASS AF-1                              CLASS AF-2
                                          -------------------------------------   -------------------------------------
FIXED RATE MORTGAGE LOANS (PPC)            0%    50%   75%   100%   125%   150%    0%    50%   75%   100%   125%   150%
                                          ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
                                           0%    15%   20%    28%    35%    40%    0%    15%   20%    28%    35%    40%
ADJUSTABLE RATE MORTGAGE LOANS (CPR)      ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
DISTRIBUTION DATE
-----------------
Initial Percentage.                        100  100   100    100    100    100     100  100   100    100    100    100
September 25, 2000......................    97   83    76     69     63     56      97   83    76     69     63     56
September 25, 2001......................    95   68    56     45     34     25      95   68    56     45     34     25
September 25, 2002......................    93   56    40     27     15      6      93   56    40     27     15      6
September 25, 2003......................    92   45    31     23     15      6      92   45    31     23     15      6
September 25, 2004......................    90   36    25     17     11      6      90   36    25     17     11      6
September 25, 2005......................    88   31    20     12      7      4      88   31    20     12      7      4
September 25, 2006......................    86   26    16      9      5      3      86   26    16      9      5      3
September 25, 2007......................    83   22    13      7      3      2      83   22    13      7      3      2
September 25, 2008......................    80   19    10      5      2      1      80   19    10      5      2      1
September 25, 2009......................    78   16     8      4      2      0      78   16     8      4      2      0
September 25, 2010......................    75   14     6      3      1      0      75   14     6      3      1      0
September 25, 2011......................    71   12     5      2      1      0      71   12     5      2      1      0
September 25, 2012......................    68   10     4      1      0      0      68   10     4      1      0      0
September 25, 2013......................    64    8     3      1      0      0      64    8     3      1      0      0
September 25, 2014......................    34    5     2      0      0      0      34    5     2      0      0      0
September 25, 2015......................    32    4     1      0      0      0      32    4     1      0      0      0
September 25, 2016......................    31    3     1      0      0      0      31    3     1      0      0      0
September 25, 2017......................    29    3     1      0      0      0      29    3     1      0      0      0
September 25, 2018......................    27    2     0      0      0      0      27    2     0      0      0      0
September 25, 2019......................    25    2     0      0      0      0      25    2     0      0      0      0
September 25, 2020......................    24    1     0      0      0      0      24    1     0      0      0      0
September 25, 2021......................    22    1     0      0      0      0      22    1     0      0      0      0
September 25, 2022......................    20    1     0      0      0      0      20    1     0      0      0      0
September 25, 2023......................    17    1     0      0      0      0      17    1     0      0      0      0
September 25, 2024......................    15    0     0      0      0      0      15    0     0      0      0      0
September 25, 2025......................    12    0     0      0      0      0      12    0     0      0      0      0
September 25, 2026......................     9    0     0      0      0      0       9    0     0      0      0      0
September 25, 2027......................     6    0     0      0      0      0       6    0     0      0      0      0
September 25, 2028......................     2    0     0      0      0      0       2    0     0      0      0      0
September 25, 2029......................     0    0     0      0      0      0       0    0     0      0      0      0
Weighted Average Life (in years)(1).....  15.1  5.1   3.6    2.7    2.1    1.5    15.1  5.1   3.6    2.7    2.1    1.5
Weighted Average Life (in
  years)(1)(2)..........................  15.0  4.9   3.4    2.5    1.9    1.4    15.0  4.9   3.4    2.5    1.9    1.4

------------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (I) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (II) ADDING THE RESULTS, AND (III) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE RESPECTIVE OPTIONAL TERMINATION DATE.

(Table continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                        CLASS MF-1                               CLASS MF-2
                                          --------------------------------------   --------------------------------------
FIXED RATE MORTGAGE LOANS (PPC)            0%    50%   75%   100%   125%   150%    0%    50%   75%   100%   125%   150%
                                          ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
                                           0%    15%   20%    28%    35%    40%    0%    15%   20%    28%    35%    40%
ADJUSTABLE RATE MORTGAGE LOANS (CPR)      ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
DISTRIBUTION DATE
-----------------
Initial Percentage.                        100    100   100   100    100    100     100    100   100   100    100    100
September 25, 2000......................   100    100   100   100    100    100     100    100   100   100    100    100
September 25, 2001......................   100    100   100   100    100    100     100    100   100   100    100    100
September 25, 2002......................   100    100   100   100    100    100     100    100   100   100    100    100
September 25, 2003......................   100    100    85    62     56    100     100    100    85    62     44     42
September 25, 2004......................   100     97    68    46     30     34     100     97    68    46     30     19
September 25, 2005......................   100     84    54    34     20     12     100     84    54    34     20     12
September 25, 2006......................   100     72    43    25     14      7     100     72    43    25     14      7
September 25, 2007......................   100     61    34    18      9      4     100     61    34    18      9      3
September 25, 2008......................   100     52    27    13      6      0     100     52    27    13      6      0
September 25, 2009......................   100     45    21    10      4      0     100     45    21    10      2      0
September 25, 2010......................   100     38    17     7      1      0     100     38    17     7      0      0
September 25, 2011......................   100     32    13     5      0      0     100     32    13     5      0      0
September 25, 2012......................   100     27    10     4      0      0     100     27    10     1      0      0
September 25, 2013......................   100     23     8     1      0      0     100     23     8     0      0      0
September 25, 2014......................    92     13     4     0      0      0      92     13     2     0      0      0
September 25, 2015......................    88     11     3     0      0      0      88     11     0     0      0      0
September 25, 2016......................    84      9     0     0      0      0      84      9     0     0      0      0
September 25, 2017......................    79      7     0     0      0      0      79      7     0     0      0      0
September 25, 2018......................    74      6     0     0      0      0      74      6     0     0      0      0
September 25, 2019......................    69      5     0     0      0      0      69      4     0     0      0      0
September 25, 2020......................    65      4     0     0      0      0      65      1     0     0      0      0
September 25, 2021......................    59      2     0     0      0      0      59      0     0     0      0      0
September 25, 2022......................    53      0     0     0      0      0      53      0     0     0      0      0
September 25, 2023......................    47      0     0     0      0      0      47      0     0     0      0      0
September 25, 2024......................    40      0     0     0      0      0      40      0     0     0      0      0
September 25, 2025......................    33      0     0     0      0      0      33      0     0     0      0      0
September 25, 2026......................    24      0     0     0      0      0      24      0     0     0      0      0
September 25, 2027......................    15      0     0     0      0      0      15      0     0     0      0      0
September 25, 2028......................     5      0     0     0      0      0       5      0     0     0      0      0
September 25, 2029......................     0      0     0     0      0      0       0      0     0     0      0      0
Weighted Average Life (in years)(1).....  22.8   10.3   7.4   5.7    4.9    5.0    22.8   10.3   7.3   5.6    4.7    4.4
Weighted Average Life (in
  years)(1)(2)..........................  22.6    9.8   6.8   5.1    4.5    4.6    22.6    9.8   6.8   5.1    4.3    4.1

------------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (I) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (II) ADDING THE RESULTS, AND (III) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE RESPECTIVE OPTIONAL TERMINATION DATE.

(Table continued from previous page and continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                         CLASS BF                               CLASS AV-1
                                          --------------------------------------   -------------------------------------
FIXED RATE MORTGAGE LOANS (PPC)            0%    50%   75%   100%   125%   150%    0%    50%   75%   100%   125%   150%
                                          ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
                                           0%    15%   20%    28%    35%    40%    0%    15%   20%    28%    35%    40%
ADJUSTABLE RATE MORTGAGE LOANS (CPR)      ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
DISTRIBUTION DATE
-----------------
Initial Percentage.                        100    100   100   100    100    100     100   100   100    100    100    100
September 25, 2000......................   100    100   100   100    100    100      95    75    69     59     50     44
September 25, 2001......................   100    100   100   100    100    100      94    58    48     32     20     12
September 25, 2002......................   100    100   100   100    100    100      93    44    31     13      1      0
September 25, 2003......................   100    100    85    62     44     31      93    32    24     13      1      0
September 25, 2004......................   100     97    68    46     30     19      92    26    19     11      1      0
September 25, 2005......................   100     84    54    34     20     10      91    22    15      8      1      0
September 25, 2006......................   100     72    43    25     14      3      90    19    12      6      1      0
September 25, 2007......................   100     61    34    18      6      0      89    16    10      4      1      0
September 25, 2008......................   100     52    27    13      1      0      88    13     8      3      1      0
September 25, 2009......................   100     45    21     7      0      0      86    11     6      2      0      0
September 25, 2010......................   100     38    17     3      0      0      85     9     5      2      0      0
September 25, 2011......................   100     32    13     0      0      0      83     8     4      1      0      0
September 25, 2012......................   100     27     8     0      0      0      81     7     3      0      0      0
September 25, 2013......................   100     23     5     0      0      0      79     5     2      0      0      0
September 25, 2014......................    92     12     0     0      0      0      76     5     2      0      0      0
September 25, 2015......................    88      9     0     0      0      0      73     4     1      0      0      0
September 25, 2016......................    84      6     0     0      0      0      70     3     1      0      0      0
September 25, 2017......................    79      3     0     0      0      0      66     3     1      0      0      0
September 25, 2018......................    74      1     0     0      0      0      62     2     0      0      0      0
September 25, 2019......................    69      0     0     0      0      0      57     2     0      0      0      0
September 25, 2020......................    65      0     0     0      0      0      51     1     0      0      0      0
September 25, 2021......................    59      0     0     0      0      0      45     1     0      0      0      0
September 25, 2022......................    53      0     0     0      0      0      38     0     0      0      0      0
September 25, 2023......................    47      0     0     0      0      0      31     0     0      0      0      0
September 25, 2024......................    40      0     0     0      0      0      27     0     0      0      0      0
September 25, 2025......................    33      0     0     0      0      0      22     0     0      0      0      0
September 25, 2026......................    24      0     0     0      0      0      16     0     0      0      0      0
September 25, 2027......................    15      0     0     0      0      0      10     0     0      0      0      0
September 25, 2028......................     0      0     0     0      0      0       4     0     0      0      0      0
September 25, 2029......................     0      0     0     0      0      0       0     0     0      0      0      0
Weighted Average Life (in years)(1).....  22.7   10.1   7.2   5.5    4.5    4.0    19.3   4.1   3.1    2.0    1.2    1.0
Weighted Average Life (in
  years)(1)(2)..........................  22.6    9.8   6.8   5.1    4.2    3.8    19.3   3.9   2.9    1.8    1.2    1.0

------------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (I) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (II) ADDING THE RESULTS, AND (III) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE RESPECTIVE OPTIONAL TERMINATION DATE.

(Table continued from previous page and continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                       CLASS AV-2                              CLASS MV-1
                                          -------------------------------------   -------------------------------------
FIXED RATE MORTGAGE LOANS (PPC)            0%    50%   75%   100%   125%   150%    0%    50%   75%   100%   125%   150%
                                          ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
                                           0%    15%   20%    28%    35%    40%    0%    15%   20%    28%    35%    40%
ADJUSTABLE RATE MORTGAGE LOANS (CPR)      ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
DISTRIBUTION DATE
-----------------
Initial Percentage.                        100   100   100    100    100    100    100   100   100    100    100    100
September 25, 2000......................    94    75    69     59     50     44    100   100   100    100    100    100
September 25, 2001......................    93    58    48     32     20     12    100   100   100    100    100    100
September 25, 2002......................    93    44    31     13      1      0    100   100   100    100    100     34
September 25, 2003......................    92    32    24     13      1      0    100   100    80     79    100     34
September 25, 2004......................    91    26    19     11      1      0    100    86    64     38     82     34
September 25, 2005......................    90    22    15      8      1      0    100    73    51     27     51     34
September 25, 2006......................    89    19    12      6      1      0    100    61    40     19     31     21
September 25, 2007......................    88    16    10      4      1      0    100    52    32     14     17      7
September 25, 2008......................    87    13     8      3      1      0    100    44    25     10      5      0
September 25, 2009......................    85    11     6      2      0      0    100    37    20      7      0      0
September 25, 2010......................    83     9     5      1      0      0    100    31    16      4      0      0
September 25, 2011......................    81     8     4      1      0      0    100    26    12      0      0      0
September 25, 2012......................    79     6     3      0      0      0    100    21    10      0      0      0
September 25, 2013......................    77     5     2      0      0      0    100    18     8      0      0      0
September 25, 2014......................    74     4     2      0      0      0    100    15     6      0      0      0
September 25, 2015......................    71     4     1      0      0      0    100    12     3      0      0      0
September 25, 2016......................    68     3     1      0      0      0    100    10     0      0      0      0
September 25, 2017......................    64     2     0      0      0      0    100     8     0      0      0      0
September 25, 2018......................    59     2     0      0      0      0    100     7     0      0      0      0
September 25, 2019......................    54     2     0      0      0      0    100     5     0      0      0      0
September 25, 2020......................    49     1     0      0      0      0    100     2     0      0      0      0
September 25, 2021......................    42     1     0      0      0      0    100     0     0      0      0      0
September 25, 2022......................    35     0     0      0      0      0    100     0     0      0      0      0
September 25, 2023......................    28     0     0      0      0      0     99     0     0      0      0      0
September 25, 2024......................    23     0     0      0      0      0     85     0     0      0      0      0
September 25, 2025......................    19     0     0      0      0      0     69     0     0      0      0      0
September 25, 2026......................    13     0     0      0      0      0     52     0     0      0      0      0
September 25, 2027......................     7     0     0      0      0      0     32     0     0      0      0      0
September 25, 2028......................     1     0     0      0      0      0     10     0     0      0      0      0
September 25, 2029......................     0     0     0      0      0      0      0     0     0      0      0      0
Weighted Average Life (in years)(1).....  18.8   4.1   3.1    2.0    1.2    1.0   26.9   9.5   7.1    5.4    6.4    4.3
Weighted Average Life (in
  years)(1)(2)..........................  18.8   3.8   2.8    1.8    1.1    1.0   26.8   8.7   6.5    5.0    5.2    3.3

------------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (I) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (II) ADDING THE RESULTS, AND (III) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE RESPECTIVE OPTIONAL TERMINATION DATE.

(Table continued from previous page and continued on next page.)

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF THE
                                PREPAYMENT MODEL

                                                       CLASS MV-2                               CLASS BV
                                          -------------------------------------   -------------------------------------
FIXED RATE MORTGAGE LOANS (PPC)            0%    50%   75%   100%   125%   150%    0%    50%   75%   100%   125%   150%
                                          ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
                                           0%    15%   20%    28%    35%    40%    0%    15%   20%    28%    35%    40%
ADJUSTABLE RATE MORTGAGE LOANS (CPR)      ----   ---   ---   ----   ----   ----   ---    ---   ---   ----   ----   ----
DISTRIBUTION DATE
-----------------
Initial Percentage.                        100   100   100    100    100    100     100   100   100    100    100    100
September 25, 2000......................   100   100   100    100    100    100     100   100   100    100    100    100
September 25, 2001......................   100   100   100    100    100    100     100   100   100    100    100    100
September 25, 2002......................   100   100   100    100    100    100     100   100   100    100    100    100
September 25, 2003......................   100   100    80     53     75    100     100   100    80     53     35     33
September 25, 2004......................   100    86    64     38     23     47     100    86    64     38     23     11
September 25, 2005......................   100    73    51     27     15     10     100    73    51     27     10      1
September 25, 2006......................   100    61    40     19      9      0     100    61    40     18      2      0
September 25, 2007......................   100    52    32     14      2      0     100    52    32      9      0      0
September 25, 2008......................   100    44    25     10      0      0     100    44    25      3      0      0
September 25, 2009......................   100    37    20      5      0      0     100    37    19      0      0      0
September 25, 2010......................   100    31    16      0      0      0     100    31    12      0      0      0
September 25, 2011......................   100    26    12      0      0      0     100    26     7      0      0      0
September 25, 2012......................   100    21    10      0      0      0     100    21     3      0      0      0
September 25, 2013......................   100    18     7      0      0      0     100    16     0      0      0      0
September 25, 2014......................   100    15     2      0      0      0     100    11     0      0      0      0
September 25, 2015......................   100    12     0      0      0      0     100     7     0      0      0      0
September 25, 2016......................   100    10     0      0      0      0     100     3     0      0      0      0
September 25, 2017......................   100     8     0      0      0      0     100     0     0      0      0      0
September 25, 2018......................   100     4     0      0      0      0     100     0     0      0      0      0
September 25, 2019......................   100     0     0      0      0      0     100     0     0      0      0      0
September 25, 2020......................   100     0     0      0      0      0     100     0     0      0      0      0
September 25, 2021......................   100     0     0      0      0      0     100     0     0      0      0      0
September 25, 2022......................   100     0     0      0      0      0     100     0     0      0      0      0
September 25, 2023......................    99     0     0      0      0      0      99     0     0      0      0      0
September 25, 2024......................    85     0     0      0      0      0      85     0     0      0      0      0
September 25, 2025......................    69     0     0      0      0      0      69     0     0      0      0      0
September 25, 2026......................    52     0     0      0      0      0      52     0     0      0      0      0
September 25, 2027......................    32     0     0      0      0      0      32     0     0      0      0      0
September 25, 2028......................    10     0     0      0      0      0       3     0     0      0      0      0
September 25, 2029......................     0     0     0      0      0      0       0     0     0      0      0      0
Weighted Average Life (in years)(1).....  26.9   9.4   7.0    5.1    4.7    5.0    26.9   9.1   6.8    4.9    4.2    4.0
Weighted Average Life (in
  years)(1)(2)..........................  26.8   8.7   6.5    4.7    4.4    4.4    26.8   8.7   6.5    4.6    4.0    3.8

------------
(1) THE WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES IS DETERMINED BY (I) MULTIPLYING THE AMOUNT OF EACH PRINCIPAL PAYMENT BY THE NUMBER OF YEARS FROM THE DATE OF ISSUANCE TO THE RELATED DISTRIBUTION DATE, (II) ADDING THE RESULTS, AND (III) DIVIDING THE SUM BY THE INITIAL RESPECTIVE CERTIFICATE PRINCIPAL BALANCE FOR SUCH CLASS OF OFFERED CERTIFICATES.

(2) TO THE RESPECTIVE OPTIONAL TERMINATION DATE.

(Table continued from previous page.)

ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to the Class A Certificates with the SEC in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Adjustable Rate Carryover Reserve Fund, will comprise several Lower Tier REMICs (as defined in the Pooling and Servicing Agreement) and an Upper Tier REMIC (as defined in the Pooling and Servicing Agreement) organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Residual Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Each class of Offered Certificates and the Class B-IO and Class P Certificates will represent beneficial ownership of regular interests issued by a REMIC. In addition, each of the Offered Adjustable Rate Certificates will represent a beneficial interest in the right to receive payments from the Adjustable Rate Carryover Reserve Fund pursuant to contract rights delineated in the Pooling and Servicing Agreement (the 'Interest Rate Cap Agreement').

     Upon the issuance of the Offered Certificates, Stroock & Stroock & Lavan LLP ('Tax Counsel'), will deliver its opinion concluding, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the 'Code') and the Offered Certificates represent regular interests in a REMIC. In addition, Tax Counsel will deliver an opinion concluding that the Adjustable Rate Carryover Reserve Fund is an 'outside reserve fund' that is beneficially owned by the holders of the Class BV-IO Certificates. Moreover, Tax Counsel will deliver an opinion concluding that the rights of the holders of the Offered Adjustable Rate Certificates to receive payments from the Adjustable Rate Carryover Reserve Fund pursuant to the Interest Rate Cap Agreement represents, for federal income tax purposes, interests in an interest rate cap agreement.

TAXATION OF REGULAR INTERESTS

     A holder of an Offered Certificate will be treated for federal income tax purposes as owning an interest in regular interests in the Upper Tier REMIC. The Offered Adjustable Rate Certificates will also represent beneficial ownership of an interest in a limited recourse interest rate cap agreement.

     A holder of an Offered Adjustable Rate Certificate must allocate its purchase price for such Offered Certificate between its two components -- the REMIC regular interest component and the Interest Rate Cap Agreement component. For information reporting purposes, the Trustee will assume that, with respect to any Offered Adjustable Rate Certificate, the Interest Rate Cap Agreement component will have only nominal value relative to the value of the regular interest component. The Internal Revenue Service could, however, argue that the Interest Rate Cap Agreement component has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ('OID') (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See 'Certain Federal Income Tax Considerations -- Taxation of the REMIC and its Holders' in the prospectus.

     Upon the sale, exchange, or other disposition of an Offered Adjustable Rate Certificate the holder must allocate the amount realized between the two components of the Offered Adjustable Rate Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Adjustable Rate Certificate is held as a 'capital asset' within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of an Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certficate over (y) the amount actually included in such holder's income with respect to such components.

     Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a Regular interest could be considered to have been issued with OID. See 'Certain Federal Income Tax Considerations -- Taxation of the REMIC and its Holders' in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable Prepayment Model as described above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest component of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as 'real estate assets' under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Adjustable Rate Carryover Reserve Fund, would be so treated. In addition, to the extent a regular interest represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Interest Rate Cap Agreement of an Offered Adjustable Rate Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

THE ADJUSTABLE RATE CARRYOVER RESERVE FUND

     As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Adjustable Rate Certificate will be attributable to the Interest Rate Cap Agreement component of the Offered Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of the such Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of an Offered Adjustable Rate Certificate.

     Any payments made to a holder of an Offered Adjustable Rate Certificate from the Adjustable Rate Carryover Reserve Fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (the 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the 'Contributions Tax'). The Trust Fund will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund with amounts otherwise distributable to the holders of Certificates in the manner provided in the Pooling and Servicing Agreement.

     For further information regarding the federal income tax consequences of investing in the Class Certificates, see 'Certain Federal Income Tax Considerations -- Taxation of the REMIC and its Holders' in the Prospectus.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving 'disqualified persons' and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, 'Plans'); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Class A Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the 'Exemption') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ('S&P'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch IBCA, Inc. ('Fitch');

          (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

          (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

      such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      a Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to Plans sponsored by the Underwriter, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, any insurer or any affiliate of such parties (the 'Restricted Group').

     It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinated Offered Certificates because the Subordinated Offered Certificates are subordinate to certain other Classes of Certificates. Consequently, transfers of the Subordinated Offered Certificates will not be registered by the Trustee unless the Trustee receives:

      a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

      if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an 'insurance company general account' (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ('PTCE 95-60')) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or

      an opinion of counsel satisfactory to the Trustee that the purchase and holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in any prohibited transactions under ERISA or the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Subordinated Offered Certificate. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Bear, Stearns & Co. Inc. (an affiliate of the Depositor, the Seller and the Master Servicer) (the 'Underwriter'), the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the initial Certificate Principal Balance of each Class of the Offered Certificates from the Depositor. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. It is expected that the proceeds to the Depositor from the sale of the Offered Certificates will be approximately $210,685,000, plus accrued interest, before deducting issuance expenses payable by the Depositor, estimated to be approximately $450,000.

     The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will also pass upon certain legal matters on behalf of the Seller, the Master Servicer and the Underwriter.

                                    RATINGS

     It is a condition of the issuance of the Offered Certificates that each Class of Offered Certificates be assigned the ratings designated below by Moody's and Fitch (the 'Rating Agencies').

CLASS  MOODY'S RATING   FITCH RATING
-----  --------------   ------------
AF-1         Aaa             AAA
AF-2         Aaa             AAA
AV-1         Aaa             AAA
AV-2         Aaa             AAA
MF-1         Aa2             AA
MV-1         Aa2             AA
MF-2         A2               A
MV-2         A2               A
 BF         Baa3            BBB -
 BV         Baa3            BBB -

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Adjustable Rate Certificate Carryover or the anticipated yields in light of prepayments.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

          INDEX OF DEFINED TERMS

                                       PAGE
                                       ----
2/28 Mortgage Loans.                      S-18
3/27 Mortgage Loans.                      S-18
5/25 Mortgage Loans...............        S-18
accredited investor...............        S-73
Accrual Period....................        S-50
Adjustable Rate Available Funds
  Cap.............................        S-51
Adjustable Rate Carryover Reserve
  Fund............................        S-56
Adjustable Rate Carryover Reserve
  Fund Deposit....................        S-57
Adjustable Rate Certificate
  Carryover.......................        S-51
Adjustable Rate Certificates......        S-43
Adjustable Rate Loan Group........        S-17
Adjustable Rate Mortgage Loans....        S-17
Adjusted Net Mortgage Rate........        S-39
Adjustment Date...................        S-17
Advance...........................        S-40
Amresco...........................        S-17
Applied Realized Loss Amount......  S-54, S-55
B&C...............................        S-17
beneficial owner..................        S-44
BIF...............................        S-47
Book-Entry Certificates...........        S-43
capital asset.....................        S-71
CEDEL.............................        S-43
CEDEL Participants................        S-45
Certificates......................        S-43
Certificate Account...............        S-47
Certificate Group.................        S-43
Certificate Owners................        S-43
Class A Adjustable Rate
  Certificates....................        S-43
Class A Certificates..............        S-43
Class A Fixed Rate Certificates...        S-43
Class A Principal Distribution
  Amount..........................        S-52
Class B Certificates..............        S-43
Class B Principal Distribution
  Amount..........................        S-53
Class B-IO Certificates...........        S-43
Class BF Certificates.............        S-43
Class BF-IO Certificates..........        S-43
Class BV Certificates.............        S-43
Class BV-IO Certificates..........        S-43
Class M-1 Certificates............        S-43
Class M-1 Principal Distribution
  Amount..........................        S-53
Class M-2 Certificates............        S-43
Class M-2 Principal Distribution
  Amount..........................        S-53
Class MF-1 Certificates...........        S-43
Class MF-2 Certificates...........        S-43
Class MV-1 Certificates...........        S-43
Class MV-2 Certificates...........        S-43
Class P Certificates..............        S-43
Class PF Certificates.............        S-43
Class PV Certificates.............        S-43
Closing Date......................        S-17
Code..............................        S-70
Collateral Value..................        S-18
Combined Loan-to-Value Ratio......        S-18
Compensating Interest.............        S-39
Contributions Tax.................        S-72
Conti.............................        S-17
Cooperative.......................        S-45
CPR...............................        S-62
Current Interest..................        S-51
Cut-off Date......................        S-17
Cut-off Date Pool Principal
  Balance.........................        S-17
Cut-off Date Principal Balance....        S-17
DCR...............................        S-73
Definitive Certificate............        S-44
Deleted Mortgage Loan.............        S-34
Depositor.........................        S-17
Depositary Services...............        S-47
disqualified persons..............        S-72
Distribution Account..............        S-49
Distribution Date.................        S-50
DTC...............................        S-43
Due Date..........................        S-17
Due Period........................        S-49
EMC...............................        S-37
ERISA.............................        S-72
Euroclear.........................        S-43
Euroclear Operator................        S-45
Euroclear Participants............        S-45
European Depositaries.............        S-44
Event of Default..................        S-59
Excess Cashflow...................        S-53
Excess Overcollateralization
  Amount..........................        S-55
Exemption.........................        S-73
Extra Principal Distribution
  Amount..........................        S-53
Extra Master Servicing Fee........        S-55
FDIC..............................        S-47
Financial Intermediary............        S-44
Fitch.............................        S-73
Fixed Net Rate Cap................        S-51
Fixed Rate Certificates...........        S-43
Fixed Rate Loan Group.............        S-17
Fixed Rate Mortgage Loans.........        S-17
Full Documentation................        S-35
Global Securities.................         A-1
Gross Margin......................        S-18
Indirect Participants.............        S-44
Industry..........................        S-47
insurance company general
  account.........................        S-74
Insurance Proceeds................        S-48

                                       PAGE
                                       ----
Interest Carry Forward Amount.....        S-51
Interest Determination Date.......        S-56
Interest Funds....................        S-49
Interest Rate Cap Agreement.......        S-70
Last Scheduled Distribution
  Date............................        S-62
LIBOR Business Day................        S-56
Liquidation Proceeds..............        S-48
Limited Documentation.............        S-35
Loan Group........................        S-17
Loan-to-Value Ratio...............        S-18
Master Servicer...................        S-33
Master Servicer Advance Date......        S-40
Master Servicing Fee..............        S-39
Maximum Mortgage Rate.............        S-18
Mezzanine Adjustable Rate
  Certificates....................        S-43
Mezzanine Certificates............        S-43
Mezzanine Fixed Rate
  Certificates....................        S-43
Minimum Mortgage Rate.............        S-18
Modeling Assumptions..............        S-63
Moody's...........................        S-73
Mortgage Index....................        S-18
Mortgage Loans....................        S-17
Mortgage Notes....................        S-17
Mortgage Pool.....................        S-17
Mortgaged Properties..............        S-17
net income from foreclosure
  property........................        S-72
Net Mortgage Rate.................        S-39
OC Floor..........................        S-53
Offered Adjustable Rate
  Certificates....................        S-43
Offered Certificates..............        S-43
Offered Fixed Rate Certificates...        S-43
OID...............................        S-70
One-Month LIBOR...................        S-51
Optional Termination Date.........        S-58
Originator........................        S-34
Originators.......................        S-34
outside reserve fund..............        S-70
Overcollateralization Amount......        S-54
Participants......................        S-44
parties in interest...............        S-72
Pass-Through Margin...............        S-51
Pass-Through Rate.................        S-51
Percentage Interest...............        S-50
Periodic Rate Cap.................        S-18
Plans.............................        S-72
Pooling and Servicing Agreement...        S-33
PPC...............................        S-62
Prepayment Interest Shortfall.....        S-39
Prepayment Model..................        S-62
Principal Distribution Amount.....        S-52
Principal Funds...................        S-49
Principal Percentage..............        S-52
prohibited transactions...........        S-72
Prohibited Transactions Tax.......        S-72
PTCE 95-60........................        S-74
Purchase Price....................        S-33
Rating Agencies...................        S-75
real estate assets................        S-71
Realized Loss.....................        S-55
Record Date.......................        S-50
Reference Bank Rate...............        S-56
Reference Banks...................        S-56
Relevant Depositary...............        S-44
Remainder Excess Cashflow.........        S-53
REO Property......................        S-37
Replacement Mortgage Loan.........        S-34
Required Percentage...............        S-54
Residual Certificates.............        S-43
Restricted Group..................        S-74
RTC...............................        S-37
Rules.............................        S-44
SAIF..............................        S-47
Scheduled Payments................        S-17
SEC...............................        S-33
Seller............................        S-33
Senior Enhancement Percentage.....        S-54
S&P...............................        S-73
Specified
  Overcollateralization Amount....        S-54
Specified Senior Enhancement
  Percentage......................        S-54
Stated Income Documentation.......        S-35
Stepdown Date.....................        S-54
Subgroup..........................        S-17
Subgroup 1........................        S-17
Subgroup 2........................        S-17
Subordinated Offered
  Certificates....................        S-43
Subordinated Offered Adjustable
  Rate Certificates...............        S-43
Subordinated Offered Fixed Rate
  Certificates....................        S-43
Systems...........................        S-47
Tax Counsel.......................        S-70
Terms and Conditions..............        S-46
Trigger Event.....................        S-54
Trustee...........................        S-33
Trustee Fee.......................        S-39
Trustee's Mortgage File...........        S-33
Trust Fund........................        S-17
Underwriter.......................        S-75
Underwriting Guidelines...........        S-34
Unpaid Realized Loss Amount.......        S-55
U.S. Person.......................         A-3
Year 2000 problems................        S-47

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Bear Stearns Asset Backed Securities, Inc. Asset-Backed Certificates, Series 1999-2 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (Depositor)

     Bear Stearns Asset Backed Securities, Inc. (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the 'Mortgage Loans'), secured by mortgages on one- to four-family residential or mixed-use properties,
(ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the 'Loans'), which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding amounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such series of Securities.

                                                  (cover continued on next page)
                         ------------------------------

     NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                         -----------------------------------

     SEE 'RISK FACTORS' ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.
                         -----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
       PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                         ------------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            BEAR, STEARNS & CO. INC.

                                 July 23, 1999

(continued from previous page)

     Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered 'Holders' under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of 'Holders' shall refer to the rights of such owners as they may be exercised indirectly through such participants. See 'THE AGREEMENTS -- Reports to Holders' herein.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under said Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

Securities Offered........................  Asset-Backed Certificates (the 'Certificates') and
                                            Asset-Backed Notes (the 'Notes'). Certificates are
                                            issuable from time to time in Series pursuant to a
                                            Pooling and Servicing Agreement or Trust Agreement. Each
                                            Certificate of a Series will evidence an interest in the
                                            Trust Fund for such Series, or in an Asset Group
                                            specified in the related Prospectus Supplement. Notes
                                            are issuable from time to time in Series pursuant to an
                                            Indenture. Each Series of Securities will consist of one
                                            or more Classes, one or more of which may be Classes of
                                            Compound Interest Securities, Planned Amortization Class
                                            ('PAC') Securities, Variable Interest Securities, Zero
                                            Coupon Securities, Principal Only Securities, Interest
                                            Only Securities, Participating Securities, Senior
                                            Securities or Subordinate Securities. Each Class may
                                            differ in, among other things, the amounts allocated to
                                            and the priority of principal and interest payments,
                                            Final Scheduled Distribution Dates, Distribution Dates
                                            and interest rates. The Securities of each Class will be
                                            issued in fully registered form in the denominations
                                            specified in the related Prospectus Supplement. If so
                                            specified in the related Prospectus Supplement, the
                                            Securities or certain Classes of such Securities offered
                                            thereby may be available in book-entry form only.
Depositor.................................  Bear Stearns Asset Backed Securities, Inc. (the
                                            'Depositor') was incorporated in the State of Delaware
                                            in June 1995, and is a wholly-owned, special purpose
                                            subsidiary of The Bear Stearns Companies Inc. None of
                                            The Bear Stearns Companies Inc. nor any other affiliate
                                            of the Depositor, the Servicer, the Trustee or the
                                            Seller has guaranteed or is otherwise obligated with
                                            respect to the Securities of any Series. See 'THE
                                            DEPOSITOR.'
Interest Payments.........................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each
                                            Distribution Date, to the extent set forth in, and at
                                            the applicable rate specified in (or determined in the
                                            manner set forth in), the related Prospectus Supplement.
                                            The interest rate on Securities of a Series may be
                                            variable or change with changes in the rates of interest
                                            on the related Loans or Underlying Loans relating to the
                                            Private Securities, as applicable and/or as prepayments
                                            occur with respect to such Loans or Underlying Loans, as
                                            applicable. Interest Only Securities may be assigned a
                                            'Notional Amount' set forth in the related Prospectus
                                            Supplement which is used solely for convenience in
                                            expressing the calculation of interest and for certain
                                            other purposes and does not represent the right to
                                            receive any distributions allocable to principal.
                                            Principal Only Securities may not be entitled to receive
                                            any interest payments or may be entitled to receive only
                                            nominal interest payments. Interest payable on the
                                            Securities of a Series on a Distribution Date will
                                            include all interest accrued during

                                            the period specified in the related Prospectus
                                            Supplement. See 'DESCRIPTION OF THE
                                            SECURITIES -- Payments of Interest.'
Principal Payments........................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth
                                            in the related Prospectus Supplement and will be paid at
                                            the times and will be allocated among the Classes of
                                            such Series in the order and amounts, and will be
                                            applied either on a pro rata or a random lot basis among
                                            all Securities of any such Class, all as specified in
                                            the related Prospectus Supplement.
Final Scheduled Distribution Date of the
  Securities..............................  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which
                                            principal thereof will be fully paid and with respect to
                                            each Class of Certificates is the date after which no
                                            Certificates of such Class are expected to remain
                                            outstanding, in each case calculated on the basis of the
                                            assumptions applicable to such Series described in the
                                            related Prospectus Supplement. The Final Scheduled
                                            Distribution Date of a Class may equal the maturity date
                                            of the Primary Asset in the related Trust Fund which has
                                            the latest stated maturity or will be determined as
                                            described herein and in the related Prospectus
                                            Supplement.
                                            The actual final Distribution Date of the Securities of
                                            a Series will depend primarily upon the rate of payment
                                            (including prepayments, liquidations due to default, the
                                            receipt of proceeds from casualty insurance policies and
                                            repurchases) of the Loans or Underlying Loans relating
                                            to the Private Securities, as applicable, in the related
                                            Trust Fund. Unless otherwise specified in the related
                                            Prospectus Supplement, the actual final Distribution
                                            Date of any Security is likely to occur earlier and may
                                            occur substantially earlier or may occur later than its
                                            Final Scheduled Distribution Date as a result of the
                                            application of prepayments to the reduction of the
                                            principal balances of the Securities and as a result of
                                            defaults on the Primary Assets. The rate of payments on
                                            the Loans or Underlying Loans relating to the Private
                                            Securities, as applicable, in the Trust Fund for a
                                            Series will depend on a variety of factors, including
                                            certain characteristics of such Loans or Underlying
                                            Loans, as applicable, and the prevailing level of
                                            interest rates from time to time, as well as on a
                                            variety of economic, demographic, tax, legal, social and
                                            other factors. No assurance can be given as to the
                                            actual prepayment experience with respect to a Series.
                                            See 'RISK FACTORS -- Yield May Vary' and 'DESCRIPTION OF
                                            THE SECURITIES -- Weighted Average Life of the
                                            Securities' herein.
Optional Termination......................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the
                                            Depositor's or the Servicer's option, at such time and
                                            under the circumstances specified in the related
                                            Prospectus Supplement, at the price set forth therein.
                                            If so specified in the related Prospectus Supplement for
                                            a Series of Securities, the Depositor, the Servicer, or
                                            such other entity that is specified in the related
                                            Prospectus Supplement, may, at its option, cause an
                                            early termination of the related Trust Fund by
                                            repurchasing all of the Primary Assets remaining in the
                                            Trust Fund on or after a specified date, or on or after
                                            such time as the aggregate

                                            principal balance of the Securities of the Series or the
                                            Primary Assets relating to such Series, as specified in
                                            the related Prospectus Supplement, is less than the
                                            amount or percentage specified in the related Prospectus
                                            Supplement. See 'DESCRIPTION OF THE SECURITIES -- Optional
                                            Redemption, Purchase or Termination.'
                                            In addition, the Prospectus Supplement may provide other
                                            circumstances under which Holders of Securities of a
                                            Series could be fully paid significantly earlier than
                                            would otherwise be the case if payments or distributions
                                            were solely based on the activity of the related Primary
                                            Assets.
The Trust Fund............................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as
                                            described in the related Prospectus Supplement.
A. Primary Assets.........................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and
                                            as specified in the related Prospectus Supplement. The
                                            Primary Assets will be purchased from the Seller or may
                                            be purchased by the Depositor in the open market or in
                                            privately negotiated transactions, including
                                            transactions with entities affiliated with the
                                            Depositor.
  (1) Loans...............................  Primary Assets for a Series will consist, in whole or in part, of Loans. Some Loans may be delinquent or
                                            non-performing as specified in the related Prospectus
                                            Supplement. Loans may be originated by or acquired from
                                            an affiliate of the Depositor and an affiliate of the
                                            Depositor may be an obligor with respect to any such
                                            Loan. The Loans will be conventional contracts or
                                            contracts insured by the Federal Housing Administration
                                            ('FHA') or partially guaranteed by the Veterans
                                            Administration ('VA'). See 'The Trust Funds -- The
                                            Loans' for a discussion of such guarantees. To the
                                            extent provided in the related Prospectus Supplement,
                                            additional Loans may be periodically added to the Trust
                                            Fund, or may be removed from time to time if certain
                                            asset value tests are met, as described in the related
                                            Prospectus Supplement.
                                            The 'Loans' for a Series will consist of (i) closed-end
                                            home equity loans (the 'Mortgage Loans') and (ii) home
                                            improvement installment sales contracts and installment
                                            loan agreements (the 'Home Improvement Contracts'). The
                                            Mortgage Loans and the Home Improvement Contracts are
                                            collectively referred to herein as the 'Loans.' Loans
                                            may, as specified in the related Prospectus Supplement,
                                            have various payment characteristics, including balloon
                                            or other irregular payment features, and may accrue
                                            interest at a fixed rate or an adjustable rate. As
                                            specified in the related Prospectus Supplement, the
                                            Mortgage Loans will and the Home Improvement Contracts
                                            may be secured by mortgages and deeds of trust or other
                                            similar security instruments creating a lien on a
                                            Mortgaged Property, which may be subordinated to one or
                                            more senior liens on the Mortgaged Property, as
                                            described in the related Prospectus Supplement. As
                                            specified in the related Prospectus Supplement, Home
                                            Improvement Contracts may be unsecured or secured by
                                            purchase money security interests in the Home
                                            Improvements financed thereby. The Mortgaged Properties
                                            and the Home Improvements are collectively referred to
                                            herein as the

                                            'Properties.' The related Prospectus Supplement will
                                            describe certain characteristics of the Loans for a
                                            Series, including, without limitation, and to the extent
                                            relevant: (a) the aggregate unpaid principal balance of
                                            the Loans (or the aggregate unpaid principal balance
                                            included in the Trust Fund for the related Series);
                                            (b) the range and weighted average Loan Rate on the
                                            Loans and in the case of adjustable rate Loans, the
                                            range and weighted average of the Current Loan Rates and
                                            the Lifetime Rate Caps, if any; (c) the range and the
                                            average outstanding principal balance of the Loans;
                                            (d) the weighted average original and remaining
                                            term-to-stated maturity of the Loans and the range of
                                            original and remaining terms-to-stated maturity, if
                                            applicable; (e) the range and Combined Loan-to-Value
                                            Ratios or Loan-to-Value Ratios, as applicable, of the
                                            Loans, computed in the manner described in the related
                                            Prospectus Supplement; (f) the percentage (by principal
                                            balance as of the Cut-off Date) of Loans that accrue
                                            interest at adjustable or fixed interest rates; (g) any
                                            enhancement relating to the Loans; (h) the percentage
                                            (by principal balance as of the Cut-off Date) of Loans
                                            that are secured by Mortgaged Properties, Home
                                            Improvements or are unsecured; (i) the geographic
                                            distribution of any Mortgaged Properties securing the
                                            Loans; (j) the use and type of each Mortgaged Property
                                            securing a Loan; (k) the lien priority of the Loans; and
                                            (l) the delinquency status and year of origination of
                                            the Loans.
  (2) Private Securities..................  Primary Assets for a Series may consist, in whole or in part, of Private Securities which include (a)
                                            pass-through certificates representing beneficial
                                            interests in loans of the type that would otherwise be
                                            eligible to be Loans (the 'Underlying Loans') or
                                            (b) collateralized obligations secured by Underlying
                                            Loans. Such pass-through certificates or collateralized
                                            obligations will have previously been (a) offered and
                                            distributed to the public pursuant to an effective
                                            registration statement or (b) purchased in a transaction
                                            not involving any public offering from a person who is
                                            not an affiliate of the issuer of such securities at the
                                            time of sale (nor an affiliate thereof at any time
                                            during the three preceding months); provided a period of
                                            three years has elapsed since the later of the date the
                                            securities were acquired from the issuer or an affiliate
                                            thereof. Although individual Underlying Loans may be
                                            insured or guaranteed by the United States or an agency
                                            or instrumentality thereof, they need not be, and the
                                            Private Securities themselves will not be so insured or
                                            guaranteed. See 'The Trust Funds -- Private Securities.'
                                            Unless otherwise specified in the Prospectus Supplement
                                            relating to a Series of Securities, payments on the
                                            Private Securities will be distributed directly to the
                                            Trustee as registered owner of such Private Securities.
                                            The related Prospectus Supplement for a Series will
                                            specify (such disclosure may be on an approximate basis,
                                            as described above and will be as of the date specified
                                            in the related Prospectus Supplement) to the extent
                                            relevant and to the extent such information is
                                            reasonably available to the Depositor and the Depositor
                                            reasonably believes such information to be reliable:
                                            (i) the aggregate approximate principal amount and type
                                            of any Private Securities to be included in the

                                            Trust Fund for such Series; (ii) certain characteristics
                                            of the Underlying Loans including (A) the payment
                                            features of such Underlying Loans (i.e., whether they
                                            are fixed rate or adjustable rate and whether they
                                            provide for fixed level payments, negative amortization
                                            or other payment features), (B) the approximate
                                            aggregate principal amount of such Underlying Loans
                                            which are insured or guaranteed by a governmental
                                            entity, (C) the servicing fee or range of servicing fees
                                            with respect to such Underlying Loans, (D) the minimum
                                            and maximum stated maturities of such Underlying Loans
                                            at origination, (E) the lien priority of such Underlying
                                            Loans, and (F) the delinquency status and year of
                                            origination of such Underlying Loans; (iii) the maximum
                                            original term-to-stated maturity of the Private
                                            Securities; (iv) the weighted average term-to-stated
                                            maturity of the Private Securities; (v) the
                                            pass-through or certificate rate or ranges thereof for
                                            the Private Securities; (vi) the sponsor or depositor of
                                            the Private Securities (the 'PS Sponsor'), the servicer
                                            of the Private Securities (the 'PS Servicer') and the
                                            trustee of the Private Securities (the 'PS Trustee');
                                            (vii) certain characteristics of enhancement, if any,
                                            such as reserve funds, insurance policies, letters of
                                            credit or guarantees, relating to the Loans underlying
                                            the Private Securities, or to such Private Securities
                                            themselves; (viii) the terms on which the Underlying
                                            Loans may, or are required to, be repurchased prior to
                                            stated maturity; and (ix) the terms on which substitute
                                            Underlying Loans may be delivered to replace those
                                            initially deposited with the PS Trustee. See 'THE TRUST
                                            FUNDS -- The Loans -- Additional Information' herein.
B. Collection and Distribution Accounts...  Unless otherwise provided in the related Prospectus
                                            Supplement, all payments on or with respect to the
                                            Primary Assets for a Series will be remitted directly to
                                            an account (the 'Collection Account') to be established
                                            for such Series with the Trustee or the Servicer, in the
                                            name of the Trustee. Unless otherwise provided in the
                                            related Prospectus Supplement, the Trustee shall be
                                            required to apply a portion of the amount in the
                                            Collection Account, together with reinvestment earnings
                                            from eligible investments specified in the related
                                            Prospectus Supplement, to the payment of certain amounts
                                            payable to the Servicer under the related Agreement and
                                            any other person specified in the Prospectus Supplement,
                                            and to deposit a portion of the amount in the Collection
                                            Account into a separate account (the 'Distribution
                                            Account') to be established for such Series, each in the
                                            manner and at the times established in the related
                                            Prospectus Supplement. All amounts deposited in such
                                            Distribution Account will be available, unless otherwise
                                            specified in the related Prospectus Supplement, for
                                            (i) application to the payment of principal of and
                                            interest on such Series of Securities on the next
                                            Distribution Date, (ii) the making of adequate provision
                                            for future payments on certain Classes of Securities and
                                            (iii) any other purpose specified in the related
                                            Prospectus Supplement. After applying the funds in the
                                            Collection Account as described above, any funds
                                            remaining in the Collection Account may be paid over to
                                            the Servicer, the Depositor, any provider of Enhancement
                                            with

                                            respect to such Series (an 'Enhancer') or any other
                                            person entitled thereto in the manner and at the times
                                            established in the related Prospectus Supplement.
C. Pre-Funding and Capitalized
   Interest Accounts......................  If specified in the related Prospectus Supplement, a
                                            Trust Fund will include one or more segregated trust
                                            accounts (each, a 'Pre-Funding Account') established and
                                            maintained with the Trustee for the related Series. If
                                            so specified, on the closing date for such Series, a
                                            portion of the proceeds of the sale of the Securities of
                                            such Series (such amount, the 'Pre-Funded Amount') will
                                            be deposited in the Pre-Funding Account and may be used
                                            to purchase additional Primary Assets during the period
                                            of time, not to exceed three months, specified in the
                                            related Prospectus Supplement (the 'Pre-Funding
                                            Period'). The Primary Assets to be so purchased will be
                                            required to have certain characteristics specified in
                                            the related Prospectus Supplement. If any Pre-Funded
                                            Amount remains on deposit in the Pre-Funding Account at
                                            the end of the Pre-Funding Period, such amount will be
                                            applied in the manner specified in the related
                                            Prospectus Supplement to prepay the Notes and/or the
                                            Certificates of the applicable Series. The amount
                                            initially deposited in a pre-funding account for a
                                            Series of Securities will not exceed twenty-five percent
                                            of the aggregate principal amount of such Series of
                                            Securities.
                                            If a Pre-Funding Account is established, one or more
                                            segregated trust accounts (each, a 'Capitalized Interest
                                            Account') may be established and maintained with the
                                            Trustee for the related Series. On the closing date for
                                            such Series, a portion of the proceeds of the sale of
                                            the Securities of such Series will be deposited in the
                                            Capitalized Interest Account and used to fund the
                                            excess, if any, of (x) the sum of (i) the amount of
                                            interest accrued on the Securities of such Series and
                                            (ii) if specified in the related Prospectus Supplement,
                                            certain fees or expenses during the Pre-Funding Period
                                            such as trustee fees and credit enhancement fees, over
                                            (y) the amount of interest available therefor from the
                                            Primary Assets in the Trust Fund. Any amounts on deposit
                                            in the Capitalized Interest Account at the end of the
                                            Pre-Funding Period that are not necessary for such
                                            purposes will be distributed to the person specified in
                                            the related Prospectus Supplement.
Enhancement...............................  If stated in the Prospectus Supplement relating to a
                                            Series, the Depositor will obtain an irrevocable letter
                                            of credit, surety bond, certificate insurance policy,
                                            insurance policy or other form of credit support
                                            (collectively, 'Enhancement') in favor of the Trustee on
                                            behalf of the Holders of such Series and any other
                                            person specified in such Prospectus Supplement from an
                                            institution acceptable to the rating agency or agencies
                                            identified in the related Prospectus Supplement as
                                            rating such Series of Securities (collectively, the
                                            'Rating Agency') for the purposes specified in such
                                            Prospectus Supplement. The Enhancement will support the
                                            payments on the Securities and may be used for other
                                            purposes, to the extent and under the conditions
                                            specified in such Prospectus Supplement. See
                                            'Enhancement.' Enhancement for a Series may include one
                                            or

                                            more of the following types of Enhancement, or such
                                            other type of Enhancement specified in the related
                                            Prospectus Supplement.
A. Subordinate Securities.................  If stated in the related Prospectus Supplement,
                                            Enhancement for a Series may consist of one or more
                                            Classes of Subordinate Securities.
                                            The rights of Holders of such Subordinate Securities to
                                            receive distributions on any Distribution Date will be
                                            subordinate in right and priority to the rights of
                                            holders of Senior Securities of the Series, but only to
                                            the extent described in the related Prospectus
                                            Supplement.
B. Insurance..............................  If stated in the related Prospectus Supplement,
                                            Enhancement for a Series may consist of special hazard
                                            insurance policies, bankruptcy bonds and other types of
                                            insurance supporting payments on the Securities.
C. Reserve Funds..........................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit,
                                            short-term investments, or other instruments acceptable
                                            to the Rating Agency in one or more reserve funds to be
                                            established in the name of the Trustee (each a 'Reserve
                                            Fund'), which will be used, as specified in such
                                            Prospectus Supplement, by the Trustee to make required
                                            payments of principal of or interest on the Securities
                                            of such Series, to make adequate provision for future
                                            payments on such Securities or for any other purpose
                                            specified in the Agreement, with respect to such Series,
                                            to the extent that funds are not otherwise available. In
                                            the alternative or in addition to such deposit, a
                                            Reserve Fund for a Series may be funded through
                                            application of all or a portion of the excess cash flow
                                            from the Primary Assets for such Series, to the extent
                                            described in the related Prospectus Supplement.
D. Minimum Principal Payment Agreement....  If stated in the Prospectus Supplement relating to a
                                            Series of Securities, the Depositor will enter into a
                                            minimum principal payment agreement (the 'Minimum
                                            Principal Payment Agreement') with an entity meeting the
                                            criteria of the Rating Agency, pursuant to which such
                                            entity will provide funds in the event that aggregate
                                            principal payments on the Primary Assets for such Series
                                            are not sufficient to make certain payments, as provided
                                            in the related Prospectus Supplement. See
                                            'ENHANCEMENT -- Minimum Principal Payment Agreement.'
E. Deposit Agreement......................  If stated in the Prospectus Supplement, the Depositor and the Trustee will enter into a guaranteed investment
                                            contract or an investment agreement (the 'Deposit
                                            Agreement') pursuant to which all or a portion of
                                            amounts held in the Collection Account, the Distribution
                                            Account or in any Reserve Fund will be invested with the
                                            entity specified in such Prospectus Supplement. The
                                            Trustee will be entitled to withdraw amounts so
                                            invested, plus interest at a rate equal to the Assumed
                                            Reinvestment Rate, in the manner specified in the
                                            Prospectus Supplement. See 'ENHANCEMENT -- Deposit
                                            Agreement.'
Servicing.................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In
                                            addition, the

                                            Servicer, if so specified in the related Prospectus
                                            Supplement, will act as custodian and will be
                                            responsible for maintaining custody of the Loans and
                                            related documentation on behalf of the Trustee. Advances
                                            with respect to delinquent payments of principal or
                                            interest on a Loan will be made by the Servicer only to
                                            the extent described in the related Prospectus
                                            Supplement. Such advances will be intended to provide
                                            liquidity only and, unless otherwise specified in the
                                            related Prospectus Supplement, reimbursable to the
                                            Servicer from scheduled payments of principal and
                                            interest, late collections, or from the proceeds of
                                            liquidation of the related Loans or from other
                                            recoveries relating to such Loans (including any
                                            insurance proceeds or payments from other credit
                                            support). In performing these functions, the Servicer
                                            will exercise the same degree of skill and care that it
                                            customarily exercises with respect to similar
                                            receivables or Loans owned or serviced by it. Under
                                            certain limited circumstances, the Servicer may resign
                                            or be removed, in which event either the Trustee or a
                                            third-party servicer will be appointed as successor
                                            servicer. The Servicer will receive a periodic fee as
                                            servicing compensation (the 'Servicing Fee') and may, as
                                            specified herein and in the related Prospectus
                                            Supplement, receive certain additional compensation. See
                                            'SERVICING OF LOANS -- Servicing Compensation and
                                            Payment of Expenses' herein.
Federal Income Tax Considerations
A. Debt Securities and REMIC Residual
   Securities.............................  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate mortgage
                                            investment conduit' (a 'REMIC') or (ii) so provided in
                                            the related Prospectus Supplement, a Series of
                                            Securities will include one or more Classes of taxable
                                            debt obligations under the Internal Revenue Code of
                                            1986, as amended (the 'Code'). Stated interest with
                                            respect to such Classes of Securities will be reported
                                            by a Holder in accordance with the Holder's method of
                                            accounting except that, in the case of Securities
                                            constituting 'regular interests' in a REMIC ('Regular
                                            Interests'), such interest will be required to be
                                            reported on the accrual method regardless of a Holder's
                                            usual method of accounting. Securities that are Compound
                                            Interest Securities, Zero Coupon Securities or Interest
                                            Only Securities will, and certain other Classes of
                                            Securities may, be issued with original issue discount
                                            that is not de minimis. In such cases, the Holder will
                                            be required to include original issue discount in gross
                                            income as it accrues, which may be prior to the receipt
                                            of cash attributable to such income. If a Security is
                                            issued at a premium, the Holder may be entitled to make
                                            an election to amortize such premium on a constant yield
                                            method.
                                            In the case of a REMIC election, a Class of Securities
                                            may be treated as REMIC 'residual interests' ('Residual
                                            Interest'). A Holder of a Residual Interest will be
                                            required to include in its income its pro rata share of
                                            the taxable income of the REMIC. In certain
                                            circumstances, the Holder of a Residual Interest may
                                            have REMIC taxable income or tax liability attributable
                                            to REMIC taxable income for a particular period in
                                            excess of cash distributions for such period or have an
                                            after-tax return that is less than the after-tax return
                                            on comparable debt instruments. In addition, a portion

                                            (or, in some cases, all) of the income from a Residual
                                            Interest (i) may not be subject to offset by losses from
                                            other activities or investments, (ii) for a Holder that
                                            is subject to tax under the Code on unrelated business
                                            taxable income, may be treated as unrelated business
                                            taxable income and (iii) for a foreign holder, may not
                                            qualify for exemption from or reduction of withholding.
                                            In addition, (i) Residual Interests are subject to
                                            transfer restrictions and (ii) certain transfers of
                                            Residual Interests will not be recognized for federal
                                            income tax purposes. Further, individual holders are
                                            subject to limitations on the deductibility of expenses
                                            of the REMIC. See 'CERTAIN FEDERAL INCOME TAX
                                            CONSIDERATIONS.'
B. Non-REMIC Pass-Through Securities......  If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor
                                            trust and will not be classified as an association
                                            taxable as a corporation for federal income tax purposes
                                            and Holders of Securities of such Series ('Pass-Through
                                            Securities') will be treated as owning directly rights
                                            to receive certain payments of interest or principal, or
                                            both on the Primary Assets held in the Trust Fund for
                                            such Series. All income with respect to a Stripped
                                            Security (as defined herein) will be accounted for as
                                            original issue discount and, unless otherwise specified
                                            in the related Prospectus Supplement, will be reported
                                            by the Trustee on an accrual basis, which may be prior
                                            to the receipt of cash associated with such income.
C. Owner Trust Securities.................  If so specified in the Prospectus Supplement, the Trust
                                            Fund will be treated as a partnership for purposes of
                                            federal and state income tax. Each Noteholder, by the
                                            acceptance of a Note of a given Series, will agree to
                                            treat such Note as indebtedness, and each
                                            Certificateholder, by the acceptance of a Certificate of
                                            a given Series, will agree to treat the related Trust as
                                            a partnership in which such Certificateholder is a
                                            partner for federal income and state tax purposes.
                                            Alternative characterizations of such Trust and such
                                            Certificates are possible, but would not result in
                                            materially adverse tax consequences to
                                            Certificateholders. See 'CERTAIN FEDERAL INCOME TAX
                                            CONSIDERATIONS.'
ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee
                                            Retirement Income Security Act of 1974, as amended
                                            ('ERISA'), or Section 4975 of the Code should carefully
                                            review with its own legal advisors whether the purchase
                                            or holding of Securities will constitute a prohibited
                                            transaction or cause the assets of the Trust Fund to be
                                            considered 'plan assets,' thereby subjecting operation
                                            of the Trust Fund to the prohibited transaction rules
                                            and fiduciary investment standards of ERISA, unless some
                                            exception or exemption is applicable. See 'ERISA
                                            CONSIDERATIONS.'
Legal Investment..........................  Unless otherwise specified in the related Prospectus
                                            Supplement, Securities of each Series offered by this
                                            Prospectus and the related Prospectus Supplement will
                                            not constitute 'mortgage related securities' under the
                                            Secondary Mortgage Market Enhancement Act of 1984
                                            ('SMMEA'). Investors whose investment authority is
                                            subject to legal restrictions should consult their own
                                            legal advisors

                                            to determine whether and to what extent the Securities
                                            constitute legal investments for them. See 'LEGAL
                                            INVESTMENT.'
Use of Proceeds...........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes:
                                            (i) to purchase the related Primary Assets, (ii) to
                                            repay indebtedness which has been incurred to obtain
                                            funds to acquire such Primary Assets, (iii) to
                                            establish any Reserve Funds described in the related
                                            Prospectus Supplement and (iv) to pay costs of
                                            structuring and issuing such Securities, including the
                                            costs of obtaining Enhancement, if any. If so specified
                                            in the related Prospectus Supplement, the purchase of
                                            the Primary Assets for a Series will be effected by an
                                            exchange of Securities with the Seller of such Primary
                                            Assets. See 'USE OF PROCEEDS.'
Ratings...................................  It will be a requirement for issuance of any Series that the Securities offered by this Prospectus and the
                                            related Prospectus Supplement be rated by at least one
                                            Rating Agency in one of its four highest applicable
                                            rating categories. The rating or ratings applicable to
                                            Securities of each Series offered hereby and by the
                                            related Prospectus Supplement will be as set forth in
                                            the related Prospectus Supplement. A securities rating
                                            should be evaluated independently of similar ratings on
                                            different types of securities. A securities rating is
                                            not a recommendation to buy, hold or sell securities and
                                            does not address the effect that the rate of prepayments
                                            on Loans or Underlying Loans relating to Private
                                            Securities, as applicable, for a Series may have on the
                                            yield to investors in the Securities of such Series. See
                                            'RISK FACTORS -- Ratings Are Not Recommendations.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

NO SECONDARY MARKET

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The Underwriter(s) specified in the related Prospectus Supplement expects to make a secondary market in the Securities, but has no obligation to do so.

PRIMARY ASSETS ARE ONLY SOURCE OF REPAYMENT

     The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS -- Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

LIMITED PROTECTION AGAINST LOSSES

     Although any Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

YIELD MAY VARY

     The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES -- Weighted Average Life of the Securities.' Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES -- Payments of Interest.'

PROPERTY VALUES MAY BE INSUFFICIENT

     If the Mortgages in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

PRE-FUNDING MAY ADVERSELY AFFECT INVESTMENT

     If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

CONSUMER PROTECTION LAWS MAY AFFECT LOANS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See 'CERTAIN LEGAL ASPECTS OF LOANS.'

CONTRACTS WILL NOT BE STAMPED

     In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF LOANS -- The Home Improvement Contracts.'

RATINGS ARE NOT RECOMMENDATIONS

     It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next Distribution Date. See 'THE TRUST FUNDS -- Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate,' if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus

Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

     Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the 'Mortgage Loans') secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Mortgage Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement the original terms to stated maturity of Mortgage Loans will not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ('HUD') and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a 'Pre-Funding Account') established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the 'Pre-Funded Amount') will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the 'Pre-Funding Period'). The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a 'Capitalized Interest Account') may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or
(ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF LOANS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained
(i) at a depository
institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure, sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such

     Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan a modification of such Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS -- Events of Default; Rights Upon Event of Default -- Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF LOANS -- The Home Improvement Contracts.'

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus

Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Loan Schedule'). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS -- Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS -- Primary Assets Are Only Source of Repayment.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS -- Evidence as to Compliance' herein.

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause
(vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered 'Holders' under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES -- Optional Redemption, Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and
(ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the 'OTS') prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

     Consumer Protection Laws. The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract ('Installment Sales Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following summary is based on the opinion of Brown & Wood LLP, special counsel to the Depositor ('Federal Tax Counsel') as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership or a division of a single holder of all of the equity Securities of a Series.

     The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

     Status of Regular Interest Securities as Real Property Loans. The regular interests in a REMIC ('Regular Interest Securities') will be 'real estate assets' for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, 'qualifying assets') to the extent that the REMIC's assets are qualifying assets. For purposes of this rule, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the Regular Interest Securities will be qualifying assets. Similarly, income on the Regular Interest Securities will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to holders of Regular Interest Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ('Buydown Funds'). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(c)(v) of the Code. In addition, to the extent that the principal amount of a Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the 'REMIC Regulations') treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to holders of Regular Interest Securities ('cash flow investments') will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

     Interest and Acquisition Discount. Securities representing Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended June 11, 1996 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a

Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, interest payments will not qualify as qualified stated interest unless the interest payments are 'unconditionally payable.' The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Loans underlying the Debt Securities or the terms and conditions of the Debt Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a 'Variable Rate Debt Security') are subject to special rules. A Variable Rate Debt Security will qualify as a 'variable rate debt instrument' if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A 'qualified floating rate' is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID

Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a 'Presumed Single Qualified Floating Rate'). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An 'objective rate' is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a 'qualified inverse floating rate' if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a 'Presumed Single Variable Rate'). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a 'variable rate debt instrument' under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a 'Single Variable Rate Debt Security'), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a 'Multiple Variable Rate Debt Security') that qualifies as a 'variable rate debt instrument' will be converted into an 'equivalent' fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an 'equivalent' fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a 'variable rate debt instrument' and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an 'equivalent' fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an 'equivalent' fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the 'equivalent' fixed rate debt instrument by applying the original issue discount rules to the 'equivalent' fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the 'equivalent' fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the 'equivalent' fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a 'variable rate debt instrument' under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount.

     Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Federal Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government saturates, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a

REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Interest Security will be treated as an excess inclusion if the Residual Interest Securities in the aggregate are considered not to have 'significant value.' The Treasury Department has not yet provided regulations in this respect.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any

'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ('electing large partnerships') will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware of Internal Revenue Service regulations (the 'Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' Residual Interest Security is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such Residual Interest Security as held for investment. In general, a Residual Interest Security has negative value if, as of the date a taxpayer acquires the Residual Interest Security, the present value of the tax liabilities associated with holding the Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1)) that would apply to a debt instrument issued on the date of acquisition of the Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest.

     The Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. However, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made and the Trust Fund is not treated as a division of a sole owner in the opinion of Federal Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fees')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deducible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     Discount or Premium on Pass-Through Securities. The Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Security, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on he date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing Fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the Securities are subject to the contingent payment provisions of the Proposed Regulations; or
(iii) each Stripped Security the payments on which consist primarily or solely of a specified portion of the interest payments on Loans is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. To the extent the Trust Fund's assets are qualifying assets, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of Section 856(c)(5)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of
Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a Holder who is not a United States person, as defined below, ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term 'United States person' shall include a trust whose income in includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax year ending after August 20, 1996. Recently issued Treasury regulations (the 'Final Withholding Regulations'), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     Interest and OID of Holders who are Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Nonresidents should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See 'Taxation of Holders of Residual Interest Securities -- Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Federal Tax Counsel will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes assuming that no action will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ('Corporation Election')). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming that no Corporation Election is made. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a Holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a Holder other than a United States Person, as defined below, (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a Holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. For these purposes, the term 'United States person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. In addition, certain trusts that would otherwise not qualify as U.S. Persons under the foregoing definition can elect to be treated as U.S. Persons. Recently adopted Treasury regulations make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. These new regulations attempt to unify certification requirements and modify reliance standards and are generally effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the affect these regulations may have on their particular circumstances.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income,' income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). Except as disclosed in the related Prospectus Supplement, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     A Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will realize from a Certificate 'unrelated business taxable income' as a result of the 'Debt Financed Income' rules under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to contribute its assets to a new partnership in exchange for partnership interests therein, and then dissolve and distribute the new partnership interests to the partners. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to a Certificateholder which is a foreign person pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Holders which are foreign persons that are taxable as corporations and 39.6% for all other Holders which are foreign persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each Certificateholder which is a foreign person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each Certificateholder which is a foreign person must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Certificateholder which is a foreign person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. As a result, Certificateholders which are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Certificateholder which is a foreign person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-Resident may claim exemption from United States federal income tax withholding. All Non-Residents should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and plans and other arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such plans or arrangements. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     A fiduciary of an employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan and (iv) whether the investment is prudent, considering the nature of the investment, the overall investment policy of the Plan and the composition of the Plan's portfolio. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as of certain plans or other retirement arrangements not subject to ERISA but subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners) and any entity, including an insurance company general account, whose underlying assets include plan assets by reason of such a plan investing in such entity, (collectively, 'Plans'), should consult with their legal counsel to determine whether an investment in the Securities will cause the assets of the Trust Fund to be considered plan assets pursuant to the plan asset regulations set forth at 29 CFR 'SS' 2510.3-101 (the 'Regulation'), thereby subjecting the Trustee and any entities providing services with respect to the operation of the Trust to the fiduciary standards of ERISA, and causing the excise tax provisions of
Section 4975 of the Code to apply to the operations of the Trust Fund unless a statutory or regulatory exception or an administrative exemption granted by the Department of Labor ('DOL') applies to the purchase, sale, transfer or holding of the Securities.

     The Regulation contains rules for determining what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security if the Security constitutes an 'equity interest' within the meaning of the Regulation; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the operation of the Trust Fund may be parties in interest with respect to Plans that invest in the Trust, and subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory or regulatory exception or an administrative exemption.

     The Regulation treats an entity as holding plan assets if a Plan acquires an 'equity interest' in the entity. Therefore, if such interest is treated as indebtedness under applicable local law and has no substantial equity features, ownership of the interest by a Plan will not cause the entity's assets to constitute plan assets. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the Regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund. However, without regard to whether the Notes are treated as an equity interest for such purposes, the purchase, holding or transfer of Notes by or on behalf of a Plan could be a prohibited transaction if the Depositor or the Trustee or any of their respective affiliates is, or becomes, a party in interest or disqualified person with respect to such Plan.

     An exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the Regulation provides that if at all times more than 75% of the value of each class of equity interests in the Trust Fund is held by investors other than benefit plan investors (which is defined as including both Plans and employee benefit plans not subject to ERISA, including foreign plans and government plans), the investing Plan's assets will not include any of the underlying assets of the Trust Fund.

     If no exception under the Regulation applies and the assets of the Trust Fund are treated as plan assets, an exemption may be available for the purchase, holding and transfer of the Securities. The Department of Labor granted to Bear, Stearns & Co. Inc., an administrative exemption, Prohibited Transaction Exemption 90-30 (Application No. D-8207, 55 Fed. Reg. 21461) (1990) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption, wherever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, the manager or co-manager of an underwriting syndicate or the selling or placement agent. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). If the Trust Fund consists solely of assets covered by the Exemption, the Exemption will apply to the acquisition, holding and transfer of the Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (iii) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc. (each, a 'Rating Agency');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of securities; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty (50) percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Certificates does not exceed twenty-five (25) percent of all of the Certificates outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of any Plan for which the person serves as fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the underwriters of the Certificates, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows a portion of the mortgages ('Loans') supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ('Pre-Funding Period'), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ('Pre-Funding Limit') must not exceed twenty-five percent (25%).

          (2) All Loans transferred after the Closing Date ('Additional Loans') must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by a Rating Agency.

          (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'average interest rate') for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

          (5) In order to insure that the characteristics of the Additional Loans are substantially similar to the original Loans which were transferred to the Trust: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to each Rating Agency rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus and Prospectus Supplement ('Offering Documents') and/or Pooling and Servicing Agreement or Sale and

     Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

          (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments ('Permitted Investments').

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     In the event that the Exemption is not applicable, including, for example, when the Securities issued by the Trust Fund are Notes rather than Certificates, some other prohibited transaction class exemption issued by the DOL, such as PTCE 96-23 (relating to investments by in-house asset managers), PTCE 95-60 (relating to insurance company general accounts), PTCE 91-38 (relating to bank collective funds), PTCE 90-1 (relating to insurance company pooled separate accounts) and PTCE 84-14 (relating to investments by qualified plan asset managers) may apply, depending on the circumstances.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of Certificates and the potential consequences in their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ('Bear Stearns') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Brown LLP, New York, New York.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     'ACCRUAL TERMINATION DATE' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'ADVANCE' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     'AGREEMENT' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'APPRAISED VALUE' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such property at such time.

     'ASSET GROUP' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'ASSUMED REINVESTMENT RATE' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'AVAILABLE DISTRIBUTION AMOUNT' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'BANKRUPTCY CODE' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'BUSINESS DAY' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'CERTIFICATE' means the Asset-Backed Certificates.

     'CLASS' means a Class of Securities of a Series.

     'CLOSING DATE' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'CODE' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'COLLECTION ACCOUNT' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'COMBINED LOAN-TO-VALUE RATIO' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'COMMISSION' means the Securities and Exchange Commission.

     'COMPOUND INTEREST SECURITY' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'COMPOUND VALUE' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'CONDOMINIUM' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'CONDOMINIUM ASSOCIATION' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'CONDOMINIUM BUILDING' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'CONDOMINIUM LOAN' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     'CONDOMINIUM UNIT' means an individual housing unit in a Condominium Building.

     'COOPERATIVE' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'COOPERATIVE DWELLING' means an individual housing unit in a building owned by a Cooperative.

     'COOPERATIVE LOAN' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     'CUT-OFF DATE' means the date designated as such in the related Prospectus Supplement for a Series.

     'DEBT SECURITIES' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'DEFERRED INTEREST' means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     'DEPOSIT AGREEMENT' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'DEPOSITOR' means Bear Stearns Asset Backed Securities, Inc.

     'DISQUALIFIED ORGANIZATION' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'DISTRIBUTION ACCOUNT' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'DISTRIBUTION DATE' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'DUE DATE' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'ELIGIBLE INVESTMENTS' means any one or more of the obligations or securities described as such in the related Agreement.

     'ENHANCEMENT' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'ENHANCER' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'ESCROW ACCOUNT' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'FINAL SCHEDULED DISTRIBUTION DATE' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'HOLDER' means the person or entity in whose name a Security is registered.

     'HOME IMPROVEMENTS' means the home improvements financed by a Home Improvement Contract.

     'HOME IMPROVEMENT CONTRACT' means any home improvement installment sales contract and installment loan agreement which may be unsecured or secured by purchase money security interest in the Home Improvement financed thereby.

     'HUD' means the United States Department of Housing and Urban Development.

     'INDENTURE' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'INSURANCE POLICIES' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'INSURANCE PROCEEDS' means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     'INTEREST ONLY SECURITIES' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'LIFETIME RATE CAP' means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     'LIQUIDATION PROCEEDS' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     'LOAN RATE' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     'LOANS' mean Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     'LOAN-TO-VALUE RATIO' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     'MINIMUM RATE' means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

     'MINIMUM PRINCIPAL PAYMENT AGREEMENT' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'MODIFICATION' means a change in any term of a Loan.

     'MORTGAGE' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'MORTGAGE LOAN' means a closed-end home equity loan secured by a Mortgaged Property.

     'MORTGAGE NOTE' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     'MORTGAGOR' means the obligor on a Mortgage Note.

     '1986 ACT' means the Tax Reform Act of 1986.

     'NOTES' means the Asset-Backed Notes.

     'NOTIONAL AMOUNT' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'PARTICIPATING SECURITIES' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'PASS-THROUGH SECURITY' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'PAY THROUGH SECURITY' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

     'PERSON' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'POOLING AND SERVICING AGREEMENT' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     'PRIMARY ASSETS' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     'PRINCIPAL BALANCE' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'PRINCIPAL ONLY SECURITIES' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'PRIVATE SECURITY' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     'PROPERTY' means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     'PS AGREEMENT' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS SERVICER' means the servicer of the Underlying Loans.

     'PS SPONSOR' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS TRUSTEE' means the trustee designated under a PS Agreement.

     'QUALIFIED INSURER' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'RATING AGENCY' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'REGULAR INTEREST' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC ADMINISTRATOR' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC PROVISIONS' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO PROPERTY' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'RESERVE FUND' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'RESIDUAL INTEREST' means a residual interest in a REMIC.

     'RETAINED INTEREST' means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'SCHEDULED PAYMENTS' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'SECURITIES' means the Notes or the Certificates.

     'SELLER' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'SENIOR SECURITYHOLDER' means a holder of a Senior Security.

     'SENIOR SECURITIES' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'SERIES' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'SERVICER' means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     'SINGLE FAMILY PROPERTY' means property securing a Loan consisting of one to four-family attached or detached residential housing, including Cooperative Dwellings.

     'STRIPPED SECURITIES' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'SUBORDINATE SECURITYHOLDER' means a Holder of a Subordinate Security.

     'SUBORDINATED SECURITIES' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'TRUSTEE' means the trustee under the applicable Agreement and its successors.

     'TRUST FUND' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'UNDERLYING LOANS' means loans of the type eligible to be Loans underlying or securing Private Securities.

     'VARIABLE INTEREST SECURITY' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'ZERO COUPON SECURITY' means a Security entitled to receive payments of principal only.

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                                  $211,826,000
                                 (APPROXIMATE)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                    ASSET-BACKED CERTIFICATES, SERIES 1999-2

                            EMC MORTGAGE CORPORATION
                           SELLER AND MASTER SERVICER

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                            BEAR, STEARNS & CO. INC.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 1999-2 Asset-Backed Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 1999-2 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 1999-2 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until January 13, 2000.

                                OCTOBER 15, 1999




                              STATEMENT OF DIFFERENCES
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The section symbol shall be expressed as........................... 'SS'